Exhibit (a)(2)(i)

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION, DATED May 1, 2026

ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [____], 2026

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

and

MANAGEMENT PROXY CIRCULAR

This Notice and Management Proxy Circular,

along with accompanying materials, require your immediate attention.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOUR OF ALL PROPOSED RESOLUTIONS.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

[_____], 2026

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual general and special meeting (the “Meeting”) of shareholders (“Shareholders”) of COSCIENS Biopharma Inc. (the “Corporation” or “COSCIENS”) will be held on [_____________], 2026, at [_____.m.] (Eastern time). The Meeting will be a virtual meeting conducted via live audio webcast. Shareholders can access the Meeting by visiting [______]. The Meeting is being held for the following purposes:

1.	to receive the audited consolidated financial statements of the Corporation as at and for the year ended December 31, 2025, together with the auditors’ report thereon;

2.	to elect directors;

3.	to appoint auditors and to authorize the directors to determine their compensation;

4.	to consider and, if thought appropriate, pass a special resolution (the full text of which is set out in the accompanying management proxy circular (the “Circular”)), authorizing amendments to the Corporation’s articles to: (i) consolidate (the “Consolidation”) the common shares of the Corporation (the “Common Shares”) on the basis of a ratio of one (1) post-Consolidation Common Share for every 150 pre-Consolidation Common Shares (the “Consolidation Ratio”); and (ii) immediately subsequently, split (the “Split”) the post-Consolidation Common Shares on the basis of 50 Common Shares for every one (1) post-Consolidation Common Share, as more fully described in the Circular; and

5.	to transact such other business as may properly come before the Meeting.

The record date for the determination of Shareholders of COSCIENS entitled to receive notice of, and to vote at, the Meeting is [____], 2026.

The Meeting will be held virtually. Shareholders will not be able to attend the Meeting in person. Shareholders (both registered and non-registered) who choose to attend the Meeting will do so by accessing a live audio webcast of the Meeting via the Internet. To attend the Meeting, Shareholders will need to visit [_______] and check-in using the control number included either on your proxy form or voting instruction form, as applicable. The Meeting platform is fully supported across browsers and devices running the most updated version of applicable software plugins. You should ensure you have a strong, preferably high-speed, Internet connection wherever you intend to participate in the Meeting. The Meeting will begin promptly at [______.m.] (Eastern time) on [___________], 2026. Online check-in will begin 15 minutes prior, at [_____.m.] (Eastern time). You should allow ample time for online check-in procedures.

At [__________], Shareholders will be able to listen to the Meeting live, and registered Shareholders and duly appointed proxyholders will be able to ask questions and submit their vote while the Meeting is being held. We believe that hosting the Meeting virtually will enable increased Shareholder attendance from locations around the world and encourage more active Shareholder engagement and participation at the Meeting.

If you are unable to attend the Meeting or if you wish to vote in advance of the Meeting, please carefully follow the instructions on the proxy or voting instruction form. Shareholders that hold their Common Shares with a bank, broker or financial intermediary and wish to vote at the Meeting must carefully follow the instructions provided by their intermediary. In order to be effective, proxies must be received by the Chair of the Meeting no later than [______.m.] (Eastern time) on [_____________], 2026 (or at least 48 hours (excluding Saturdays, Sundays and holidays) prior to the commencement of any reconvened Meeting in the event of any adjournment(s) or postponement(s) thereof). The time limit for the deposit of proxies may be waived or extended by the Chair of the Meeting without notice. If you are attending the Meeting, please log-on to the virtual meeting platform in advance to ensure that your vote will be counted.

As Shareholders of COSCIENS, it is very important that you read the accompanying Circular and other Meeting materials carefully. Even if you intend to attend the Meeting, it is recommended that you vote in advance to ensure that your vote is received before the Meeting. To cast your vote by telephone or Internet, please have your proxy card or voting instruction form in hand and carefully follow the instructions contained therein. Your telephone or Internet vote authorizes the named proxies to vote your Common Shares in the same manner as if you mark, sign and return your proxy card.

By order of the Board of Directors,

/s/ Peter H. Puccetti

Interim CEO & Chair of the Board

Toronto, Ontario

[______], 2026

SUMMARY OF MATTERS TO BE ACTED UPON

This summary does not purport to be complete and is qualified in its entirety by reference to the more detailed information contained elsewhere in the management proxy circular (the “Circular”). Shareholders are urged to read the Circular in its entirety, including the Schedules thereto.

Issuer and Filing Person

COSCIENS Biopharma Inc. (the “Corporation”) (TSX: CSCI; OTCQB: CSCIF), a corporation incorporated under the Canada Business Corporations Act. The Corporation’s registered office is located at c/o Borden Ladner Gervais, LLP, 22 Adelaide Street West, Suite 3400, Toronto, Ontario, Canada M5H 4E3. The Corporation’s telephone number is (843) 900-3223.

The Meeting

The meeting (the “Meeting”) will be held virtually on [_____], 2026, at [_____.m.] (Toronto time) for the purposes set forth in the Notice of Annual General and Special Meeting. At the Meeting, shareholders of the Corporation (“Shareholders”) will attend to certain annual business, including to: (i) receive and consider the report of the directors and the financial statements of the Corporation, together with the auditor’s report thereon, for the fiscal year ended December 31, 2025; (ii) to elect directors of the Corporation; (iii) to appoint Deloitte LLP as auditors of the Corporation; and (iv) to approve the Share Capital Amendment (as defined below). See “Particulars of Matters to be Acted Upon”.

The record date for the determination of Shareholders of COSCIENS entitled to receive notice of, and to vote at, the Meeting is [_______], 2026. See “Information Concerning Voting at the Meeting”.

Receiving the Financial Statements

The audited financial statements of the Corporation for the financial year ended December 31, 2025 and the auditors’ report thereon will be presented at the Meeting. See “Particulars of Matters to be Acted Upon – Presentation of the Financial Statements”.

Election of Directors

Shareholders will be asked to re-elect the current directors of the Corporation, being Peter H. Puccetti, Ronald W. Miller, Robert A. Seager, Ulrich Kosciessa, Anthony J. Giovinazzo and David Spear. If re-elected, each director will remain in office until termination of the next annual meeting of Shareholders or until his successor is duly elected or appointed, unless his post is vacated earlier. See “Particulars of Matters to be Acted Upon – Election of Directors”.

Appointment of Auditors

Shareholders will be asked to vote on the appointment of Deloitte LLP as external auditors of the Corporation and to authorize the Board to set the compensation of Deloitte LLP. See “Particulars of Matters to be Acted Upon – Appointment of Auditors and Audit Committee Disclosure”.

Share Capital Amendment Transaction

The Share Capital Amendment consists of: (i) a consolidation (the “Consolidation”) of the issued and outstanding Common Shares on the basis of a ratio of one (1) post-Consolidation Common Share for every 150 pre-Consolidation Common Shares (the “Consolidation Ratio”); and (ii) immediately following the Consolidation, a subdivision of the post-Consolidation Common Shares on the basis of 50 Common Shares for every one (1) post-Consolidation Common Share (collectively, the “Share Capital Amendment”).

Shareholders with positions (i.e. individual share certificates or individual accounts) representing a number of Common Shares less than the Consolidation Ratio (individually, and not the in aggregate) (the “Consolidated Shareholders”) will cease to hold such Common Shares and will be entitled to an amount in cash per Common Share equal to U.S.$1.60 (the “Consolidation Consideration”), rounded down to the nearest whole cent.

Purpose

The primary purpose of the Share Capital Amendment is to reduce the number of “holders of record” (as determined pursuant to Rule 12g5-1 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to fewer than 300, which will enable the Corporation to file a Form 15 with the SEC to suspend its reporting obligations under the Exchange Act (the “SEC Reporting Suspension”). The Share Capital Amendment is considered a “going-private transaction” under Rule 13e-3 of the Exchange Act. See “Particulars of Matters to be Acted Upon – Share Capital Amendment – Background and Reasons for the Share Capital Amendment; Purpose, Effects, and Alternatives”.

Effects of the Share Capital Amendment

Following the Share Capital Amendment, the Corporation anticipates that the number of holders of record will be reduced to fewer than 300, which will enable the Corporation to file a Form 15 with the U.S. Securities and Exchange Commission (the “SEC”) to suspend its reporting obligations under the Exchange Act. The Common Shares will continue to be listed on the Toronto Stock Exchange (“TSX”) and quoted for trading on the OTCQB Venture Market (the “OTC Market”), and the Corporation intends to continue to meet its public reporting obligations as a “reporting issuer” under applicable Canadian securities laws. However, the absence of SEC reporting may affect the marketability of the Common Shares in the United States. The Corporation currently expects its business and operations to continue in all material respects as they are currently being conducted and, except as disclosed in this Circular, the Share Capital Amendment is not anticipated to have any material effect on the conduct of the Corporation’s business. See “Particulars of Matters to be Acted Upon –Share Capital Amendment – Effects of the Share Capital Amendment” and “Particulars of Matters to be Acted Upon –Share Capital Amendment – Purposes of the Transaction and Plans or Proposals”.

Shareholder Approval

The Share Capital Amendment Resolution (as defined in the Circular) requires: (i) the affirmative vote of not less than two-thirds (2/3) of the votes cast at the Meeting; and (ii) the approval of a simple majority of the votes cast, excluding votes beneficially owned or controlled by directors and senior officers of the Corporation, as required by Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”). See “Particulars of Matters to be Acted Upon –Share Capital Amendment – Shareholder Approval”.

Conditions

The Share Capital Amendment is subject to: (i) approval of the Share Capital Amendment Resolution by Shareholders at the Meeting; and (ii) approval of the TSX.

Estimated Effective Time; Reservation of Rights

Assuming approval of the Shareholders is received and approval of the TSX is obtained, the Corporation anticipates that the Share Capital Amendment will become effective on a date to be determined by the Board following the Meeting. The Board reserves the right, in its discretion, to abandon the Share Capital Amendment prior to the effective time if it determines that abandoning the Share Capital Amendment is in the best interests of the Corporation. See “Particulars of Matters to be Acted Upon –Share Capital Amendment – General”.

No Dissent Rights

Shareholders are not entitled to any statutory dissent rights with respect to the Share Capital Amendment.

Fairness Opinion

Segal Valuation and Transaction Advisory LP (“Segal”) has delivered a fairness opinion to the Board to the effect that, as of April 16, 2026, the Consolidation Consideration is fair, from a financial point of view, to Consolidated Shareholders (as defined in the Circular).

Source of Funds

The Corporation plans to use its available cash to fund the Consolidation Consideration payable to Consolidated Shareholders and the expenses associated with the Share Capital Amendment. See “Particulars of Matters to be Acted Upon – Share Capital Amendment – Source of Funds”.

Board Recommendation

The Board unanimously recommends that Shareholders vote FOR the Share Capital Amendment Resolution.

Board Fairness Determination

The Board analyzed the Share Capital Amendment and its anticipated effects on Shareholders and determined that the Share Capital Amendment is substantively and procedurally fair to, and in the best interests of, the unaffiliated Shareholders, whether they remain as Shareholders following the Share Capital Amendment or receive the Consolidation Consideration for their pre-Consolidation Common Shares. In reaching this determination, the Board considered, among other things, the anticipated cost savings from the SEC Reporting Suspension, the fairness opinion of Segal, the continued listing of the Common Shares on the TSX and that the Common Shares will continue to be quoted for trading on the OTC Market, the ability of Shareholders to acquire additional Common Shares prior to the Effective Time in order to remain Shareholders, and the requirement under MI 61-101 for approval by a simple majority of the votes cast excluding votes beneficially owned or controlled by directors and senior officers of the Corporation. See “Particulars of Matters to be Acted Upon –Share Capital Amendment – Substantive and Procedural Factors Considered by the Board as to the Fairness of the Share Capital Amendment”.

Board Approval

The Board unanimously determined that the Share Capital Amendment is advisable and fair to and in the best interests of the unaffiliated Shareholders and approved and recommended that Shareholders vote in favour of the Share Capital Amendment Resolution. In connection with the Share Capital Amendment, the Corporation has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC. See “Particulars of Matters to be Acted Upon – Share Capital Amendment – Substantive and Procedural Factors Considered by the Board as to the Fairness of the Share Capital Amendment”.

Financial Information

For financial information regarding the Corporation, see “Particulars of Matters to be Acted Upon – Share Capital Amendment – Financial Information” and the Corporation’s audited consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2025, which are incorporated by reference herein and available on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov.

Tax Considerations

The Share Capital Amendment may have tax consequences for Shareholders. Shareholders are urged to consult their own tax advisors regarding the tax consequences of the Share Capital Amendment in their particular circumstances. See “Particulars of Matters to be Acted Upon – Share Capital Amendment – Certain Canadian Income Tax Consideration” and “Particulars of Matters to be Acted Upon –Share Capital Amendment – Certain U.S. Federal Income Tax Considerations”.

MANAGEMENT PROXY CIRCULAR

TABLE OF CONTENTS

INTRODUCTION		1

FORWARD LOOKING INFORMATION		1

INFORMATION CONCERNING VOTING AT THE MEETING		2

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON		5

VOTING SHARES, QUORUM AND PRINCIPAL SHAREHOLDERS		5

PARTICULARS OF MATTERS TO BE ACTED UPON		5

1.	PRESENTATION OF THE FINANCIAL STATEMENTS	5

2.	ELECTION OF DIRECTORS	5

3.	APPOINTMENT OF AUDITORS AND AUDIT COMMITTEE DISCLOSURE	8

4.	SHARE CAPITAL AMENDMENT	10

DISCLOSURE OF COMPENSATION		35

PENSION PLAN BENEFITS		47

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS		48

STATEMENT OF CORPORATE GOVERNANCE PRACTICES		49

INDEBTEDNESS OF DIRECTORS, PROPOSED DIRECTORS AND OFFICERS		49

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS; RELATED PARTY TRANSACTIONS		49

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING OF SHAREHOLDERS		49

ADDITIONAL INFORMATION		49

DIRECTORS’ APPROVAL		50

SCHEDULES

Schedule A	Statement of Corporate Governance Practices	A-1
Schedule B	Mandate of the Board of Directors	B-1
Schedule C	Audit Committee Charter	C-1
Schedule D	Segal Fairness Opinion	D-1

MANAGEMENT PROXY CIRCULAR

INTRODUCTION

This management proxy circular (this “Circular”) is being furnished in connection with the solicitation of proxies by and on behalf of the management of COSCIENS Biopharma Inc. (the “Corporation”, “COSCIENS”, “we” or “our”) for use at the annual general and special meeting (the “Meeting”) of our shareholders (“Shareholders”) and any reconvened Meeting following any adjournment(s) or postponement(s) thereof. No person has been authorized to give any information or to make any representation in connection with any matters to be considered at the Meeting other than those contained in this Circular and, if given or made, any such information or representation must not be relied upon as having been authorized.

The Meeting will be held on [__________], 2026 at [______.m.] (Eastern time). The Meeting will be a virtual meeting conducted via live audio webcast. Shareholders will not be able to attend the Meeting in-person. Shareholders (both registered and non-registered) can access the Meeting by visiting [________]. A summary of the information that Shareholders will need to attend the Meeting online is provided below.

We may solicit proxies by telephone, Internet or mail. We will bear the entire cost of any such solicitation. We may also reimburse brokers and other persons holding our common shares (the “Common Shares”) in their names, or in the names of nominees, for their costs incurred in sending proxy materials to registered or non-registered owners and obtaining their proxies or voting instructions.

Information contained in this Circular is given as of [__________], 2026 unless otherwise specifically stated. Our directors and executive officers are generally paid in their home country currency. Unless otherwise indicated, all compensation and other financial information included in this Circular is presented in U.S. dollars and, to the extent a director or officer has been paid in a currency other than U.S. dollars, the amounts have been converted from such person’s home country currency to U.S. dollars based on the following annual average exchange rates: for the financial year ended December 31, 2025: €1.000 = U.S.$1.129 and CAN$1.000 = U.S.$0.715; for the financial year ended December 31, 2024: €1.000 = U.S.$1.082 and CAN$1.000 = U.S.$0.730.

FORWARD LOOKING INFORMATION

This Circular contains “forward-looking statements,” as well as “forward-looking information” under the provisions of Canadian securities laws. All statements, other than statements of historical fact, that address circumstances, events, activities, or developments that could or may or will occur are forward-looking statements. When used in this Circular, words such as “anticipate”, “assume”, “believe”, “could”, “expect”, “forecast”, “future”, “goal”, “guidance”, “intend”, “likely”, “may”, “would” or the negative or comparable terminology as well as terms usually used in the future and the conditional are generally intended to identify forward-looking statements, although not all forward-looking statements include such words. Specific forward-looking information in this document includes, but is not limited to, statements relating to: the implementation of the Share Capital Amendment (as defined below), the approval of the Toronto Stock Exchange (“TSX”) for the Share Capital Amendment, the timing and ability of the Corporation to complete the SEC Reporting Suspension (as defined below), the expected cost savings to the Corporation from completing the Share Capital Amendment and the SEC Reporting Suspension, the ability of the Corporation to comply with Rule 12g3-2(b) following completion of the Share Capital Amendment, the anticipated effect of the Share Capital Amendment on the price of the Corporation’s Common Shares, the Corporation’s ability to continue to meet its public reporting obligations as a “reporting issuer” under applicable Canadian securities laws, the Corporation’s financial projections for the 2026 through 2029 fiscal years, and the Corporation’s expected cost savings from the insolvency of its German subsidiaries.

Forward-looking statements involve known and unknown risks and uncertainties, and other factors which may cause the actual results, performance or achievements stated herein to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information. Such risks and uncertainties include those under the heading “Risk Factors” in the Corporation’s most recent Annual Report on Form 20-F and other public disclosure filed or furnished under our profile on SEDAR+ at www.sedarplus.ca. or to the Securities and Exchange Commission (“SEC”).

Although the Corporation has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Many of these factors are beyond our control. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The Corporation does not undertake to update any forward-looking statements contained herein, except as required by applicable securities laws. New factors emerge from time to time, and it is not possible for the Corporation to predict all of these factors, or to assess in advance the impact of each such factor on the Corporation’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

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Notwithstanding the foregoing, the safe harbour for forward-looking statements provided by the United States Private Securities Litigation Reform Act of 1995, as amended, does not apply to forward-looking statements made in connection with the Share Capital Amendment, which constitutes a going-private transaction under Rule 13e-3 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Section 27A(b)(2)(C) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(C) of the Exchange Act expressly exclude from the safe harbour provisions any forward-looking statements made in connection with a going-private transaction. Because the Share Capital Amendment constitutes a going-private transaction under Rule 13e-3 of the Exchange Act, Shareholders and other readers of this Circular should not place undue reliance on any forward-looking statements contained herein relating to the Share Capital Amendment, the Consolidation (as defined below), the Consolidation Consideration (as defined below), the SEC Reporting Suspension or any related matters, as such statements are not subject to the protections that would otherwise be afforded under the safe harbour provisions of the United States Private Securities Litigation Reform Act of 1995, as amended. Accordingly, forward-looking statements made in connection with the Share Capital Amendment are subject to the full range of liability that may be imposed under applicable U.S. federal securities laws. In addition, notwithstanding any statement herein to the contrary, the Corporation acknowledges its obligation under Rule 13e-3(d)(2) of the Exchange Act to amend this Circular to reflect any material changes in the information previously disclosed herein in connection with the Share Capital Amendment. This obligation applies for so long as the Share Capital Amendment remains pending or, if completed, for a period of at least one year following the Effective Date (as defined below). Any such amendment will be disseminated to Shareholders in a manner reasonably calculated to inform them of such changes. Shareholders are urged to read this Circular and any amendments thereto carefully and in their entirety.

INFORMATION CONCERNING VOTING AT THE MEETING

Your Vote is Important

As a Shareholder, it is very important that you read the following information on how to vote your Common Shares, either by proxy or in attendance at the Meeting. These materials are being sent to both our registered and non-registered Shareholders. Please return your proxy as specified in this Circular and in the form of proxy or voting instruction form.

How to Vote

If you are eligible to vote and your Common Shares are registered in your name, you can vote your Common Shares at the Meeting or by proxy in advance of the Meeting, as explained below. Voting by proxy in advance of the Meeting is the easiest way to vote your shares. Only registered Shareholders or duly appointed proxyholders may vote at the Meeting.

You are a registered Shareholder if your name appears on your share certificate or your Direct Registration System confirmation. If you are a registered Shareholder, you will receive a proxy form containing the relevant details concerning the business of the Meeting, including a control number that must be used to vote by proxy in advance of the Meeting or join the live webcast of the Meeting and to submit your questions and vote while the Meeting is being held.

If your Common Shares are not registered in your name and are held in the name of a nominee such as a trustee, financial institution or securities broker, you are a non-registered or beneficial Shareholder. If your Common Shares are listed in an account statement provided to you by your broker, those Common Shares will generally not be registered in your name. Such Common Shares will more likely be registered under the name of your broker or an agent of that broker. Without specific instructions, brokers and their agents or nominees are prohibited from voting shares for the broker’s client. If you are a non-registered or beneficial Shareholder, you will receive a voting instruction form containing the relevant details concerning the business of the Meeting, including a control number that must be used to vote by proxy in advance of the Meeting or have a duly appointed proxyholder join the live webcast the day of the Meeting to attend the Meeting live, submit questions and vote your Common Shares.

COSCIENS may also utilize the Broadridge QuickVoteTM service to assist Shareholders with voting their Common Shares.

Electronic Delivery

Beneficial Shareholders are asked to consider signing up for electronic delivery (“E-delivery”) of the Meeting materials. E-delivery has become a convenient way to make distribution of materials more efficient and is an environmentally responsible alternative that eliminates the use of printed paper and the carbon footprint of the associated mail delivery process. Signing up is quick and easy; go to www.proxyvote.com and sign in with your control number, vote for the resolutions at the Meeting and following your vote confirmation, you will be able to select the electronic delivery box and provide an email address. Having registered for E-delivery, going forward you will receive your Meeting materials by email and will be able to vote on your device by simply following a link in the email sent by your financial intermediary, provided that your intermediary supports this service.

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Vote in Advance of the Meeting – Voting by Proxy

Below are the different ways in which you can give your voting instructions, details of which are found in the proxy form or voting instruction form, as applicable, accompanying this Circular:

●	Go to www.proxyvote.com and follow the instructions. You will need your 16-digit control number, which can be found on your proxy form or voting instruction form, as applicable.
●	Complete and return the proxy form or voting instruction form as applicable, in the prepaid envelope provided.
●	Call 1.800.474.7493 (English) or 1.800.474.7501 (French). You will need your 16-digit control number, found on your proxy form or voting instruction form, as applicable.

Your duly completed proxy form or voting instruction form, as applicable, must have been received by our proxy tabulator with sufficient time for your vote to be processed, and in all cases, no later than [_______.m.] (Eastern time) on [__________], 2026 (or at least 48 hours (excluding Saturdays, Sundays and holidays) prior to the commencement of any reconvened Meeting in the event of any adjournment(s) or postponement(s) thereof).

Voting at the Meeting

If you are a registered Shareholder and wish to vote at the Meeting, you do not need to complete or return your proxy form. The day of the Meeting, registered Shareholders will be able to vote via the live webcast by completing a ballot online during the Meeting.

Non-registered Shareholders (also known as beneficial Shareholders) will not be able to vote live at the Meeting. Instead, non-registered Shareholders should follow the directions provided on their voting instruction form and vote by proxy in advance of the Meeting in accordance with the directions provided on the voting instruction form.

To attend the Meeting, Shareholders will need to visit [__________] and check-in using the 16-digit control number included either on your proxy form or voting instruction form, as applicable. The Meeting platform is fully supported across Internet browsers and devices running the most updated version of applicable software plugins. You should ensure you have a strong, preferably high-speed, Internet connection from wherever you intend to participate in the Meeting. The Meeting will begin promptly at [_____.m.] (Eastern time) on [__________], 2026. Online check-in will begin 15 minutes prior, at [____.m.] (Eastern time). You should allow ample time for online check-in procedures. For any technical difficulties experienced during the check-in process or during the Meeting, please call the technical support number that will be posted on the Meeting log in page.

If you wish to appoint someone as proxy to vote your Common Shares for you at the Meeting during the live webcast, please follow the instructions directly below and found on either your proxy form or voting instruction form, as applicable. You will need to create a unique eight-character identification number which will allow your appointee to join the Meeting and vote your Common Shares on your behalf.

To appoint someone as proxy, go to www.proxyvote.com and insert the name of your designate in the “Change Appointee(s)” section and provide a unique appointee identification number on the voting site for your appointee to access the Meeting. You must provide your appointee the exact name and eight-character appointee identification number to access the Meeting. Appointees can only be validated at the Meeting using the exact name and eight-character appointee identification number you enter. If you do not create an eight-character appointee identification number and provide it to your appointee, your appointee will not be able to access the Meeting.

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How your Common Shares will be Voted

You can choose to vote FOR, WITHHOLD or AGAINST, depending on the items to be voted on. When you vote by proxy, you may appoint either the persons named as proxies in the proxy form or voting instruction form (who are Peter H. Puccetti, the Interim CEO and Chair of the Board and Robert A. Seager, a director and the Chair of the Corporation’s Human Resources, Nominating and Governance Committee) or you may appoint someone else to vote for you as your proxy holder by using the enclosed form of proxy or voting instruction form. You have the right to appoint any other person or company (who need not be a Shareholder) to attend and act on your behalf at the Meeting. That right may be exercised by writing the name of such person or company in the blank space provided, and following the instructions found in the proxy form or voting instruction form, as applicable, or by completing another proper form of proxy. Make sure that the person you appoint is aware that they are appointed and that this person logs into the online Meeting using the credentials you created for them as your appointee.

Your Common Shares will be voted or withheld from voting in accordance with your instructions indicated on the proxy form or voting instruction form. If no instructions are indicated, your Common Shares represented by proxies in favour of Peter H. Puccetti (Interim CEO and Chair of the Board) or Robert A. Seager (a director of the Corporation and Chair of the Corporation’s Human Resources, Nominating and Governance Committee), will be voted as follows:

i)	FOR the election of the Corporation’s nominees as directors;
ii)	FOR the appointment of Deloitte LLP (“Deloitte”) as auditor; and
iii)	FOR the approval of the Share Capital Amendment Resolution (as defined below),

and at the discretion of the proxy holder in respect of amendments to any of the foregoing matters (provided that any such amendments do not materially alter the substance of the proposals described herein and the exercise of such discretion is permitted by applicable Canadian law) or on such other business as may properly be brought before the Meeting. Should any nominee named herein for election as a director become unable to accept nomination for election, it is intended that the person acting under proxy in favour of the Board will vote FOR the election in his stead of such other person as the Board may recommend.

The persons named in the enclosed proxy will have discretionary authority with respect to any amendments or variations of the matters of business to be acted on at the Meeting or any other matters properly brought before the Meeting or any adjournment or postponement thereof, in each instance, to the extent permitted by law, whether or not the amendment, variation or other matter that comes before the Meeting is routine and whether or not the amendment, variation or other matter that comes before the Meeting is contested.

The Corporation has no reason to believe that any of the nominees for election as directors will be unable to serve if elected to office and is not aware of any amendment or other business likely to be brought before the Meeting.

The Board is unanimously recommending that Shareholders vote FOR all matters of business at the Meeting. A simple majority of the votes cast will constitute approval for the election of directors and the appointment of Deloitte as auditor. A special majority of not less than two thirds (2/3) of the votes cast will constitute approval of the Share Capital Amendment Resolution. In addition, the Share Capital Amendment Resolution requires the approval of a simple majority of the votes cast, excluding those votes beneficially owned, or over which control or direction is exercised by directors or senior officers of the Corporation. See “The Share Capital Amendment – MI 61-101”.

Revoking your Proxy

You may revoke your proxy at any time, by voting again on the Internet or by phone before [______.m.] (Eastern time) on [________], 2026, or by completing an instrument in writing (which includes another form of proxy with a later date) executed by you, or by your attorney (duly authorized in writing), or in any other manner permitted by law, and deposited with the Corporate Secretary of the Corporation at the registered office of the Corporation (22 Adelaide Street West, Suite 3400, Toronto, ON M5H 4E3) at any time up to and including [______.m.] (Eastern time) on [___________], 2026 (or at least 48 hours (excluding Saturdays, Sundays and holidays) prior to the commencement of any reconvened Meeting in the event of any adjournment(s) or postponement(s) thereof).

Transfer Agent

You can contact the transfer agent either by mail at Computershare Trust Company of Canada, 320 Bay Street, 14th Floor, Toronto (Ontario) M5H 4A6, by telephone at 1.800.564.6253, by fax at 1.888.453.0330 or by Email at service@computershare.com or, in respect to the Share Capital Amendment, corporateactions@computershare.com.

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Intermediaries Fees

Non-registered Shareholders are either objecting beneficial owners who object to intermediaries disclosing information about their ownership in the Corporation, or non-objecting beneficial owners, who do not object to such disclosure. The Corporation pays intermediaries to send proxy-related materials to both objecting and non-objecting beneficial owners.

INTEREST OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Other than as set forth herein, management of the Corporation is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any person who has been a director or executive officer of the Corporation at any time since the beginning of the Corporation’s last financial year, any proposed nominee for election as director of the Corporation or of any associate or affiliate of any such persons, in any matter to be acted upon at the Meeting.

VOTING SHARES, QUORUM AND PRINCIPAL SHAREHOLDERS

Voting Shares and Quorum

Shareholders of record as of the close of business on [________], 2026, are entitled to receive notice of and to vote at the Meeting. As of [________], 2026, there were [_________] issued and outstanding Common Shares. The holders of the Common Shares are entitled to one vote for each Common Share held by them at all meetings of Shareholders.

We are governed by our restated articles of incorporation (the “Articles”) under the Canada Business Corporations Act (the “CBCA”) and by articles of amendment dated October 2, 2012, November 17, 2015, May 9, 2019, July 18, 2022, April 30, 2024 and August 6, 2024 (together with the Articles of Incorporation, the “Articles”) and by our by-laws, as amended and restated on March 21, 2013 (the “By-Laws”). Our By-Laws provide that a quorum is present at the Meeting if the holder(s) of 10% or more of the issued and outstanding Common Shares are present or represented by proxy, irrespective of the number of Shareholders actually in attendance at the Meeting.

Principal Shareholders

As of [________], 2026, to the knowledge of our officers and directors and based solely on a review of filings with the SEC and the Canadian securities regulatory authorities and the Corporation’s share register, there are no persons or entities that beneficially owned, or exercised control or direction over, directly or indirectly, 10% or more of the votes attached to the Common Shares.

PARTICULARS OF MATTERS TO BE ACTED UPON

1.	PRESENTATION OF THE FINANCIAL STATEMENTS

Our audited consolidated financial statements as of December 31, 2025 and 2024 and for the years ended December 31, 2025 and 2024 and the auditors’ report thereon will be submitted at the Meeting.

2.	ELECTION OF DIRECTORS

Board of Directors

Our Articles provide that our Board shall be composed of a minimum of five and a maximum of 15 directors. Our Board currently consists of six members. Directors are elected annually by our Shareholders, but the directors may from time to time appoint one or more directors, provided that the total number of directors so appointed does not exceed one-third of the number of directors elected at the last annual meeting of Shareholders.

A Shareholder of the Corporation wishing to nominate an individual to be a director, subject only to the CBCA and the Articles, is required to comply with s. 1.7 “Nominations of Directors” of the By-Laws (the “Advance Notice Provision”). With respect to the Meeting, the Advance Notice Provision requires that written prescribed notice of any such nomination to be made at the Meeting be given to the Corporation’s Corporate Secretary not fewer than 30 (nor more than 65) days prior to [_________], 2026. The foregoing is merely a summary of the Advance Notice Provision, is not comprehensive and is qualified by the full text of such Advance Notice Provision and the By-Laws, which are available on the Corporation’s profile on SEDAR+ at www.sedarplus.ca.

The Board proposes the six persons named in the table below (and in the form of proxy or voting instruction form enclosed together with this Circular) as candidates for election as directors. Each elected director will remain in office until termination of the next annual meeting of Shareholders or until his successor is duly elected or appointed, unless his post is vacated earlier.

Pursuant to the CBCA, directors are not considered elected unless they receive more votes for their election than against in an election where the number of nominees is equal to the number of directors to be elected (referred to as an “uncontested election”). Assuming the election of directors at the Meeting is uncontested, each director will only be elected if the number of votes cast in his favour represents a majority of the total votes cast with respect to his election by the Shareholders who are present at the Meeting or represented by proxy. An incumbent director who is not elected at the Meeting may continue in office until the earlier of the 90th day after the date of the Meeting and the date on which his successor is appointed or elected.

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Unless contrary instructions are given with regard to the election of directors, the persons whose names appear on the enclosed form of proxy will vote in favour of the election of the six nominees whose names are set out in the table below. The Corporation does not foresee that any of the nominees listed below will be unable or, for any reason, unwilling to perform his duties as a director. In the event that the foregoing occurs for any reason, prior to the election, the persons indicated on the enclosed form of proxy reserve the right to vote for another candidate of their choice unless otherwise instructed by the Shareholder in the form of proxy.

			Total Securities(2)
Name and Place of Residence	Principal Occupation(1)	Director since	Common Shares		Deferred Share Units (“DSUs”)	Options
Giovinazzo, Anthony J. Ontario, Canada	Corporate Director Former President and CEO, Cynapsus Therapeutics Inc. (2009 – 2017)	May 30, 2025	—		—	—
Kosciessa, Ulrich Pinneberg, Schelswig-Holstein, Germany	Chief Executive Officer of Photonamic since September 2006; since April 2018, Chief Operating Officer of SBI ALApharma	June 3, 2024	1,848		12,500	4,956
Miller, Ronald W. Oakville, Ontario, Canada	Former President and CEO of Hoffmann-La Roche Limited (Roche Canada) (2000-2022); Former Chair of Ceapro Inc.	June 3, 2024	—		15,000	4,956
Puccetti, Peter H. Ontario, Canada	Interim Chief Executive Officer and Chair of the Board of Directors of the Corporation	May 30, 2025	15,687	(3)	—	—
Seager, Robert A. Ontario, Canada	Partner, Voorheis & Co. LLP Executive Vice President, Seacombe Partners Inc. (2024 – Present)	May 30, 2025	—		—	—
Spear, David Ontario, Canada	President and Chief Strategy Officer, Advancing Eyecare (2021 – Present) Director, Innova Medical (1987 – 2022)	May 30, 2025	—		—	—

(1)	The principal occupation, business or employment of the nominees for the past five years are described more fully under the heading “– Director Nominee Biographies” below. Except as indicated in the table above, the proposed nominees have held the same principal occupation, business or employment for the five preceding years.
(2)	We do not have any direct information concerning the number of Common Shares beneficially owned by the nominees or concerning our Common Shares over which such persons exercise control or direction. This information was provided to us by the nominees individually. In addition, based on information provided by the nominees, except as disclosed herein: (a) none of the nominees owns beneficially or of record, or controls or directs, directly or indirectly, any other securities of COSCIENS or any of its subsidiaries, and (b) none of the nominees, nor any of their associates nor affiliates, beneficially owns, or controls or directs, directly or indirectly, securities of COSCIENS or any of its subsidiaries carrying 10 per cent or more of the voting rights attached to all voting securities of COSCIENS or any of its subsidiaries.
(3)	As of the date hereof, Mr. Puccetti controls or directs, directly or indirectly, 15,687 Common Shares which are beneficially owned by Puccetti Funds Management Inc., a corporation owned and controlled by Mr. Puccetti.

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Director Nominee Biographies

Anthony J. Giovinazzo Mr. Giovinazzo has over 45 years of experience, is an internationally recognized expert in intellectual property, drug development and commercialization including numerous licensing agreements, with more than 25 years of experience in Central Nervous System diseases. For the last five years, he has had extensive board level experience in robotic surgery and interventional cardiology fields. From 2009 until 2017, Mr. Giovinazzo served as the President and Chief Executive Officer of NASDAQ-listed Cynapsus Therapeutics Inc., a specialty pharmaceutical company that developed the first successful sublingual apomorphine thin film strip for Parkinson’s disease. The drug, co-invented by Mr. Giovinazzo, was approved for commercialization by the FDA in 2020. From April 2006 to November 2009, Mr. Giovinazzo served as the Chief Executive Officer of Cervelo Pharmaceuticals Inc., a biopharmaceutical company. From 2002 to 2006, he served as Chief Executive Officer of Cita NeuroPharmaceuticals Inc., a biopharmaceutical company. Mr. Giovinazzo is currently a director of TSXV-listed Conavi Medical Inc., a commercial stage medical device company focused on designing, manufacturing and marketing imaging technologies to guide common minimally invasive cardiovascular procedures. He is also currently the Chair of the Board of TSXV-listed Xortx Therapeutics Inc., a Phase 3 kidney and NDA pending Gout disease company. Mr. Giovinazzo has completed the Leadership and Strategy in Pharmaceuticals and Biotech from Harvard Business School, and he is a Chartered Director and Audit Committee Certified, both from The Directors College, a degree granting affiliate of McMaster University in Hamilton Canada. Mr. Giovinazzo also holds a Master of Business Administration from IMD, Geneva Switzerland, a Graduate Certificate Studies in Canadian Law from Osgoode Hall Law School at York University, and a Bachelor of Arts in Economics and Accounting from McMaster University.

Dr. Ulrich Kosciessa Dr. Kosciessa currently serves as the Chief Executive Officer of Germany-based Photonamic GmbH & Co. KG and as the Chief Operating Officer of Tokyo-based SBI Pharmaceuticals Co. LTD. He has worked for 20 years for Medac GmbH, a global pharmaceutical company with operations in 70 countries where he served as a member of the Executive Management Board, as Managing Director of Medac International and as Chairman of the Board of Medac Pharma Inc., a U.S.-based subsidiary of Medac GmbH focused on specialty pharmaceuticals for autoimmune diseases and cancer. Since 2006 Dr. Kosciessa has also served as Chief Executive Officer of Photonamic, a subsidiary of Medac GmbH focused on research and development of photodynamic therapy and diagnostics. He has successfully developed two Photonamic products currently marketed in Europe, North America, South America, the Asian Pacific region and Australia. From 2006 to 2008, Dr. Kosciessa served as Chief Executive Officer at Immune Laboratory of Hannover, a research-based organization focused on autologous dendritic cell-based tumor vaccines. Prior to joining Medac GmbH, Dr. Kosciessa was a postdoctoral researcher at the neuroscience/neurodegenerative diseases division of Schering AG, a multinational pharmaceutical company. He received a B.Sc. in Biology and a Ph.D. in Molecular Biology from Georg-August University of Göttingen, Germany.

Ronald W. Miller Ronnie Miller was President and CEO of Hoffmann-La Roche Limited (Roche Canada) for 22 years (until 2022). In this role, he was responsible for the growth and success of the Canadian Pharmaceuticals Division, particularly as it relates to Roche’s mandate of developing and delivering innovative healthcare solutions for Canadians. Ronnie has more than 43 years of extensive and varied experience in the pharmaceutical industry. Born in Scotland, Ronnie completed his Bachelor of Science in Economics and Geography at the University of Glasgow, then moved to Leeds, England to accept a job as a pharmaceutical sales representative. Ronnie advanced through a series of successive sales and management positions across the industry to become the National Sales Manager for Roche in the United Kingdom in 1988 and continued to move globally as a Product Manager in Switzerland and Deputy Divisional Director of the Pharmaceutical Division in Japan. He moved back to Switzerland to head up a global product launch before returning to the UK as Pharmaceuticals Director. Ronnie was appointed President and CEO of Roche Pharmaceuticals in Canada in May 2000 and became a Canadian citizen in 2008. Ronnie was re-elected as Chairman of the Board of Directors of Innovative Medicines Canada (IMC), the national association representing Canada’s research-based pharmaceutical companies, from 2019 to 2022. He served as Chairman of the IMC Board in 2007 and has since fulfilled two subsequent terms as Past Chair. Prior to this, Ronnie was the Chair of the IMC Prairies Core Team and sat as Co-Chair of the Health Research Foundation. He also served on several committees including the IMC Public Affairs, Stakeholder Relations, the British Columbia Sub-Committee, and was Chair of the Federal Affairs/FPT Relations Standing Committee.

Peter H. Puccetti serves as the Interim Chief Executive Officer of COSCIENS and Chair of the Board of Directors. Peter Puccetti is the founder and former Chairman and Chief Investment Officer of Goodwood Inc., a Canadian independent investment management firm that has provided institutional and high-net-worth clients with alternative investment strategies for over 28 years. Mr. Puccetti has managed the flagship Goodwood Fund since its inception up until its recent sale in 2026 and has over 30 years of investment experience with a focus on special situations of value investing. Mr. Puccetti has served on a number of public and private boards of directors. Mr. Puccetti and Goodwood Inc. have become well-known in Canada for leading a variety of activist campaigns to implement positive change and unlock shareholder value with the trust and support of many of Canada’s top institutional investment organizations. Prior to founding Goodwood Inc., Mr. Puccetti was an analyst, investment banker and partner of Sprott Securities Limited. Mr. Puccetti holds a Bachelor of Arts in Economics from Dalhousie University. Mr. Puccetti is also a CFA Charter holder.

Robert A. Seager serves as a director on our Board. He is a leading special situations advisor and has been centrally involved in directing high profile shareholder disputes, proxy contests, M&A transactions, special committee mandates, internal and independent corporate investigations and complex restructurings. Mr. Seager is a Partner of Voorheis & Co. LLP and Executive Vice President of Seacombe Partners Inc. In 2023, Mr. Seager was appointed to the Securities Advisory Committee of the Ontario Securities Commission. Prior to joining Voorheis & Co. LLP Mr. Seager practiced securities law at Blake, Cassels & Graydon LLP. Mr. Seager received his J.D. from the Schulich School of Law at Dalhousie University with a specialization in corporate law, his International Business Law Certification from the Global Law Program at the Bader International Study Centre, and his Bachelor of Commerce from the Sauder School of Business at the University of British Columbia. Rob has also completed Levels 1 and II of the CFA Program.

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David Spear serves as a director on our Board. He is an accomplished entrepreneur and executive with more than 35 years of experience in the healthcare industry, with a particular focus on the eyecare sector. Mr. Spear is currently the President and Chief Strategy Officer of Advancing Eyecare, a partnership of leaders in the eyecare instrumentation marketplace, where he also previously served as a director from 2017 to 2023. Mr. Spear was also previously a director and co-founder of Innova Medical Ophthalmic, a supplier to the Canadian ophthalmic community. Mr. Spear holds a Bachelor of Commerce from the University of Windsor and a Bachelor of Science in Biology from Western University.

Orders, Bankruptcies and Sanctions

Other than as set forth below, to the knowledge of our directors and officers, no proposed director:

a)	is, as at the date of this Circular or has been, within ten years before the date of this Circular, a director, chief executive officer or chief financial officer of any company (including us) that,

i)	was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer; or

ii)	was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer; or

b)	is, as at the date of this Circular, or has been within ten years before the date of this Circular, a director or executive officer of any company (including us) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

c)	has, within the ten years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the proposed director.

None of the proposed directors have: (i) been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority, (ii) entered into a settlement agreement with a securities regulatory authority, or (iii) been subject to any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

On September 22, 2023, MV Realty Holdings, LLC (“MV Realty”), a Florida limited liability company, along with various related companies, filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of Florida. At the time of the filing, Peter H. Puccetti was one of the proposed nominees for director of MV Realty. The Chapter 11 bankruptcy proceedings involving MV Realty were dismissed on May 24, 2024. Mr. Puccetti served as director of MV until his resignation on June 17, 2025.

In or about April 2021, Sublimity Therapeutics Ltd., a venture-backed company based in Dublin, Ireland, along with two related companies, Sublimity Therapeutics Holdco Ltd. and Sublimity Ltd., were placed into creditors’ voluntary liquidation under the Companies Act 2014 of Ireland, following the failure of a Phase 2 clinical study. At the time, Anthony J. Giovinazzo, one of the proposed directors, was Executive Chair of Sublimity Therapeutics Ltd. and Sublimity Therapeutics Holdco Ltd., and a director of Sublimity Ltd. A trustee/liquidator was appointed in or about April 2021.

3.	APPOINTMENT OF AUDITORS AND AUDIT COMMITTEE DISCLOSURE

Appointment of Auditors

The Board proposes that Deloitte be appointed as our auditors and that our directors be authorized to determine their compensation upon the recommendation of the Corporation’s Audit Committee (the “Audit Committee”). The auditors will hold office until the next annual meeting of Shareholders or until their successor is appointed. Deloitte have acted as our auditors since June 14, 2023.

Unless instructed to abstain from voting with regard to the appointment of auditors, the persons whose names appear on the enclosed form of proxy will vote in favour of the appointment of Deloitte and the authorization of our directors to determine their compensation.

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Audit Committee Disclosure

National Instrument 52-110 – Audit Committees (“NI 52-110”) requires issuers to disclose certain information with respect to the existence, charter, composition, and education and experience of the members of their Audit Committees, as well as all fees paid to external auditors. We are including such required disclosure with respect to our Audit Committee in this Circular. The Audit Committee Charter is attached as Schedule C to this Circular.

Composition of the Audit Committee

As of the date hereof, Mr. Anthony J. Giovinazzo (Chair), Dr. Ulrich Kosciessa and Mr. Robert A. Seager are the members of our Audit Committee, each of whom was independent and financially literate within the meaning of NI 52-110 as at such date.

Education and Relevant Experience

For the education and relevant experience of each of Mr. Giovinazzo, Dr. Kosciessa and Mr. Seager, see above under “Particulars of Matters to be Acted Upon – Election of Directors – Director Nominee Biographies”.

The members of the Audit Committee have an understanding of the Corporation’s accounting principles, an ability to assess the application of such accounting principles, experience preparing, auditing, analyzing or evaluating financial statements and an understanding of internal controls and procedures for financial reporting.

Pre-Approval Policies and Procedures

The Audit Committee Charter provides that the committee shall approve all audit engagement fees and terms as well as reviewing policies for the provision of non-audit services by the external auditors and, when required, the framework for pre-approval of such services. The Audit Committee delegates to its Chairman the pre-approval of such non-audit fees. The pre-approval by the Chairman is then presented to the Audit Committee at its first scheduled meeting following such pre-approval. For the year ended December 31, 2025, Deloitte billed us $12,051 for non-audit services that were approved by the Audit Committee. For the year ended December 31, 2024, Deloitte billed us $217,046 for non-audit services that were approved by the Audit Committee.

External Auditor Service Fees

In addition to performing the audit of our consolidated financial statements and its subsidiaries, Deloitte provided other services to us and our subsidiaries and billed us and our subsidiaries the following fees for each of our two most recently completed financial years. All amounts presented below are in U.S. dollars.

Fees	Financial Year Ended December 31, 2025(1)		Financial Year Ended December 31, 2024
Audit Fees(2)		$1,076,243		$668,481
Audit-Related Fees(3)		$12,051		$217,046
Tax Advisory Fees(4)	$	nil	$	nil
All Other Fees(5)	$	nil	$	nil
Total Fees:		$1,088,294		$885,527

(1)	All amounts in this column refer to fees billed by Deloitte.
(2)	Refers to all fees incurred in respect of audit services, being the professional services rendered by our external auditor for the audit and review of our financial statements as well as services normally provided by the external auditor in connection with statutory and regulatory filings and engagements.
(3)	Includes audit or attest services not required by statute or regulation, employee benefit plan audits, due diligence services, and accounting consultations on proposed transactions, including the review of prospectuses and prospectus supplements and the delivery of customary consent and comfort letters in connection therewith. With respect to the financial year ended December 31, 2025, includes $12,051 for out-of-pocket expenses related to the December 31, 2024 year end audit.
(4)	Refers to all fees incurred in respect of tax compliance, tax planning and tax advice.
(5)	Refers to all fees not included in audit fees, audit-related fees and tax fees.

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4.	SHARE CAPITAL AMENDMENT

General

At the Meeting, Shareholders will be asked to consider and, if thought fit, pass a special resolution (the “Share Capital Amendment Resolution”) authorizing the Board to elect, in its discretion, to direct the Corporation to file articles of amendment (“Articles of Amendment”) to amend the Corporation’s Articles by consolidating the Common Shares (the “Consolidation”) on the basis of a ratio of one (1) post-Consolidation Common Share for every 150 pre-Consolidation Common Shares (the “Consolidation Ratio”), and subsequently split (the “Split”, and together with the Consolidation, the “Share Capital Amendment”) the post-Consolidation Common Shares on the basis of 50 Common Shares for every one (1) post-Consolidation Common Share. For further information regarding determination of the Consolidation Ratio, see “–Background and Reasons for the Share Capital Amendment; Purpose, Effects, and Alternatives”.

Assuming receipt of the requisite Shareholder and TSX approvals, the Corporation intends to file Articles of Amendment pursuant to the CBCA to undertake the steps outlined below to complete the Share Capital Amendment:

(1)	at the effective time (the “Effective Time”) on the date of the Share Capital Amendment (the “Effective Date”), the Common Shares will be consolidated on the basis of the Consolidation Ratio;

(2)	at the Effective Time, Shareholders with positions (i.e. individual share certificates or individual accounts) representing a number of Common Shares less than the Consolidation Ratio (individually, and not the in aggregate) (the “Consolidated Shareholders”) will cease to hold such Common Shares and will be entitled to an amount in cash per Common Share equal to $1.60 (the “Consolidation Consideration”), rounded down to the nearest whole cent; and

(3)	immediately following the Effective Time, the remaining Common Shares will be Split such that all Shareholders, other than Consolidated Shareholders, will receive 50 Common Shares for every one (1) post-Consolidation share held.

At the Effective Time, Shareholders with positions (i.e. individual share certificates or individual accounts) representing a number of Common Shares equal to or greater than the Consolidation Ratio (individually, and not the in aggregate) will not have such Common Shares (fractional or otherwise) acquired by the Corporation following the Consolidation and will continue to be Shareholders of the Corporation (the “Remaining Shareholders”). The Common Shares (including fractions thereof) of the Remaining Shareholders will be subject to the Split. No fractional Common Shares will be issued to Remaining Shareholders as a result of the Split and any fractional interest in Common Shares that would otherwise result from the Split will be rounded down to the nearest whole Common Share without any compensation therefor. As a result of the Share Capital Amendment, Remaining Shareholders’ shareholdings, as a percentage of total ownership in the Corporation, will be slightly increased.

For greater certainty, it is possible for a Shareholder to be both a Consolidated Shareholder (in respect of one or more positions) and a Remaining Shareholder (in respect of one or more positions).

No certificates representing fractional shares will be issued or delivered if, as a result of the Consolidation, a registered Shareholder would otherwise become entitled to a fractional Common Share. Accordingly, at the Effective Time, any Shareholder with fewer Common Shares than the Consolidation Ratio (whether a registered Shareholder or a beneficial Shareholder) will cease to have any rights as a Shareholder of the Corporation other than the right to be paid the Consolidation Consideration and will not participate in the Split. For clarity, any registered Shareholder who owns Common Shares represented by a share certificate(s) or Direct Registration System (“DRS”) Advice(s) of less than 150 Common Shares (individually, and not in the aggregate) will be entitled to receive the Consolidation Consideration for each such share certificate or DRS Advice that represents Common Shares less than the Consolidation Ratio. Any such holder who has not surrendered the share certificate(s) or DRS Advice(s) representing such Common Shares in accordance with the letter of transmittal (the “Letter of Transmittal”) enclosed with this Circular on or prior to the sixth anniversary date of the Effective Date will cease have any claim or interest of any kind or nature against the Corporation or Computershare for the Consolidation Consideration or otherwise.

Remaining Shareholders, who are registered Shareholders, will be entitled to receive a new DRS Advice or, upon request to our transfer agent, a share certificate representing the Common Shares following the Share Capital Amendment that reflects a new CUSIP number. For more information see “– Procedural Steps”.

Assuming receipt of all required approvals, the Corporation anticipates that the Share Capital Amendment will become effective on a date to be determined by the Board and announced by the Corporation following the Meeting. The Board reserves the right, in its discretion, to abandon the Share Capital Amendment prior to the Effective Time if it determines that doing so is in the best interests of the Corporation.

MI 61-101

The Consolidation may constitute a “business combination” pursuant to Canadian Securities Administrator’s Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”) and accordingly, to comply with MI 61-101, the Share Capital Amendment Resolution must be also approved by a simple majority of the votes cast, excluding those votes beneficially owned, or over which control or direction is exercised, by any “interested party” (as defined in MI 61-101) of the Corporation in connection with the Share Capital Amendment. The votes to be excluded from this “majority of the minority” vote include approximately 17,535 Common Shares, representing 0.55% of the current issued and outstanding Common Shares, held or controlled by directors and senior officers of the Corporation.

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Pursuant to section 4.3(1) of MI 61-101, a “formal valuation” (as defined in MI 61-101) is not required for the Consolidation or the Share Capital Amendment, as no interested party (i) would, as a consequence of the Consolidation, acquire or combine with the Corporation, or (ii) is party to any connected transaction that is a related party transaction for which the Corporation is required to obtain a formal valuation under section 5.4 of MI 61-101. To the knowledge of the Corporation, or any of the directors or senior officers of the Corporation, after reasonable inquiry, there have been no “prior valuations” (as defined in MI 61-101) in respect of the Corporation (or which are otherwise relevant to the Consolidation) prepared within the twenty-four (24) months before the date of this Circular, and the Corporation has not received any “bona fide prior offers” (as contemplated in MI 61-101) during the twenty-four (24) months prior to the date of this Circular.

Background and Reasons for the Share Capital Amendment; Purpose, Effects, and Alternatives

1)	SEC Reporting Suspension & Related Cost Savings

As previously disclosed, the Corporation voluntarily delisted from the Nasdaq Capital Market (“NASDAQ”) effective September 5, 2025, as the first step in a broader strategy to seek to cease its public reporting obligations under the Exchange Act, as part of the Corporation’s overall cost savings initiative and to enable the Corporation to focus its limited resources on its core business needs. The Common Shares are currently listed on the TSX under the symbol “CSCI” and are quoted for trading on the OTC Market (as defined below) under the symbol “CSCIF”. While the Corporation has made progress in reducing its costs over the last year, for the quarter and year ended December 31, 2025, the Corporation reported a consolidated net loss of $2,183,000 and $10,358,000 respectively, or $0.69 and $3.27 net loss per Common Share. On March 5, 2026, in furtherance of the Corporation’s cost-savings initiative, the Corporation made the strategic decision to cease funding its German subsidiaries, and on March 23, 2026, an application was filed in a German court to open insolvency proceedings in respect of the German subsidiaries and on March 27, 2026, a preliminary insolvency administrator was appointed. The Corporation anticipates these developments will generate approximately $1.9 million in annualized cost savings beginning in 2027 by eliminating ongoing operating losses at the subsidiary level and reducing administrative costs at the corporate level. With the cost-saving measures taken to date, the Corporation believes that its existing cash on hand will be sufficient to fund its anticipated operating and capital expenditure requirements beyond the next 12 months, however the Board continues to believe that the potential cost-savings represented if the Corporation is able to cease its public reporting obligations under the Exchange Act are crucial to ensure the longer-term viability of the Corporation and to preserve the Corporation’s limited financial resources for its core business operations.

Following delisting from NASDAQ, the Board and management of the Corporation, together with external legal counsel, considered the potential options to terminate or suspend its public reporting obligations under the Exchange Act. A discussion of the alternatives considered is contained below under the heading “– Alternatives Considered by the Board”. Ultimately, the Corporation determined that the most expeditious and economical path is to complete the Share Capital Amendment. The Share Capital Amendment constitutes a ‘going-private transaction’ under Rule 13e-3 of the Exchange Act, for which we have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC, because it is intended to, and if completed, will likely reduce the number of “holders of record” (as that term is as determined pursuant to Rule 12g5-1 under the Exchange Act, hereinafter “Holders of Record”) of Common Shares to fewer than 300. This will enable us to terminate the registration of our Common Shares under Section 12 of the Exchange Act and suspend our U.S. public reporting obligations under Section 15(d) of the Exchange Act, including the Corporation’s obligations to file and submit annual reports on Form 20-F and reports on Form 6-K with the SEC, by filing a Form 15 with the SEC following the Effective Time (the “SEC Reporting Suspension”).

The Corporation’s U.S. public reporting obligations under the Exchange Act will be immediately suspended upon filing of the Form 15, and, unless denied by the SEC, the Corporation’s registration under Section 12 of the Exchange Act will terminate 90 days thereafter.

Following any such SEC Reporting Suspension, the Corporation intends to seek to comply with Rule 12g3-2(b) promulgated under the Exchange Act in order to maintain such suspension. Compliance with Rule 12g3-2(b) under the Exchange Act requires, among other things, that the Corporation publish in English, on its website, the information that the Corporation (i) has made public or been required to make public pursuant to the laws of Canada, (ii) has filed or been required to file with the TSX, and (iii) has distributed or been required to distribute to its security holders. The Corporation intends to remain listed on the TSX and to continue to have its Common Shares quoted for trading on the OTC Market. The Corporation also intends to continue to meet its public reporting obligations as a “reporting issuer” under applicable Canadian securities laws, including by filing its continuous disclosure documents on its profile on SEDAR+ at www.sedarplus.ca and posting the required documents to its website at www.cosciensbio.com. Accordingly, the Corporation expects to be able to satisfy the requirements of Rule 12g3-2(b) through its ongoing Canadian continuous disclosure obligations.

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If the SEC Reporting Suspension is completed, the Corporation expects a significant reduction in regulatory and compliance costs, including a reduction in legal, accounting and other third-party professional fees, insurance and other administrative costs and expenses associated with its existing U.S. reporting obligations. The direct costs in this regard, assuming the SEC Reporting Suspension is not completed, are estimated at approximately $3 million for 2026. If the SEC Reporting Suspension is completed prior to the end of June 2026, the Corporation expects cost savings for the remainder of 2026 of approximately $1.4 million, and on a go-forward basis, the Corporation expects annualized savings of approximately $1.9 million. In addition, the Corporation expects to save indirect costs by completing the SEC Reporting Suspension, including the time and attention required by the Board and senior management of the Corporation to ensure ongoing compliance under the Exchange Act.

The following table provides a breakdown of the expected total estimated costs for 2026 for the various items listed below, and the corresponding savings expected if the SEC Reporting Suspension is completed by the end of June 2026.

	Estimated Costs (2026)		Estimated Savings
	SEC Reporting Suspension not Completed	SEC Reporting Suspension Completed(1)(2)	Remainder of 2026	Annualized
External Auditor Fees	$975,000	$251,400	$723,600	$775,000
SOX Compliance	$220,000	$50,000	$170,000	$170,000
D&O Insurance(3)	$764,000	$448,100	$315,900	$631,800
Compliance-Related Legal Fees	$1,050,000	$866,250	$183,750	$367,500
Totals	$3,009,000	$1,615,750	$1,393,250	$1,944,300

(1)	If SEC Reporting Suspension Completed prior to the end of June 2026.
(2)	Exclusive of fees and expenses related to the proposed Share Capital Amendment.
(3)	Figures in this row do not account for the lump sum cost of any one-time tail policy which may be purchased following the SEC Reporting Suspension.

2)	TSX Requirements

As of [_______], 2026, there were [______] issued and outstanding Common Shares. TSX rules require, among other things, that following a share consolidation, a listed issuer have no less than 500,000 freely tradable listed securities. Accordingly, absent a subsequent share split, the Corporation would not be permitted to complete a share consolidation with a ratio any greater than one (1) post-Consolidation Common Share for every 6 pre-Consolidation Common Shares, which would not be sufficient to reduce the number of Holders of Record to below 300. The Split, therefore, allows the Corporation to maintain its listing on the TSX to ensure Shareholders who remain following the Share Capital Amendment will continue to benefit from a public and liquid trading market in respect of the post-Share Capital Amendment Common Shares. The exact Split ratio was chosen by the Board with the intention of, on a post-closing basis, reducing the number of Common Shares outstanding and proportionately raising the market price of the Common Shares. The higher anticipated share price may have some potential benefits, including that it may make the Corporation more attractive to certain investors and may result in less volatility. However, there can be no assurances whatsoever that any increase in market price per Common Share, proportionate or otherwise, will result from the proposed Share Capital Amendment, or that if there is a price increase, it has the desired effects.

3)	Rationalizing Shareholder Base

Based on recent data approximately 216,295 Common Shares, or approximately 6.79% of the outstanding Common Shares, are held in registered positions or in the accounts of beneficial Shareholders with fewer than 150 Common Shares.

Such small holdings may be more difficult or costly to sell than Common Shares held in larger quantities (i.e., full board lots of 100 or multiples of 100). This means that such small or odd lot holders have limited cost-effective options to dispose of their Common Shares. The Share Capital Amendment provides a cost-effective liquidity option for Shareholders with these small positions to liquidate their investment without payment of brokerage fees that in many cases would represent all or a substantial portion of their sale proceeds.

4)	Reduced Administrative Costs

As a public company, the Corporation is required to disseminate to registered Shareholders and beneficial Shareholders annual and interim financial statements and other continuous disclosure materials. In the case of many small Shareholders, the administrative cost associated with providing such services represents a significant proportion of the total value of their investment in Common Shares. The Corporation spends a significant amount of money each year printing and mailing materials, such as financial statements and information circulars, to these small Shareholders and servicing their accounts through the Corporation’s registrar and transfer agent. An additional effect of the proposed Share Capital Amendment will be to reduce administrative costs associated with maintaining a large base of small Shareholders by significantly reducing the number of these Shareholders.

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Purpose

The primary purpose of the Share Capital Amendment is to reduce the number of Holders of Record to fewer than 300 to enable the Corporation to file a Form 15 with the SEC to suspend its reporting obligations under the Exchange Act. The SEC Reporting Suspension will result in anticipated direct cost savings of approximately $1.9 million annually and additional indirect cost savings. See “– Effects of the Share Capital Amendment”. Additional benefits are described under “– Background and Reasons for the Share Capital Amendment; Purpose, Effects, and Alternatives”.

Effects of the Share Capital Amendment

Effects on the Corporation

Following the Share Capital Amendment, the Corporation intends to file a Form 15 with the SEC to suspend its reporting obligations under the Exchange Act. Unless denied by the SEC, this filing will result in the suspension of the Corporation’s reporting obligations under the Exchange Act immediately upon filing, and the termination of such obligations 90 days after the date of filing. Following the SEC Reporting Suspension, the Corporation intends to comply with Rule 12g3-2(b) under the Exchange Act in order to maintain such suspension indefinitely, or for so long as the Corporation is able to comply therewith.

The Corporation intends to remain listed on the TSX and to continue to have its Common Shares quoted for trading on the OTC Market. The Corporation also intends to continue to meet its public reporting obligations as a “reporting issuer” under applicable Canadian securities laws, including by filing its continuous disclosure documents on its profile on SEDAR+ at www.sedarplus.ca and posting the required documents to its website at www.cosciensbio.com.

Following the Share Capital Amendment, the Corporation expects its business and operations to continue as they are currently being conducted and, except as disclosed in this Circular, the Share Capital Amendment is not anticipated to have any material effect on the conduct of the Corporation’s business. The Corporation expects to be subject to substantially the same risks and uncertainties after the Share Capital Amendment. The Corporation has no current plans or proposals to effect any extraordinary corporate transaction such as a merger, reorganization, sale or liquidation, to change its senior management, to change materially its capitalization, or otherwise to effect any material change in its corporate structure or business, other than as disclosed in this Circular.

The Share Capital Amendment will result in the elimination of the equity interests of Consolidated Shareholders, who will receive only the Consolidation Consideration in exchange for their pre-Consolidation Common Shares. Such Shareholders will have no further equity interest in the Corporation and will not be entitled to participate in any future increase in the value of the Common Shares. The Remaining Shareholders will continue to hold the same number of Common Shares following the Share Capital Amendment as they held immediately prior thereto and will continue to benefit from a public and liquid trading market in respect of the Common Shares being listed on the TSX and quoted for trading on the OTC Market.

The Corporation anticipates that the Share Capital Amendment will result in cash payments of approximately $346,072 to Consolidated Shareholders, based on the estimated number of Common Shares to be eliminated and the estimated Consolidation Consideration. Based on information available as of April 7, 2026, the Corporation estimates that approximately 216,295 Common Shares (representing approximately 6.79% of the issued and outstanding Common Shares) are held in registered positions or beneficial accounts with fewer Common Shares than the Consolidation Ratio and will be eliminated pursuant to the Share Capital Amendment. The Corporation also estimates that the Share Capital Amendment will reduce the number of Holders of Record from approximately 381 to approximately 153.

Effects on Affiliates

Following the Share Capital Amendment, the directors and executive officers of the Corporation who hold Common Shares equal to or greater than the Consolidation Ratio will continue to hold Common Shares in the Corporation. As set forth in the table under “– Interest in Securities of the Corporation”, Peter H. Puccetti and Ulrich Kosciessa beneficially own or control 15,687 and 1,848 Common Shares, respectively. The percentage ownership of Mr. Puccetti and Mr. Kosciessa and any other shareholders who hold Common Shares equal to or greater than the Consolidation Ratio will increase marginally as a result of the elimination of the Common Shares held by Consolidated Shareholders.

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Effects on the Corporation’s Registration under the Exchange Act

Following the SEC Reporting Suspension, the Corporation’s reporting obligation under the Exchange Act including to file annual reports on Form 20-F and reports on Form 6-K with the SEC will be suspended immediately upon the filing of the Form 15 and the Company’s registration under Section 12(g) of the Exchange Act will terminate 90 days after the date of filing, unless the SEC denies the Form 15. The Corporation will also no longer be subject to the requirements of the Sarbanes-Oxley Act of 2002 with respect to its U.S. reporting obligations. However, the Corporation will continue to be subject to the anti-fraud provisions of the Exchange Act, including Rule 10b-5 thereunder.

Alternatives Considered

Following the Corporation’s voluntary delisting from NASDAQ effective September 5, 2025, the Board considered the alternative of taking no action and continuing to comply with the Corporation’s reporting obligations under the Exchange Act, but quickly rejected this alternative because the Corporation would continue to incur significant direct and indirect costs associated with its Exchange Act reporting obligations, which the Board considered unjustifiable in light of the limited benefits accruing to the Corporation and its Shareholders from such reporting, particularly following the Corporation’s voluntary delisting from NASDAQ.

Accordingly, the Board instructed management to, in consultation with external legal counsel, explore the legal paths available to enable the Corporation to terminate or suspend its reporting obligations under the Exchange Act, as the next step in the Corporation’s broader cost savings agenda. Following a detailed analysis, including of the Corporation’s shareholder base and trade volumes, it was determined that the most expedient path available to the Corporation was to undertake a transaction or series of transactions intended to reduce the number of “holders of record” (as that term is as determined pursuant to Rule 12g5-1 under the Exchange Act) to below 300, thereby enabling the Corporation to file a Form 15 with the SEC to suspend its reporting obligations.

Rule 12g5-1 defines “holder of record” as each person who is identified as the owner of securities on records maintained by or on behalf of the issuer (including the issuer’s transfer agent), provided that securities held by brokers, dealers, banks and other nominees in “street name” (such as through the Depository Trust Company) are generally counted as held by a single holder of record (i.e., the registered nominee) rather than by each underlying beneficial owner. This definition notably does not count each ultimate beneficial Shareholder as a distinct “Holder of Record”. Based on a review of the Corporation’s shareholder registers maintained by its transfer agent, and information obtained from The Depositary Company and Canadian Depository for Securities Limited (“CDS”), it was determined that for the purpose of Rule 12g5-1 under the Exchange Act, the Corporation had approximately 381 Holders of Record holding Common Shares, including approximately 228 holding fewer than 150 Common Shares. Accordingly, it was determined that the Corporation should be able to reduce the number of “Holders of Record” holding Common Shares for the purposes of Rule 12g5-1 under the Exchange Act to below 300 with a relatively small and targeted transaction aimed at paying out a limited number of Shareholders holding relatively small positions.

Having determined to pursue a transaction, or series of transactions, in order to reduce the number of Holders of Record to below 300 and ultimately enable the filing of a Form 15, the Corporation, together with external legal counsel, considered the following options, in addition to the Share Capital Amendment, to accomplish that result most efficiently:

(a)	Issuer Bid / Self-Tender Offer. The alternative of launching a substantial issuer bid (i.e., a self-tender offer) to repurchase Common Shares from Shareholders was considered and rejected because, under applicable Canadian securities laws, an issuer bid would need to be extended to all holders of Common Shares and the Corporation determined that such a bid would likely fail to achieve the desired results because it would not necessarily attract the interest of the small registered Common Shareholders whose participation would be needed to ensure the success of the transaction.
(b)	Odd-Lot Selling Arrangement. The alternative of implementing an odd-lot selling arrangement (as defined by TSX rules) was considered, where Shareholders holding odd lots (including registered Shareholders) would be offered the ability to sell their Common Shares more efficiently. This alternative was rejected because it would depend on active participation by the same small registered Common Shareholders, of which there could be no assurance.
(c)	Effecting Only a Consolidation. The possibility of effecting a share consolidation without a subsequent share split was considered. However, as described above under “– TSX Requirements”, the TSX requires that a listed issuer have no less than 500,000 freely tradable listed securities following a share consolidation. Absent the Split, the Corporation would not be permitted to complete a share consolidation with a ratio sufficient to reduce the number of Holders of Record to below 300 while maintaining its TSX listing and the Corporation believes that maintaining the TSX listing is in the best interests of the Corporation and its Shareholders, as it will preserve liquidity and allow the Corporation to continue to participate in the capital markets as a public company in Canada.

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It was therefore concluded that the Share Capital Amendment is the most expeditious and economical means of achieving the Corporation’s objective of suspending its reporting obligations under the Exchange Act while preserving the Corporation’s TSX listing and minimizing the impact on Shareholders.

Determination of Consolidation Consideration

In the context of consolidations which are not “going private transactions”, and for which no fairness opinion is sought, the approach to post-consolidation fractional interests varies. In certain cases, fractional interests are rounded (up or down) to the nearest whole number of post-consolidation shares and no cash payments are made as compensation for fractional interests. Where cash payments are offered as compensation for post-consolidation fractional interests, the price paid is generally set at the market price (often based on a volume weighted average price or similar measure) at the time of the consolidation. In the case of the Share Capital Amendment, where a fairness opinion was to be sought by the Board, it was necessary for the Board to fix the consideration payable in respect of fractional share entitlements in advance of the transaction.

In that context, the Board considered, among other things, the historical market price and trading history for the Common Shares, the financial analyses reviewed and discussed with representatives of Segal, as well as the confirmation by Segal of its ability to render its opinion to the Board, to the effect that the Consolidation Consideration to be received by Consolidated Shareholders is fair, from a financial point of view, to such Consolidated Shareholders. The Board ultimately concluded that the Consolidation Consideration, of $1.60 per pre-Consolidation Common Share, is substantively and procedurally fair, and that the transaction is in the best interest of the Unaffiliated Shareholders (as defined below).

Substantive and Procedural Factors Considered by the Board as to the Fairness of the Share Capital Amendment

To comply with the requirements of Rule 13e-3 under the Exchange Act, the Board is required to make certain statements as to, among other matters, its belief as to the fairness of the proposed Share Capital Amendment to the Corporation’s unaffiliated Shareholders (being Shareholders who are not affiliates of the Corporation, the “Unaffiliated Shareholders”). The requirements of Rule 13e-3 under the Exchange Act apply to the Share Capital Amendment because it constitutes a ‘going-private transaction’ under applicable Exchange Act rules. The Board analyzed the Share Capital Amendment and its anticipated effects on Shareholders and has determined that the Share Capital Amendment and related SEC Reporting Suspension are substantively and procedurally fair to, and in the best interests of, the Unaffiliated Shareholders, whether they remain as Shareholders following the Share Capital Amendment or receive the Consolidation Consideration for their pre-Consolidation Common Shares. In reaching this conclusion, the Board considered, among other things, the material factors described below, in no particular order and without assigning specific weight to any individual factor.

Procedural Factors Favouring the Share Capital Amendment

Observance of MI 61-101 and Rule 13e-3

The Corporation is observing the requirements of MI 61-101. MI 61-101 establishes a securities regulatory framework that mitigates risks to minority securityholders when a related party or interested party of a reporting issuer, who may have superior access to information or significant influence, is involved in certain transactions. In the context of the Share Capital Amendment, MI 61-101 does this generally by requiring certain enhanced disclosures and the approval by a majority of securityholders excluding any the Common Shares held by interested or related parties (in the case of the Share Capital Amendment, being the directors and senior officers of the Corporation).

In addition, the Share Capital Amendment constitutes a “going-private transaction” under Rule 13e-3 of the Exchange Act. In connection with the Share Capital Amendment, the Corporation has filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC. Rule 13e-3 establishes a regulatory framework designed to protect unaffiliated securityholders in going-private transactions by requiring, among other things, enhanced disclosure regarding the purposes and reasons for the transaction, the alternatives considered, the fairness of the transaction to unaffiliated securityholders, and the filing of any reports, opinions or appraisals materially related to the transaction. The Corporation’s compliance with the disclosure and procedural requirements of Rule 13e-3, including the filing of the Schedule 13E-3 and the dissemination of the disclosures contained in this Circular, is a further factor supporting the procedural fairness of the proposed Share Capital Amendment.

Approval by the Board

The Board unanimously determined that the Share Capital Amendment is substantively and procedurally fair to, and in the best interests of, the Unaffiliated Shareholders, and approved and recommended that Shareholders approve the Share Capital Amendment Resolution.

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The Consolidation Ratio was calculated without bias toward any particular group of Shareholders and will apply equally to all Common Shares. The primary purpose of the Share Capital Amendment is to reduce the number of Holders of Record to fewer than 300 so that the Corporation can suspend its reporting obligations under the Exchange Act. The Consolidation Ratio is primarily the result of calculations to determine how to ensure the number of Holders of Record is reduced to fewer than 300 and can be reasonably expected to remain below 300 for the foreseeable future, so as to avoid risking the possible recommencement of SEC reporting obligations. The Board also considered expected costs of the aggregate Consolidation Consideration and the other incremental benefits of the Consolidation as described under “– Background and Reasons for the Share Capital Amendment; Purpose, Effects, and Alternatives” in finalizing the exact Consolidation Ratio.

Ability to remain a Shareholder of the Corporation

Prior to the Effective Time, a Shareholder with fewer Common Shares than the Consolidation Ratio may elect to remain a Shareholder of the Corporation by acquiring sufficient Common Shares so that they hold at least that number of Common Shares that is equal to or greater than the Consolidation Ratio at any time prior to the Effective Time. The Board considers the structure of the Share Capital Amendment to be fair to all Shareholders in part because it allows for control on the decision of whether to remain a Shareholder of the Corporation following the Consolidation or to receive the Consolidation Consideration offered in connection with the Share Capital Amendment.

Retention of Independent Financial Advisor and Obtaining of Fairness Opinion

The Board retained Segal Valuation and Transaction Advisory LP (“Segal”) as its independent financial advisor and to render a fairness opinion in connection with the Share Capital Amendment. Segal performed financial analyses of the Corporation which the Board reviewed and discussed with representatives of Segal and Segal delivered its opinion to the effect that, as of April 16, 2026, the Consolidation Consideration to be received by Consolidated Shareholders following the Consolidation was fair to such Consolidated Shareholders from a financial point of view. The Board believes that its retention of Segal as an independent financial advisor and the Board’s receipt of Segal’s fairness opinion are factors supporting the procedural fairness of the proposed Share Capital Amendment. See “– Segal Fairness Opinion” and Schedule D – Segal Fairness Opinion.

No unusual conditions to completion of the Share Capital Amendment

The Board also considered the likelihood that the Share Capital Amendment would be implemented. In this regard, the Board considered that there are no unusual requirements or conditions to the Share Capital Amendment and that the Corporation has the financial resources to implement the Share Capital Amendment expeditiously.

Procedural Factors Disfavouring the Share Capital Amendment

No dissent rights

Shareholders are not entitled to any statutory dissent rights with respect to the proposed Share Capital Amendment. For more information, see “– No Dissent Rights”.

No provision has been made for an inspection of records

The Board has not made any provision for granting Unaffiliated Shareholders access to the Corporation’s records, beyond the inspection and other rights that might be available under applicable Canadian law. The Board concluded that the statutory provisions for Shareholder access provided sufficient procedural safeguards.

Substantive Factors Favouring the Share Capital Amendment

Direct cost savings

As discussed above, the Corporation incurs substantial direct costs associated with its status as an Exchange Act reporting company. Among the most significant are the costs associated with compliance with the public reporting obligations imposed by the SEC. The Corporation estimate that it will save approximately $1.4 million during the remainder of 2026 in direct general and administrative costs by completing the SEC Reporting Suspension and approximately $1.9 million on an annualized basis thereafter.

The Share Capital Amendment provides certain Shareholders with Liquidity

As noted above, many Shareholders hold small positions in the Corporation which cannot be cost effectively sold because the brokerage commission in an open market transaction would eliminate most or all of the proceeds to the Shareholder. The Share Capital Amendment will provide Shareholders who hold fewer Common Shares than the Consolidation Ratio the opportunity to liquidate their investment in the Corporation without being required to pay a brokerage commission.

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Reduction in administrative burden

The preparation of the Corporation’s U.S. public disclosure and compliance with accounting and other requirements of the Exchange Act associated with being an Exchange Act reporting company are a significant burden on the Corporation’s management, in addition to the financial costs of such compliance. This burden is even more material given the Corporation’s size and relatively limited resources. The Board considers that it is important for the Corporation to be able to refocus its resources and, in particular, its senior management’s attention on the operations of the business and to only comply with the securities law requirements in Canada.

Fairness opinion of Segal

The fairness opinion presented to the Board by Segal and in the form set out in Schedule D – Segal Fairness Opinion, provides that, as of the date thereof and subject to the assumptions, limitations and qualifications set forth therein, the Consolidation Consideration to be provided to Consolidated Shareholders is fair, from a financial point of view. For more information regarding the fairness opinion, see “– Segal Fairness Opinion”.

Continued TSX and OTC Market listing

Following completion of the proposed Share Capital Amendment, the Common Shares will continue to be listed on the TSX and will also continue to be quoted for trading on the OTC Market. Notwithstanding completion of the SEC Reporting Suspension, Shareholders will continue to benefit from having the Common Shares available to trade on the TSX and OTC Market which will preserve liquidity and will allow the Corporation to continue to participate in the capital markets as a public company in Canada.

Substantive Factors Disfavouring the Share Capital Amendment

Cessation of Exchange Act Reporting

Upon completion of the SEC Reporting Suspension, the Corporation’s reporting obligations under the Exchange Act, including the requirement to file and submit annual reports on Form 20-F and reports on Form 6-K with the SEC, will be suspended. Updated information regarding the Corporation’s business, results of operations and financial condition that is currently available to the general public through the Corporation’s SEC filings will not be available through the SEC’s EDGAR system once the Corporation completes the SEC Reporting Suspension. However, the Corporation will continue to comply with its continuous disclosure obligations under applicable Canadian securities laws, including by filing its continuous disclosure documents on its profile on SEDAR+ at www.sedarplus.ca and posting the required documents to its website at www.cosciensbio.com. The Board does not believe this factor makes the Share Capital Amendment unfair to Unaffiliated Shareholders because any detriment to Unaffiliated Shareholders that may result from the SEC Reporting Suspension will be offset by the cost-saving and other benefits of no longer being an Exchange Act reporting company.

Inability to participate in any future increase in the value of Common Shares

Shareholders holding fewer Common Shares than the Consolidation Ratio will receive only the Consolidation Consideration and will have no further equity interest in the Corporation. Accordingly, such Shareholders will no longer have the opportunity to participate in the potential upside of any increase in the value of the Common Shares. However, Shareholders who desire to hold Common Shares following the Share Capital Amendment can do so by acquiring sufficient shares prior to the Effective Time so that they hold a number of Common Shares equal to or greater than the Consolidation Ratio.

Consolidation Consideration Is at a Discount to Recent Market Prices

The Consolidation Consideration of US$1.60 represents a 10.6% discount to the 30 day volume weighted average price (“VWAP”) of US$1.79, and a 14.4% discount to the 90 day VWAP of US$1.87, in each case as of the date of Segal’s fairness opinion.

Segal Fairness Opinion

Background

Following several outreaches to and discussions with possible financial advisors by management and legal counsel, the Board retained Segal pursuant to a letter agreement dated March 6, 2026, to act as its independent financial advisor in evaluating the Share Capital Amendment, including providing the Board with an opinion on the fairness of the Consolidation Consideration (the “Segal Fairness Opinion”), from a financial point of view, to the Consolidated Shareholders.

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On April 16, 2026, Segal rendered its oral opinion to the Board to the effect that, as of April 16, 2026, and based upon and subject to the assumptions, qualifications and limitations set forth in the Segal Fairness Opinion, the Consolidation Consideration to be received by Consolidated Shareholders under the proposed Share Capital Amendment was fair to such Consolidated Shareholders from a financial point of view.

The Segal Fairness Opinion was directed to the Board and only addressed the fairness, from a financial point of view, of the Consolidation Consideration to be received by Consolidated Shareholders under the proposed Share Capital Amendment and did not address any other aspect or implication of the Share Capital Amendment. The summary of the Segal Fairness Opinion in this Circular is qualified in its entirety by reference to the full text of its written opinion, which is attached as Schedule D to this Circular and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Segal in preparing its opinion. However, neither Segal’s written opinion nor the summary of its opinion and the related analyses set forth in this Circular are intended to be, and do not constitute advice or a recommendation to any Shareholder as to how such Shareholder should act or vote with respect to the proposed Share Capital Amendment.

Assumptions, Qualifications and Limiting Conditions

For purposes of rendering its opinion, Segal, with the consent of the Board, relied upon and assumed the accuracy and completeness of all the financial and non-financial information provided by the Corporation and its representatives and that such information comprehensively and accurately reflect the business, operations, financial position and operating results of the Corporation as at the date of the Segal Fairness Opinion, without assuming any responsibility for independent verification thereof. Segal also relied on management of the corporation to bring to its attention any matters that would be significant to the Segal Fairness Opinion.

Segal did not make or receive an independent evaluation or appraisal of the tangible and intangible assets of the Corporation, nor did Segal independently corroborate any publicly available information, including industry and statistical information from sources which Segal considered to be reliable. Segal assumed that the terms of the Share Capital Amendment would not differ from the terms provided to Segal, and that no material changes have taken place in the Corporation’s business, operations, underlying assets or future prospects that had not been brought to Segal’s attention since the date at which the latest financial and non-financial information was provided to Segal.

Segal’s opinion does not address the underlying business decision of the Corporation to engage in the Share Capital Amendment or the relative merits of the Share Capital Amendment as compared to any strategic alternatives that may be available to the Corporation; nor does it address any legal, regulatory, tax or accounting matters. Segal’s opinion addresses only the fairness of the Consolidation Consideration, from a financial point of view, to the Consolidated Shareholders, as of the date of its opinion.

Segal’s opinion is necessarily based on the information made available to Segal as of the date of its opinion, and Segal further disclaims any obligation to advise any person of any change in any fact or matter affecting the Segal Fairness Opinion which may come, or be brought, to Segal’s attention following the effective date of the Segal Fairness Opinion.

Segal’s analyses were further predicated on the following assumptions:

●	prior to the Effective Time, all issued and outstanding convertible securities and incentive securities would be exercised, settled and/or converted and the underlying Common Shares would be eligible to participate in the Share Capital Amendment;

●	the Corporation is not aware of any bona fide offers in respect of all of the issued and outstanding Common Shares;

●	there are no agreements in place or that are imminent in respect of the commercialization of the Corporation’s Pressurized Gas eXpanded Technology;

●	there are no agreements with new customers in advanced negotiations or that are imminent;

●	favourable outcomes with respect to the insolvency of the Corporation’s German subsidiaries; and

●	the Corporation’s cash balances are required for operation.

The complete assumptions, qualifications and limiting conditions that comprise the Segal Fairness Opinion are set forth in Schedule D – Segal Fairness Opinion.

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Scope of Review

In connection with its opinion, Segal made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Segal reviewed and relied upon:

●	a capitalization table of the Corporation as at December 31, 2025, on a non-diluted and fully diluted basis;

●	various press releases of the Corporation;

●	materials related to prior fairness opinions prepared by other financial advisors in connection with the Corporation’s 2024 plan of arrangement;

●	a purchase price allocation report prepared by an external accounting and advisory firm in connection the 2024 plan of arrangement;

●	certain marketing materials used by Ceapro;

●	a draft of this Circular;

●	audited financial statements of the Corporation for the fiscal years ended December 31, 2022 to December 31, 2025;

●	an illustrative pro forma balance sheet prepared by management for the fiscal year ended December 31, 2025, excluding the German subsidiaries;

●	a corporate structure chart of the Corporation;

●	materials prepared by an external accounting and advisory firm, dated February 2026, in respect of an impairment test of Ceapro Inc.’s assets as of October 31, 2025;

●	the share price and trading volume history of the Common Shares in the U.S. and Canada;

●	analyses prepared by management of the Corporation regarding the expected cost savings from the wind-down and insolvency of the Corporation’s German subsidiaries;

●	other various financial and non-financial information in respect of the Corporation and its subsidiaries;

●	representations contained in a representation letter addressed to Segal dated April 16, 2026, and signed by the Interim Chief Executive Officer and Chair of the Board as to, among other things, the completeness and accuracy of the information, data, and other materials provided to Segal by the Corporation and upon which the Segal Fairness Opinion is, in part, based;

●	discussions with, and information provided, by management of the Corporation; and

●	such other financial studies, analyses and investigations and considered such other information as Segal deemed appropriate.

Segal’s complete scope of review are set forth in Schedule D – Segal Fairness Opinion.

Summary of Financial Analyses Performed by Segal

The following is a summary of the material financial analysis delivered by Segal to the Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Segal. All methods were considered in the aggregate, and no preference was given to a particular methodology over others. Multiple valuation methodologies were used to support a wholesome analysis and arrive at a reasonable range of fair values. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 15, 2026, the last trading day before Segal’s presentation of its analysis to the Board and is not necessarily indicative of current market conditions.

Segal evaluated the fairness, from a financial point of view, of the Consolidation Consideration using multiple valuation methodologies. The selection of these methodologies reflected Segal’s judgment as to approaches commonly used in similar circumstances. Segal considered the results of its analyses as a whole and did not attribute any particular weight to any single analysis. Segal used the following financial analyses to determine a range of fair values of the Common Shares in order to evaluate the fairness of the Consolidation Consideration:

●	Market-based approaches, including both a:

○	comparable publicly traded company analysis; and

○	comparable transaction method analysis

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●	Book value analysis

●	Discounted cash flow analysis

Comparable Publicly Traded Company Analysis

Underlying the comparable publicly traded company analysis is the premise that comparable businesses have similar fundamental economics, and it is therefore possible to determine the value of a business based on financial or operating metrics of other similar companies. Multiples are typically driven by metrics and factors that impact profit and risk.

Segal reviewed market valuation multiples for selected publicly traded companies operating in the similar industries to the Corporation (as shown in the table below), including those engaged in the development and / or manufacturing of active ingredients for the nutraceutical and cosmeceutical industries. In assessing comparability, Segal considered differences in products and services. revenue scale, profitability, growth prospects, customer concentration, geographic exposure and capital structure and noted that none of the selected comparable companies were identical to the Corporation.

Segal observed that revenue-based valuation multiples for larger comparable companies tended to cluster within a relatively narrow range, while smaller companies exhibited significantly wider dispersion, with higher revenue multiples attributed to those companies with strong historical growth or a promise of future growth.

Segal considered that a number of the similarly sized companies had more significant recent growth or future growth prospects and accordingly determined that a revenue multiple range of approximately 0.5x to 1.0x was appropriate to apply to the Corporation’s 2025 active ingredient business revenue, which implied an equity value range of approximately $3.56 million to $7.11 million, equivalent to a range of $0.95 to $1.89 per Common Share on a fully diluted basis. Segal determined the low revenue multiple is appropriate given the Corporation’s relative size, profitability, growth rate, short-term outlook and customer concentration.

Company Name	Ticker	Enterprise Value	Market Cap	Book Value	LTM Sales	LTM Sales Growth	LTM EBITDA	EBITDA %	P/ Book Value	EV / LTM Revenue	EV / LTM EBITDA

AAK AB	OM:AAK	7,136	6,765	2,118	4,952	2.2%	598	12.1%	3.2x	1.4x	11.9x
Ashland Inc.	NYSE:ASH	3,672	2,487	1,904	1,805	-11.7%	353	19.6%	1.3x	2.0x	9.2x
DSM-Firmenich AG	ENXTAM:DSFIR	22,094	17,940	21,261	10,564	-0.2%	1,682	15.9%	0.8x	2.1x	13.3x
Symrise AG	XTRA:SY1	13,679	11,758	4,319	5,764	-1.4%	860	14.9%	2.7x	2.4x	18.6x
P&K Skin Research Center Co., Ltd.	KOSDAQ:A347740	16	41	53	15	27.7%	4	26.6%	0.8x	1.0x	3.9x
Walpar Nutritions Limited	NSEI:WALPAR	5	4	2	8	17.7%	1	8.5%	2.0x	0.7x	8.2x
Arctic Bioscience AS	OB:ABS	15	10	22	5	44.0%	(4)	NMF	0.4x	3.2x	NMF
Hyundai Bioland Co., Ltd.	KOSDAQ:A052260	73	83	73	88	9.2%	12	13.5%	1.1x	0.8x	6.1x
Bolt Projects Holdings, Inc.	OTCPK:BSLK	9	1	(9)	3	110.6%	(21)	NMF	NMF	2.8x	NMF
Crescita Therapeutics Inc.	TSC:CTX	4	10	11	15	7.9%	0	2.1%	0.9x	0.3x	12.7x
GFC Life Science Co., Ltd	KOSDAQ:A388610	34	34	16	12	5.4%	1	11.7%	2.1x	2.8x	23.6x

Minimum		4	1	(9)	3	-11.7%	(21)	2.1%	0.4x	0.3x	3.9x
Maximum		22,094	17,940	21,261	10,564	110.6%	1,682	26.6%	3.2x	3.2x	23.6x
Median		34	41	53	15	7.9%	4	13.5%	1.2x	2.0x	11.9x
Mean		4,249	3,558	2,706	2,112	19.2%	317	13.9%	1.5x	1.8x	11.9x

Cosciens Biopharma Inc.	OTCQB:CSCIF	4	9	4	8	-21.8%	NMF	NMF	2.4x	0.5x	NMF

Comparable Transaction Analysis

As shown in the table below, Segal reviewed selected precedent transactions involving acquisitions of companies in similar industries and assessed implied valuation multiples observed in those transactions. The target companies used in the comparable transaction analysis were comparable in size to the Corporation, with a median and mean revenue of $7 million and $29 million, respectively. However, none of the target companies were identical to the Corporation with differences relating to the nature operations, product and service offering, size, profitability and geography.

Segal noted that certain transactions reflected strategic or synergistic considerations and involved targets that were larger or more profitable than the Corporation. Segal also considered that certain of the target entities, particularly those that were significantly larger than the Corporation, operated primarily outside of North America where the regulatory environment and consumer markets may be materially different.

After adjusting for these factors, Segal concluded that a revenue multiple range of approximately 0.5x to 1.0x was appropriate to apply to the Corporation’s 2025 active ingredient business revenue, resulting in an implied equity value range consistent with that derived from the comparable public company analysis.

Target/Issuer	Buyers/Investors	Transaction Close Date	Geographic Locations	Enterprise Value	LTM Revenue	LTM EBITDA	EV/Revenue	EV/EBITDA

Dermolab Pharma Ltd.	LSL Pharma Group Inc.	12-17-2024	Canada	2.8	7.48	0.37	0.4x	7.9x
Polydex Pharmaceuticals Limited	BioSpectra, Inc.; BioSpectra Canada, Ltd	08-09-2023	Canada	6.8	4.74		1.4x
KGK Science Inc.	Wellbeing Digital Sciences Inc.	06-02-2021	Canada	12.7	3.45		3.5x
VitaMedica Corporation	Grove, Inc.	08-01-2021	United States	3.5	4.1	0.3	0.9x	13.8x
Acenzia Inc.	Novo Healthnet Limited	06-24-2021	Canada	14.9	6.1	1.1	4.1x	23.1x
Adl Biopharma S.L.U.	Wacker Chemie AG	05-05-2023	Spain	110.2	58.0	6.5	1.9x	17.0x
Aqurate Ingredients Intl (M) Sdn Bhd	LYC Nutrihealth Sdn Bhd	09-28-2021	Malaysia	12.6	5.7		2.2x
Alban Muller International	Croda International Plc	03-31-2021	France	29.3	20.3		1.4x
Crescita Therapeutics Inc.	ClinActiv Holdings Inc.	03-16-2026	Canada	12.1	15.3	0.3	0.8x	37.4x
Biosearch, S.A.	Vendin S.L.	06-29-2021	Spain	148.7	31.6	4.0	4.8x	38.0x
Sequent Scientific Limited	CA Harbor Investments	09-08-2020	India	318.3	160.4	24.5	1.9x	12.7x

Minimum				3	3	0	0.4x	7.9x
Maximum				318	160	24	4.8x	38.0x
Median				13	7	1	1.9x	17.0x
Mean				61	29	5	2.1x	21.4x

Cosciens Biopharma Inc.				4	8	NMF	0.5x	NMF

Book Value Analysis

Segal reviewed the Corporation’s reported book value at December 31, 2025 of $3.8 million, as well as the estimated book value as at March 31, 2026, based on management’s preliminary assessment and assuming the Corporation’s German subsidiaries were not consolidated. Segal than adjusted the estimated book value downward to reflect, among other things, going concern considerations (as articulated in the Corporation’s financial statements), and uncertainty related to the timing, process, and ultimate outcome of the insolvency proceedings in respect of the Corporation’s German subsidiaries. Based on this analysis, Segal derived an implied equity value range of $3.84 million to $7.0 million, equivalent to a range of $1.02 to $1.86 per Common Share on a fully diluted basis.

Discounted Cash Flow Analysis

Segal performed a discounted cash flow analysis extending through fiscal year 2029 and a terminal value thereafter. Segal’s analysis was based on management’s forecast for the active ingredients business for years 2026 through 2029 and a forecast of corporate expenses for years 2026 and 2027. Management’s forecasts made certain assumptions based on historical trends and currently available information, including but not limited to: (i) no loss of existing customers during the applicable period, and (ii) no new revenue from new customers in the Corporation’s active ingredients segments or any new business lines or corporate development during the applicable period. Management then provided adjustments to the corporate forecast that assume the completion of the Share Capital Amendment (with costs substantively similar to those set forth under “– Source of Funds”) and the SEC Reporting Suspension and the expected cost savings as a result thereof (with cost savings substantively similar to those set forth under “– Background and Reasons for the Share Capital Amendment; Purpose, Effects, and Alternatives – SEC Reporting Suspension & Related Cost Savings”). Such forecast information is reflected in the first table below. In completing its discounted cash flow analysis, Segal further assumed the reduced corporate costs following completion of the SEC Reporting Suspension would continue and grow at an inflationary rate.

The selected discount rates were based on the Corporation’s estimated weighted average cost of capital (“WACC”), and the cost of equity was determined using the capital asset pricing model with assumptions regarding risk-free rates, equity risk premiums, size premiums and company-specific risk, which among other things, considered the conservative growth assumptions of the Corporation. In determining the WACC, Segal considered the average beta and median debt-to-equity ratio of publicly traded nutraceutical and biopharma companies, and the overall discount rate was commensurate with the underlying risk provided in management’s forecast. Segal further considered the value of the Corporation’s tax losses, taking into account the prevailing tax rate and the timing and likelihood of utilization. This analysis implied an equity value range of approximately $5.02 million to $5.28 million, equivalent to a range of $1.33 to $1.40 per Common Share on a fully diluted basis.

Discounted Cash Flow Analysis

US$

	Fiscal Years Ending December 31,
	2026	2027	2028	2029	Terminal Year

Total Revenue	7,242,820	7,387,733	7,535,536	7,686,343	7,878,501

Earnings Before Taxes	(2,191,652)	(940,897)	(935,921)	(961,932)

Provision for income taxes	-	-	-	-
	(2,191,652)	(940,897)	(935,921)	(961,932)

Add: depreciation	1,125,104	1,129,304	1,133,588	1,137,958

Change in Working Capital (Ceapro)	313,843	73,679	7,618	8,440
Change in Working Capital (Corporate)	301,351	147,335	151,019	154,794
Capital Expenditure	(53,176)	(31,200)	(31,200)	(31,200)

Free Cash Flows	(504,529)	378,222	325,104	308,060	315,762

Discount rate selection of 12.9% to 14.0%

PV of future cash flows - lower discount rate	282,534
PV of future cash flows - high discount rate	267,977

Terminal Value (lower discount rate)	3,048,353
Terminal Value (high discount rate)	2,759,224

PV of TV (lower discount rate)	1,996,163
PV of TV (high discount rate)	1,747,305

PV of future cash flows (including TV)	2,278,697
PV of future cash flows (including TV)	2,015,282

Tax losses	3,000,000

PV of future cash flows (high)	5,278,697
PV of future cash flows (low)	5,015,282

Neither the Corporation’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the foregoing financial outlook, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, such financial outlook.

The foregoing should be read in conjunction with the section titled “Forward Looking Information” of this Circular.

Conclusion

Based upon and subject to the foregoing, Segal is of the opinion that, as of April 16, 2026, the Consolidation Consideration to be received by Consolidated Shareholders under the proposed Share Capital Amendment is fair from a financial point of view to such Consolidated Shareholders.

The full text of the written Segal Fairness Opinion, which sets out, among other things, assumptions made, information reviewed, matters considered and limitations on the scope of review undertaken in rendering such opinion is attached as Schedule D.

The Segal Fairness Opinion, based upon and subject to its scope of review, assumptions, limitations and qualifications, addresses the fairness, from a financial point of view, of the Consolidation Consideration pursuant to the Share Capital Amendment and does not address any other aspect of the Share Capital Amendment or any related transaction, including any legal, tax or regulatory aspects of the Share Capital Amendment to the Corporation or the Shareholders.

Segal provided the Segal Fairness Opinion to the Board for its exclusive use only in considering the Share Capital Amendment. The Segal Fairness Opinion may not be relied upon by any other person and does not address the relative merits of the Share Capital Amendment as compared to any other strategic alternatives that may be available to the Corporation.

Shareholders are urged to read the Segal Fairness Opinion in its entirety. This summary of the Segal Fairness Opinion is qualified in its entirety by the full text of the Segal Fairness Opinion. See Schedule D for a full copy of the Segal Fairness Opinion.

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Other Matters

Segal was engaged pursuant to a letter agreement dated March 6, 2026, to render an opinion to the Board with respect to the fairness from a financial point of view of the Consolidation Consideration to be received by Consolidated Shareholders under the proposed Share Capital Amendment for a flat fee of C$45,000. The Corporation has also agreed to indemnify Segal and certain related parties for any claims or expenses (including, without limitation, reasonable and documented out-of-pocket legal expenses) arising out of its engagement.

The Board determined, based in part on representations made to it by Segal, that Segal was independent from COSCIENS within the meaning of applicable securities laws and qualified to prepare the fairness opinion. Segal subsequently confirmed its independence in the presentation provided to the Board.

The Board selected Segal as its independent financial advisor in part because of its experience as an independent Canadian financial advisory firm that provides transaction advisory services in the areas of business and securities valuations, corporate finance, and mergers and acquisition. Segal has experience advising on the fairness of transactions involving privately held and publicly traded companies.

Trading in Common Shares

The Common Shares trade on the TSX under the symbol “CSCI” and are quoted on the “over-the-counter” market the (“OTC Market”) under the symbol “CSCIF”. The Corporation’s Common Shares were previously traded on NASDAQ from August 9, 2024 until September 5, 2025, under the symbol “CSCI” and under the symbol “AEZS” from November 20, 2015 until August 8, 2024.

The following table sets forth, for the periods indicated, the high and low trading prices (based on intra-day prices) in Canadian dollars and aggregate trading volumes of the Common Shares on the TSX:

	Price Range
Period	High (C$)	Low (C$)	Volume
Q1 2024	12.72	9.12	28,032
Q2 2024	15.13	5,40	91,266
Q3 2024	10.24	4.64	99,613
Q4 2024	5.22	3.65	130,724
Q1 2025	6.46	2.90	146,435
Q2 2025	5.30	3.35	96,293
Q3 2025	6.00	3.35	230,620
Q4 2025	3.80	2.80	181,472
Q1 2026	3.10	1.10	128,892
April 1 - [____], 2026	[___]	[___]	[_____]

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The following table sets forth, for the periods indicated, the high and low trading prices (based on intra-day prices) in U.S. dollars and aggregate trading volumes of the Common Shares on the OTC Market or NASDAQ:

	Price Range
Period	High (U.S. $)	Low (U.S. $)	Volume
Q1 2024	9.56	6.72	262,475
Q2 2024	11.10	3.96	581,267
Q3 2024	7.54	3.49	593,760
Q4 2024	3.99	2.50	348,483
Q1 2025	4.61	1.96	1,552,541
Q2 2025	3.90	2.30	241,533
Q3 2025(1)	4.40	2.00	589,938
Q4 2025	2.70	1.70	81,621
Q1 2026	2.18	0.79	126,827
April 1 - [____], 2026	[___]	[___]	[_____]

(1)	Includes data from June 1 – September 3, 2025 on NASDAQ and September 4 – September 30 on the OTC Market.

Dividends

The Corporation has never declared or paid any dividends on the Common Shares and does not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends is subject to the discretion of the Board and will depend upon various factors, including the Corporation’s results of operations and financial condition.

Effect on Warrants, Options and DSUs

The effect of the Share Capital Amendment on any outstanding warrants, options or DSUs of the Corporation will be to increase any exercise or conversion price by a multiple of three (3), and to decrease the number of underlying Common Shares by a factor of three (3). For example, the warrants outstanding under the Warrant Indenture dated as of May 31, 2024, which warrants currently represent the right to purchase one (1) Common Share for an exercise price of US$0.01; following the Effective Date, such that warrants shall represent the right to purchase one-third (1/3) of a Common Share for an exercise price of US$0.03.

TSX Approval

Assuming Shareholder approval is received at the Meeting, the Share Capital Amendment will be subject to the approval of the TSX.

No Dissent Rights

Under the CBCA, certain corporate actions, including amalgamations, continuances, sales of all or substantially all of the assets of a corporation, and other amendments to a corporation’s articles provide for dissent rights. However, a share consolidation effected by way of articles of amendment under the CBCA is not one of the corporate actions for which dissent rights are provided under subsection 190(1) of the CBCA, and Shareholders are not entitled to exercise any statutory dissent rights under the CBCA with respect to the proposed Share Capital Amendment. To the extent a Shareholder desires to be included or excluded from the effect of the Share Capital Amendment, such Shareholder may purchase additional Common Shares so as to hold a number of Common Shares equal to or greater than the Consolidation Ratio, or sell Common Shares, as the case may be, prior to the Effective Time.

Procedural Steps

If the Share Capital Amendment is approved at the Meeting, Shareholders will be required to take the specific actions set out below.

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Registered Shareholders holding fewer Common Shares than the Consolidation Ratio

In order to receive payment of the Consolidation Consideration, registered Shareholders who own any Common Shares represented by shares certificates or DRS positions of less than the Consolidation Ratio (individually, and not in the aggregate) immediately prior to the Effective Time must complete and sign the Letter of Transmittal enclosed with this Circular and return it, together with the certificate(s) or DRS Advice(s) representing such Common Shares, as applicable, to Computershare. Each share certificate or DRS Advice that represents Common Shares less than the Consolidation Ratio will entitle a registered Shareholder to receive the Consolidation Consideration.

Registered Shareholders holding a number of Common Shares equal to or greater than the Consolidation Ratio

In connection with the Share Capital Amendment, the Corporation is required to obtain a new CUSIP number to be assigned to the Common Shares and registered Remaining Shareholders will be entitled to a fewer number of Common Shares than held prior to the Effective Time. Accordingly, registered holders who own any Common Shares represented by share certificates or DRS positions equal to or greater than the Consolidation Ratio (individually, and not in the aggregate) immediately prior to the Effective Time must complete and sign the Letter of Transmittal enclosed with this Circular and return it, together with the certificate(s) or DRS Advice(s) representing such Common Shares, as applicable, to Computershare. For each share certificate or DRS Advice that represents Common Shares equal to or greater than the Consolidation Ratio, a new DRS Advice will then be sent to the registered Shareholder reflecting the new number of Common Shares such Shareholder is entitled to following the Share Capital Amendment and the new CUSIP number.

Beneficial Shareholders holding fewer Common Shares than the Consolidation Ratio

Only registered Shareholders are required to complete, sign and submit the appropriate Letter of Transmittal as described above. Beneficial Shareholders who own Common Shares beneficially (a) through an intermediary (including, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered registered retirement savings plans, registered retirement income funds, registered education savings plans and similar plans), or (b) in the name of a clearing agency (such as CDS), are not required to submit a Letter of Transmittal. The intermediary or the clearing agency, as the case may be, will take the appropriate steps and arrange for payment of any Consolidation Consideration to such beneficial Shareholders.

Intermediaries will be required, using the electronic systems of CDS or DTC as may be applicable, to advise the Corporation’s registrar and transfer agent, Computershare Trust Company of Canada, prior to the Effective Date of the number of Shareholders who are holding fewer Common Shares than the Consolidation Ratio and the number of Common Shares so held for the purposes of determining the number of beneficial Shareholders affected by the Share Capital Amendment and the number of Common Shares which will be eliminated pursuant to the Share Capital Amendment.

Beneficial Shareholders holding a number of Common Shares equal to or greater than the Consolidation Ratio

Only registered Shareholders are required to complete, sign and submit the appropriate Letter of Transmittal as described above. Beneficial Shareholders who own Common Shares beneficially (a) through an intermediary (including, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered registered retirement savings plans, registered retirement income funds, registered education savings plans and similar plans), or (b) in the name of a clearing agency (such as CDS), are not required to submit a Letter of Transmittal. The intermediary or the clearing agency, as the case may be, will take the appropriate steps to ensure that the beneficial Shareholders’ accounts are adjusted to reflect the new number of Common Shares such Shareholder is entitled to following the Share Capital Amendment and the new CUSIP number.

Shareholders with positions (i.e. individual share certificates or individual accounts) representing a number of Common Shares less than the Consolidation Ratio (individually, and not the in aggregate) who wish to remain a Shareholder following the Share Capital Amendment can purchase such additional Common Shares in that position that would result in such Shareholder holding at least one (1) whole post-Consolidation Common Share at the Effective Time.

Certain Canadian Income Tax Considerations

The following is, as of the date hereof, a general summary of the principal Canadian federal income tax considerations generally applicable to a holder who holds the Common Shares as capital property, deals at arm’s length with the Corporation, and is not affiliated with the Corporation (a “Holder”). Generally, the Common Shares will be considered to be capital property to a Holder provided the Holder does not hold the Common Shares in the course of carrying on a business of trading or dealing in securities and has not acquired the Common Shares in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (i) that is a partnership; (ii) that is a “financial institution” (as defined in the Income Tax Act (Canada) (the “Tax Act”) for purposes of the mark-to-market rules); (iii) that is a “specified financial institution” (as defined in the Tax Act); (iv) an interest in which is or would be a “tax shelter investment” (as defined in the Tax Act); (v) that has entered or will enter into a “derivative forward agreement”, a “synthetic disposition arrangement”, or a “dividend rental arrangement” (as defined in the Tax Act) in respect of the Common Shares; or (vi) who has elected to report its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian dollars. Any such Holders should consult their own tax advisors with respect to an investment in the Common Shares.

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This summary is based upon the facts set out in this circular, the assumptions set out herein, current provisions of the Tax Act and the Regulations, taking into account all proposed amendments to the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (“Tax Proposals”), and an understanding of the current administrative practices and assessing policies published in writing by the Canada Revenue Agency prior to the date hereof. This summary assumes the Tax Proposals will be enacted in the form proposed; however, no assurance can be given that the Tax Proposals will be enacted in the form proposed, or at all. The summary is not exhaustive of all possible income tax considerations and, except for the Tax Proposals, does not take into account or anticipate any changes in the law, whether by way of legislative, governmental or judicial decision or action, or in the administrative practices or assessing policies of the Canada Revenue Agency, nor does it take into account tax laws of countries other than Canada or any provincial, territorial or foreign tax legislation or considerations, which may differ significantly from the tax considerations described herein.

The income and other tax consequences of acquiring, holding or disposing of Common Shares will vary depending on the particular circumstances of the Holder. Accordingly, this summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular or prospective Holder, and no representations with respect to the income tax consequences to any Holder or prospective Holder are made. Consequently, prospective Holders should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring Common Shares having regard to their particular circumstances.

Canadian Currency

For purposes of the Tax Act, all amounts relating to acquiring, holding or disposing of Common Shares (including, adjusted cost base and proceeds of disposition) must be expressed in Canadian dollars. For purposes of the Tax Act, amounts denominated in a foreign currency generally must be converted into Canadian dollars using the appropriate exchange rate determined in accordance with the detailed rules in the Tax Act in that regard.

Classification of Consolidation Consideration

The Consolidation Consideration to be paid to a Holder is expected to be less than the “paid up capital” (as defined for purposes of the Tax Act) of the related Common Shares, and the payment of the Consolidation Consideration is not expected to be classified as a taxable dividend for purposes of the Tax Act.

Accordingly, recipients of the Consolidation Consideration would ordinarily classify the Consolidation Consideration to be proceeds of disposition of their Common Shares and would report the transaction as any other share dispositions.

Consolidation of Common Shares

The Remaining Shareholders should not be considered to have disposed of their Common Shares. The aggregate adjusted cost base of the Common Shares held by such Remaining Shareholders immediately after completion of the Share Capital Amendment should be equal to the adjusted cost base to such Shareholder of all its Common Shares immediately before the Share Capital Amendment.

Canadian Resident Holders

The following portion of this summary applies to a Holder who, for purposes of the Tax Act and at all relevant times, is resident, or is deemed to be resident, in Canada and is not a Remaining Common Shareholder (each a “Canadian Holder”).

Certain Canadian Holders whose Common Shares might not otherwise qualify as capital property may be entitled to make an irrevocable election pursuant to subsection 39(4) of the Tax Act to have the Common Shares, and every other “Canadian security” (as defined by the Tax Act) owned by such Canadian Holder in the taxation year of the election and in all subsequent taxation years, deemed to be capital property. Canadian Holders should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Tax Act is available or advisable in their particular circumstances.

A Canadian Holder will be considered to have disposed of their Common Shares for a capital gain (or capital loss) equal to the amount, if any, by which the Consolidation Consideration paid in respect of such Common Shares, net of any reasonable costs of disposition, exceed (or are less than) the “adjusted cost base” (for the purposes of the Tax Act) of the Common Shares to the Canadian Holder immediately before the disposition.

One-half of the amount of any capital gain (a “taxable capital gain”) realized by a Canadian Holder on a disposition of Common Shares in a taxation year must be included in computing such Canadian Holder’s income for that year, and one-half of any capital loss (an “allowable capital loss”) realized by a Canadian Holder on a disposition of Common Shares in a taxation year must be deducted from any taxable capital gains realized by the Canadian Holder in the year, subject to and in accordance with the provisions of the Tax Act. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against net taxable capital gains realized in such years, subject to and in accordance with the provisions of the Tax Act.

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A capital gain realized by a Canadian Holder who is an individual or trust (other than certain specified trusts) may give rise to a liability for alternative minimum tax, as calculated under the detailed rules set out in the Tax Act. Canadian Holders who are individuals should consult their tax advisors in this regard.

A “Canadian-controlled private corporation” (as defined in the Tax Act) or a “substantive CCPC” (as defined in the Tax Act) that disposes of Common Shares may be liable to pay an additional tax, which is refundable, under certain circumstances, on certain investment income for the year, including amounts in respect of taxable capital gains.

Non-Resident Holders

This portion of the summary applies to a Holder who, at all relevant times, for purposes of the Tax Act is not, and is not deemed to be, resident in Canada and is not a Remaining Common Shareholder (each a “Non-Resident Holder”) This summary does not apply to a Non-Resident Holder that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere or that is an “authorized foreign bank” (as defined in the Tax Act) and such holders should consult their own tax advisors.

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition of Common Shares unless the Common Shares were to be classified as being “taxable Canadian property” under the Tax Act. A common share will not be “taxable Canadian property” (within the meaning of the Tax Act) of a Non-Resident Holder at a particular time provided that the Common Shares are listed on a “designated stock exchange” (which currently includes the TSX) unless, at any time during the 60-month period that ends at that time (i) one or any combination of (a) the Non-Resident Holder, (b) persons with whom the Non-Resident Holder did not deal at arm’s length (for the purposes of the Tax Act), and (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, owned 25% or more of the issued shares of any class or series of the capital stock of the Corporation, and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of: (a) real or immovable properties situated in Canada, (b) “Canadian resource properties”, (c) “timber resource properties”, and (d) options in respect of, or interests in, or for civil law rights in, any of the foregoing property whether or not the property exists, each term as defined in the Tax Act (such share being a “Taxable Canadian Share”). Management of the Corporation does not anticipate that the Common Shares are classified as a Taxable Canadian Share.

Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the Common Shares may be deemed to be taxable Canadian property. Any Non-Resident Holder whose Common Shares are classified as taxable Canadian property should consult their own tax advisors.

Certain U.S. Federal Income Tax Considerations

The following discussion is a general summary of certain U.S. federal income tax considerations of the Consolidation and Split that may be relevant to U.S. Holders (as defined below) that hold Common Shares as a capital asset for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, published administrative rulings and judicial decisions as of the date hereof, all of which may change, possibly with retroactive effect, resulting in U.S. federal income tax consequences that may differ from those discussed below.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Common Shares that for U.S. federal income tax purposes is: (1) an individual citizen or resident of the United States; (2) a corporation (including any entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a U.S. Holder in light of its particular circumstances or to U.S. Holders that may be subject to special tax rules, including: (i) U.S. Holders subject to the alternative minimum tax; (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) partnerships (or other flow-through entities for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; (viii) U.S. Holders whose “functional currency” is not the U.S. dollar; (ix) U.S. Holders holding Common Shares as a position in a hedging transaction, “straddle”, “conversion transaction”, constructive sale, or other arrangement involving more than one position; (x) U.S. Holders who acquired our Common Shares in connection with employment or otherwise in connection with the performance of services; (xi) U.S. expatriates; (xii) U.S. Holders that own (directly, indirectly, or by attribution) 10% or more, by voting power or value, of our issued and outstanding Common Shares; or (xiii) U.S. Holders that are required to accelerate the recognition of any item of gross income with respect to our Common Shares as a result of such income being recognized on an applicable financial statement.

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If a partnership (including any entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our Common Shares, the tax treatment of a holder that is a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. This summary does not address the tax consequences to any such partnership or partner. Such a partnership or partner should consult its own tax advisor as to the tax consequences of the Consolidation and Split to it in light of its own circumstances.

We have not sought, and will not seek, an opinion of counsel or a ruling from the U.S. Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of the Consolidation and Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge. The following summary does not address any U.S. state, local or non-U.S. tax consequences, any estate, gift or other non-U.S. federal income tax consequences, or the Medicare tax on net investment income.

EACH U.S. HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE CONSOLIDATION AND SPLIT TO SUCH HOLDER IN LIGHT OF ITS OWN CIRCUMSTANCES.

Tax Consequences of the Consolidation and Split

The Consolidation and Split are intended to be treated as one or more “recapitalizations” for U.S. federal income tax purposes. As a result and subject to the discussion below under the heading “Passive Foreign Investment Company Considerations”, a U.S. Holder should not recognize gain or loss as a result of the Consolidation and Split, except with respect to the receipt of Consolidation Consideration. A U.S. Holder’s aggregate tax basis in the post-Consolidation Common Shares received pursuant to the Consolidation and Split should equal the aggregate tax basis of the pre-Consolidation Common Shares held by such U.S. Holder, and such U.S. Holder’s holding period in the post-Consolidation Common Shares should include the holding period of its pre-Consolidation Common Shares. U.S. Holders that acquired Common Shares on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of their post-Consolidation Common Shares.

Subject to the discussion below under the heading “Passive Foreign Investment Company Considerations”, a U.S. Holder that receives Consolidation Consideration should recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s tax basis in the Common Shares that the U.S. Holder held prior to the Consolidation. The capital gain or loss should be long term capital gain or loss if the U.S. Holder’s holding period for its pre-Consolidation Common Shares exceeds one year at the effective time. Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. Deductions for capital losses are subject to substantial limitations.

Passive Foreign Investment Company Considerations

Adverse U.S. federal income tax rules generally apply to U.S. Holders who directly or indirectly hold stock of a passive foreign investment company (“PFIC”). We would be classified as a PFIC for U.S. federal income tax purposes for a taxable year if (i) at least 75% of our gross income is “passive income” or (ii) at least 50% of the average value of our assets, including goodwill (based on annual quarterly average), is attributable to assets which produce passive income or are held for the production of passive income.

The determination of whether we are, have been, or will be, a PFIC for a taxable year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to various interpretations. Although the matter is not free from doubt, we believe that we were not a PFIC during our taxable year ended December 31, 2025, and will not likely be a PFIC during our taxable year ending December 31, 2026. We also believe that, while we were a PFIC for our 2015 taxable year, we have not been a PFIC for any taxable year thereafter. Because PFIC status is based on our income, assets and activities for the entire taxable year, and our market capitalization, it is not possible to determine whether we will be characterized as a PFIC for the taxable year ending December 31, 2026, until after the close of the taxable year. The tests for determining PFIC status are subject to a number of uncertainties. These tests are applied annually, and it is difficult to accurately predict future income, assets and activities relevant to this determination. In addition, because the market price of our Common Shares is likely to fluctuate, the market price may affect the determination of whether we will be considered a PFIC. There can be no assurance that we will not be considered a PFIC for any taxable year (including our taxable year ending December 31, 2026).

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While we do not believe that we are currently are a PFIC, if we were treated as a PFIC for any taxable year during which a U.S. Holder held Common Shares, certain adverse U.S. federal income tax consequences could apply to a U.S. Holder as a result of the Consolidation and Split. Therefore, U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the Consolidation and Split to them in light of their own circumstances.

Information Reporting and Backup Withholding

A payment of cash Consolidation Consideration that is made within the United States or conducted through certain U.S.-related financial intermediaries generally is subject to U.S. information reporting, and may be subject to U.S. federal backup withholding (currently at the rate of 24%), unless: (i) the U.S. Holder is a corporation or other exempt recipient; or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. U.S. Holders should consult their own tax advisers regarding the application of the U.S. information reporting and backup withholding rules to them in light of their own circumstances.

Persons/Assets Retained, Employed, Compensated or Used

In connection with the Share Capital Amendment, the Corporation has retained the following persons to make solicitations or recommendations to Shareholders:

Segal has been retained as the Corporation’s independent financial advisor in connection with the Share Capital Amendment. Segal will receive a fee of C$45,000 for its services, none of which is contingent upon the consummation of the Share Capital Amendment.

Borden Ladner Gervais LLP has been retained as Canadian legal counsel to the Corporation in connection with the Share Capital Amendment. Norton Rose Fulbright US LLP has been retained as U.S. legal counsel to the Corporation in connection with the Share Capital Amendment.

Computershare Trust Company of Canada acts as the Corporation’s registrar and transfer agent. An affiliate of Computershare Trust Company of Canada, Computershare Investor Services Inc., has been retained as depositary and exchange agent in connection with the Share Capital Amendment.

None of the foregoing persons has been retained on the basis of any arrangement or understanding, written or oral, that any such person will receive any benefit from the Corporation in connection with the Share Capital Amendment other than as described above.

Financial Information

Financial Statements

The following financial statements regarding the Corporation is incorporated by reference herein:

The Corporation’s audited consolidated financial statements for the fiscal years ended December 31, 2025 and 2024, together with the notes thereto and the report of the independent registered public accounting firm thereon, are included in the Corporation’s Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 25, 2026, and are available on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov.

Net Book Value

The net book value per Common Share as of December 31, 2025 was $1.21. The Consolidation Consideration of $1.30 per pre-Consolidation Common Share represents a premium of approximately 7.44% to the net book value per Common Share as of December 31, 2025.

Pro Forma Information

It is expected that approximately 6.79% of the pre-Consolidation Common Shares (or approximately 216,295 Common Shares) will be eliminated by the Consolidation, which pre-Consolidation Common Shares will be paid out by the Corporation for an aggregate Consolidation Consideration of approximately $346,072.

The Common Shares of the Remaining Shareholders (i.e., the holders of Common Shares not so eliminated by the Consolidation) will, immediately following the Consolidation, be subject to the Split. No fractional Common Shares will be issued to Remaining Shareholders as a result of the Split and any fractional interest in Common Shares that would otherwise result from the Split will be rounded down to the nearest whole Common Share without any compensation therefor. Accordingly, as a result of the Share Capital Amendment, the number of Common Shares held by Remaining Shareholders will be approximately one-third the number of Common Shares held by such Remaining Shareholders immediately prior to the Share Capital Amendment (subject to rounding of fractional interests). Notwithstanding the reduction in the absolute number of Common Shares issued and outstanding as a result of (i) the elimination of the Consolidated Shareholders, and (ii) the net effect of the Share Capital Amendment, the shareholdings of Remaining Shareholders, as a percentage of the total issued and outstanding Common Shares, will be slightly increased.

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Our audited financial statements included in our Annual Reports on Form 20-F, which are incorporated by reference, do not reflect the Share Capital Amendment. Accordingly, the following table sets the expected impact of the Share Capital Amendment on the metrics set out below, on a pro forma basis, after giving effect to the Share Capital Amendment:

	As at December 31, 2025	Pro Forma as at December 31, 2025
Weighted-average number of shares outstanding (basic and diluted)	3,165,300	983,002
Cash and cash equivalents(1)	$7,300	$6,954	(2)
Net loss(1)	$10,358	$10,358
Net loss per share (basic and diluted)	$3.27	$10.54
Net book value(1)	$3,842	$3,842
Net book value per share (basic and diluted)	$1.21	$3.91

(1)	In thousands of US dollars.
(2)	Accounts only for expected aggregate Consolidation Consideration; does not account for other expenses related to the completion of the Share Capital Amendment.

Past Contacts, Transactions, Negotiations and Agreements with Related Parties

Effective March 1, 2026, Goodwood Inc., an investment fund manager, formerly controlled by Peter Puccetti, was sold to a third party, Nour Private Management Inc., an affiliate of Nour Private Wealth Inc., and as a result of the transaction, Mr. Puccetti ceased to have beneficial ownership or control over the securities held in the Goodwood Fund (a mutual fund managed by Goodwood Inc.), which included 241,570 Common Shares. Following the transaction, and as of the date of this circular, Mr. Puccetti has beneficial ownership or control over a total of 15,687 Common Shares. Other than the foregoing, none of the directors or executive officers of the Corporation has purchased or sold any Common Share during the past 60 days.

The following table sets forth all transactions in the Common Shares effected by the Corporation’s directors and executive officers during the past two years:

Date	Name	Nature of Transaction	Number of Common Shares	Price per Common Share
July 10, 2024	Peter Puccetti(1)	Sale of Common Shares	1	$7.25
July 10, 2024	Peter Puccetti	Sale of Common Shares	100	$7.30
July 10, 2024	Peter Puccetti	Sale of Common Shares	80	$7.26
July 10, 2024	Peter Puccetti	Sale of Common Shares	5	$7.24
July 10, 2024	Peter Puccetti	Sale of Common Shares	1589	$7.25
July 10, 2024	Peter Puccetti	Sale of Common Shares	300	$7.30
July 10, 2024	Peter Puccetti	Sale of Common Shares	600	$7.20
July 10, 2024	Peter Puccetti	Sale of Common Shares	68	$7.33
July 10, 2024	Peter Puccetti	Sale of Common Shares	67	$7.33
July 10, 2024	Peter Puccetti	Sale of Common Shares	67	$7.33
July 10, 2024	Peter Puccetti	Sale of Common Shares	300	$7.25
July 10, 2024	Peter Puccetti	Sale of Common Shares	1524	$7.30
July 12, 2024	Ronald Miller	Grant of deferred share units	15,000	$6.32

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July 12, 2024	Carolyn Egbert(2)	Grant of deferred share units	12,500		$6.32
July 12, 2024	Genevieve Foster(2)	Grant of deferred share units	12,500		$6.32
July 12, 2024	Ulrich Kosciessa	Grant of deferred share units	12,500		$6.32
July 12, 2024	William Li(2)	Grant of deferred share units	12,500		$6.32
July 16, 2024	Peter Puccetti	Exercise of warrants	46,470		$0.01
August 28, 2024	Peter Puccetti	Purchase of Common Shares	121		$3.60
August 28, 2024	Peter Puccetti	Purchase of Common Shares	1000		$3.60
October 18, 2024	Peter Puccetti	Purchase of Common Shares	613		$3.70
October 21, 2024	Peter Puccetti	Purchase of Common Shares	2,036		$3.70
October 22, 2024	Peter Puccetti	Purchase of Common Shares	1,350		$3.70
October 22, 2024	Peter Puccetti	Purchase of Common Shares	300	C$	5.00
October 23, 2024	Peter Puccetti	Purchase of Common Shares	1,286		$3.70
October 24, 2024	Peter Puccetti	Purchase of Common Shares	654		$3.70
October 25, 2024	Peter Puccetti	Purchase of Common Shares	156		$3.70
November 21, 2024	Peter Puccetti	Purchase of Common Shares	2,000		$2.90
November 22, 2024	Peter Puccetti	Purchase of Common Shares	217		$2.90
December 2, 2024	Peter Puccetti	Purchase of Common Shares	1,137		$2.90
December 12, 2024	Peter Puccetti	Purchase of Common Shares	397		$2.80
December 12, 2024	Peter Puccetti	Purchase of Common Shares	588		$2.86
December 12, 2024	Peter Puccetti	Purchase of Common Shares	17		$2.88
December 12, 2024	Peter Puccetti	Purchase of Common Shares	1		$2.89
December 12, 2024	Peter Puccetti	Purchase of Common Shares	233		$2.90
December 12, 2024	Peter Puccetti	Purchase of Common Shares	300	C$	4.00
December 13, 2024	Peter Puccetti	Purchase of Common Shares	33		$2.90
December 13, 2024	Peter Puccetti	Purchase of Common Shares	7,300	C$	4.11
December 16, 2024	Peter Puccetti	Purchase of Common Shares	10		$2.87
December 16, 2024	Peter Puccetti	Purchase of Common Shares	552		$2.90
December 16, 2024	Peter Puccetti	Purchase of Common Shares	2,800	C$	4.11
December 17, 2024	Peter Puccetti	Purchase of Common Shares	102		$2.90
March 1, 2026	Peter Puccetti	Disposition of Common Shares(3)	241,570		-

(1) All transactions of Common Shares by Peter Puccetti, as reflected in the foregoing table, were effected by either Goodwood Fund or Puccetti Funds Management Inc., through which Mr. Puccetti was deemed to beneficially own or control the Common Shares. In addition, Mr. Puccetti joined the Corporation as a director effective May 30, 2025 and many of the transactions reflected in the foregoing table occurred prior to such time. Information concerning such transactions (which occurred prior to Mr. Puccetti becoming a director or executive officer) is publicly available dating back to July 2024 as a result of filings made pursuant to Section 13 of the Exchange Act and such information has been reproduced here.

(2) Carolyn Egbert resigned from the Board on October 8, 2024. Genevieve Foster and William Li resigned from the Board on May 30, 2025.

(3) Effective March 1, 2026, Goodwood Inc., an investment fund manager, formerly controlled by Peter Puccetti, was sold to a third party, Nour Private Management Inc., an affiliate of Nour Private Wealth Inc., and as a result of the transaction, Mr. Puccetti ceased to have beneficial ownership or control over the securities held in the Goodwood Fund (a mutual fund managed by Goodwood Inc.), which included 241,570 Common Shares.

Reconstitution of Board

Other than as described below, during the past two years, there have been no negotiations, transactions or material contacts between the Corporation or any of its affiliates, on the one hand, and any of the Corporation’s directors, executive officers or affiliates, on the other hand, concerning any merger, consolidation, acquisition, tender offer, election of directors or sale or transfer of a material amount of assets of the Corporation.

On May 30, 2025, the Corporation entered into a resolution agreement (the “Resolution Agreement”) with Goodwood Inc., Goodwood Fund and Puccetti Funds Management Inc. to resolve matters relating to the 2025 annual and special meeting of the Corporation’s Shareholders. Pursuant to the Resolution Agreement, the Corporation implemented a consensual reconstitution of its board of directors, which resulted in the Board being reconstituted, on May 30, 2025, to comprise the following six directors: Anthony J. Giovinazzo, Ulrich Kosciessa, Ronald W. Miller, Peter H. Puccetti, Robert A. Seager and David Spear.

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Background to the Share Capital Amendment

The following is a summary of the material contacts, negotiations and transactions that have occurred during the past two years that are relevant to the Share Capital Amendment:

(a)	On March 25, 2025, an Audit Committee meeting was held, which meeting was attended to by all of the then-current members of the Board, a representative of Norton Rose Fulbright, as external counsel to the Corporation. At the meeting, Board members engaged in discussion regarding the costs and benefits of maintaining the Corporation’s NASDAQ listing and determined that that it would be prudent to explore the possibility and implications of a NASDAQ delisting further. Management was instructed to undertake further analysis, with the support of their external advisors, and report to the Board.

(b)	On May 30, 2025, the Corporation implemented a consensual reconstitution of the Board pursuant to the Resolution Agreement. See “– Past Contacts, Transactions, Negotiations and Agreements with Related Parties – Reconstitution of Board”.

(c)	At a Board meeting on June 25, 2025, management reported its analysis to the Board regarding the potential cost savings associated with a NASDAQ delisting. It was determined that, while the delisting would allow for certain cost savings, including in respect of D&O liability insurance coverage and listing fees, that the potential cost-savings would be much more significant if the Corporation were able to cease its public reporting obligations under the Exchange Act, as a subsequent step following a NASDAQ de-listing.

(d)	On June 26, 2025, certain directors and executive officers met with counsel at Norton Rose Fulbright to explore the prospect of, and potential paths to, ceasing its public reporting obligations under the Exchange Act. It was determined that the Corporation would be unable to cease or suspend its U.S. public reporting obligations in 2025, but that the Corporation may be able to cease or suspend such obligations in 2026, following the filing of its Annual Report on Form 20-F for the year-ended 2025, if certain conditions were met.

(e)	In late June and early July, further analysis was undertaken regarding the process and timing for de-listing from NASDAQ and the possibility of subsequently pursuing a cession or suspension of the Corporation’s U.S. public reporting obligations.

(f)	During meetings of the Audit Committee and the Board on August 14, 2025, management outlined a proposed plan to formally initiate the NASDAQ delisting process, and in connection therewith, to reduce the Corporation’s D&O insurance coverage. Management also updated the Board at a high-level on the subsequent plans to pursue the cessation or suspension of the Corporation’s SEC reporting obligations in 2026.

(g)	Later in the day on the August 14, 2025, the Corporation disclosed in its interim filings for the quarter ended June 30, 2025, that the Board had approved, and the Corporation had notified NASDAQ of, its decision to voluntarily delist from the NASDAQ. In the same filings, the Corporation also disclosed its ultimate intention to make filings with the SEC at a later date, to terminate its reporting obligations under the Exchange Act.

(h)	On September 5, 2025, the Common Shares were voluntarily delisted from NASDAQ.

(i)	At a Board Meeting on November 11, 2025, management advised the Board that it had begun discussions with legal counsel with a view to formulating a detailed plan to be in position to terminate or suspend the Corporation’s reporting obligations under the Exchange Act, following the filing of the Corporation’s Form 20-F for 2025 (scheduled for late March 2026).

(j)	From mid November 2025 through early March 2026, management (including Mr. Puccetti, in his role as Interim CEO & Chair of the Board) consulted with Borden Ladner Gervais, as Canadian legal counsel, and Norton Rose Fulbright, as U.S. legal counsel, to analyze the various strategic and legal paths available to the Corporation to complete the SEC Reporting Suspension or another transaction with similar effect. See “– Background and Reasons for the Share Capital Amendment; Purpose, Effects, and Alternatives” and “– Alternatives Considered”.

(k)	At a Board meeting on March 4, 2026, the proposed Share Capital Amendment and the related analysis and alternatives considered by management and legal counsel were discussed and the Board resolved to pursue the Share Capital Amendment. The Board discussed whether holders of fractional interests, post-Consolidation, would be paid consideration, and if so, on what basis. It was discussed that market practice varied across share consolidation transactions, noting that fractional interests were sometimes not paid out at all, and that, where cash payments were made, they were generally settled at market price (often based on a volume weighted average price or similar measure at the time of the consolidation). The Board was advised, among other things, that (i) the Share Capital Amendment would constitute a “going private transaction” for purposes of the Exchange Act, which would require, among other things, the Board to make affirmative determinations as to the procedural and substantive fairness of the Share Capital Amendment to Unaffiliated Shareholders, (ii) that obtaining a fairness opinion from an independent financial advisor, while not legally required, may be advisable in such context, including to help support the Board’s conclusions vis-à-vis any consideration to be paid to Consolidated Shareholders, and (iii) that management and legal counsel had already been in touch with a number of financial advisors regarding a possible engagement for this purpose. Following a discussion, the Board resolved to approve the engagement of Segal. The Board acknowledged that the final price would need to be determined at a later date and resolved to await preliminary feedback from Segal before making such determination.

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(l)	On March 6, 2026, the Board retained Segal as its independent financial advisor in connection with the Share Capital Amendment.

(m)	During March and early April, representatives of Segal corresponded and met with representatives of the Corporation on a number of occasions to discuss Segal’s ongoing work, confirm certain facts, and discuss Segal’s preliminary views as to the range of what Consolidation Consideration might ultimately be considered fair, from a financial point of view, to Unaffiliated Shareholders.

(n)	On April 9, 2026, Mr. Puccetti, Chair of the Board and Interim Chief Executive Officer, following discussions with management, Segal, and legal counsel, made a recommendation to the Board that the Consolidation Consideration be set at US$1.60 per pre-Consolidation Common Share.

(o)	On April 16, 2026, Segal presented its analysis to the Board and delivered its fairness opinion to the Board to the effect that the Consolidation Consideration to be received by Consolidated Shareholders is fair, from a financial point of view, to such Consolidated Shareholders. Following Segal’s presentation, the Board asked questions of Segal and of legal counsel and, following a detailed discussion, determined to approve the Consolidation Ratio and the Consolidation Consideration.

(p)

On April 17, 2026, the Board passed a unanimous resolution which, among other things: (i) determined the Share Capital Amendment is in the best interest of the Corporation, substantively and procedurally fair to Unaffiliated Shareholders, (ii) approved the Board’s recommendation that Shareholders vote to approve the Share Capital Amendment; and (iii) approving the filing of the Rule 13e-3 Transaction Statement on Schedule 13E-3 with the SEC.

Purposes of the Transaction and Plans or Proposals

The primary purpose of the Share Capital Amendment is to reduce the number of Holders of Record to fewer than 300, which will enable the Corporation to file a Form 15 with the SEC to suspend its reporting obligations under the Exchange Act. The Corporation intends to remain listed on the TSX and to continue to have its Common Shares quoted for trading on the OTC Market. The Corporation also intends to continue to meet its public reporting obligations as a “reporting issuer” under applicable Canadian securities laws.

Following the Share Capital Amendment, the Corporation expects its business and operations to continue as they are currently being conducted. The Corporation has no current plans or proposals to effect any extraordinary corporate transaction such as a merger, reorganization, sale or liquidation, to change its senior management, to change materially its capitalization, or otherwise to effect any material change in its corporate structure or business, other than as disclosed in this Circular.

Solicitation or Recommendation

The Board unanimously recommends that Shareholders vote FOR the Share Capital Amendment Resolution. The Board’s recommendation is based on the factors described under “– Substantive and Procedural Factors Considered by the Board as to the Fairness of the Share Capital Amendment” above.

The Board has determined that the Share Capital Amendment is substantively and procedurally fair to, and in the best interests of, the Unaffiliated Shareholders, whether they remain as Shareholders following the Share Capital Amendment or receive the Consolidation Consideration for their pre-Consolidation Common Shares. The Board believes that the anticipated cost savings from the SEC Reporting Suspension, the continued listing of the Common Shares on the TSX and quoting on the OTC Market, the fairness of the Consolidation Consideration (as supported by the fairness opinion of Segal), and the ability of Shareholders to acquire additional Common Shares prior to the Effective Time in order to remain Shareholders, collectively support the Board’s determination that the Share Capital Amendment is fair to Unaffiliated Shareholders.

No director of the Corporation has expressed a view that differs from the Board’s unanimous recommendation.

Neither the Corporation nor the Board makes any recommendation as to whether Shareholders holding fewer Common Shares than the Consolidation Ratio should acquire additional Common Shares in order to hold a number of Common Shares equal to or greater than the Consolidation Ratio prior to the Effective Time, or whether such Shareholders should take no action and receive the Consolidation Consideration. Each Shareholder must make his, her or its own decision regarding the Share Capital Amendment based on such Shareholder’s particular circumstances.

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Interest in Securities of the Corporation

The following table sets forth, as of [______], 2026, the number of Common Shares beneficially owned, or over which control or direction is exercised by each director and executive officer of the Corporation, and the percentage of the issued and outstanding Common Shares represented thereby:

		Prior to Share Consolidation		After Share Capital Amendment
Name	Position	Common Shares Beneficially Owned or Controlled	Percentage of Outstanding Common Shares(1)	Common Shares Beneficially Owned or Controlled	Percentage of Outstanding Common Shares(2)(3)
Peter H. Puccetti	Interim CEO & Chair of the Board	15,687	0.49%	5,229	0.53%
Giuliano La Fratta	CFO	–	–	–	–
Michel Regnier	CTO	–	–	–	–
Anthony J. Giovinazzo	Director	–	–	–	–
Ulrich Kosciessa	Director	1,848	0.06%	616	0.06%
Ronald W. Miller	Director	–	–	–	–
Robert A. Seager	Director	–	–	–	–
David Spear	Director	–	–	–	–
Total		17,535	0.55%	5,845	0.59%

(1)	Based on 3,184,155 existing Common Shares outstanding as of March 24, 2026.
(2)	Based on an estimated 989,286 Common Shares to be outstanding following the Share Consolidation.

Source of Funds

The Corporation plans to use its available cash and cash equivalents to fund the Consolidation Consideration and the expenses associated with the Share Capital Amendment. No external financing will be required to complete the Share Capital Amendment. As of December 31, 2025, the Corporation had cash and cash equivalents of approximately $7.3M. The Corporation estimates that approximately $786,785 in cash will be required to complete the Share Capital Amendment, consisting of: (i) approximately $346,072 in aggregate Consolidation Consideration payable to Consolidated Shareholders; and (ii) approximately $440,713 in professional fees and other expenses related to the transaction. The Corporation will bear all expenses, excluding brokerage commissions and taxes, if any related to the implementation of the Share Capital Amendment. The following is a reasonably itemized statement of the fees and expenses that have been incurred or that are estimated to be incurred in connection with the Share Capital Amendment:

Expense Category	Estimated Amount ($)
Aggregate Consolidation Consideration	$346,072
Legal Fees (1)	$385,000
Financial Advisor Fees(2)	$32,358
Auditor Fees(2)	$7,190
Transfer Agent Fees(2)(3)	$16,537
SEC Filing Fees	$48
Total Estimated Expenses	$787,205

(1)	Partially based on an exchange rate of CAN$1.000 = U.S.$0.719 on April 2, 2026 to account for the legal fees of the Corporation’s Canadian legal counsel, Borden Ladner Gervais LLP.
(2)	Based on an exchange rate of CAN$1.000 = U.S.$0.719 on April 2, 2026.
(3)	Based on the incremental costs to the Corporation to complete the Share Capital Amendment and does not include the costs of holding the Meeting.

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Shareholder Approval

In order to be adopted, the Share Capital Amendment Resolution must be approved by the affirmative vote of not less than two-thirds (2/3) of the votes cast virtually or by proxy at the Meeting.

In addition, the Consolidation may constitute a “business combination” pursuant to MI 61-101 and accordingly, to comply with MI 61-101, the Share Capital Amendment Resolution must be also approved by a simple majority of the votes cast, excluding those votes beneficially owned, or over which control or direction is exercised, by any “interested party” (as defined in MI 61-101) of the Corporation in connection with the Share Capital Amendment. The votes to be excluded from this “majority of the minority” vote include approximately 17,535 Common Shares, representing approximately 0.55% of the issued and outstanding pre-Consolidation Common Shares, held or controlled by directors and senior officers of the Corporation.

Share Capital Amendment Resolution

The Board has determined it is in the best interests of the Corporation to proceed with the Share Capital Amendment. At the Meeting, Shareholders will be asked to consider and, if thought appropriate, pass the Share Capital Amendment Resolution, substantially in the form forth below:

“NOW THEREFORE BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.	the articles of COSCIENS Biopharma Inc. (the “Corporation”) be amended effective as of the effective time (the “Effective Time”) on a date that the board of directors of the Corporation (the “Board”) in its sole discretion may determine (the “Effective Date”) to consolidate the issued and outstanding common shares of the Corporation (the “Common Shares”) on the basis of a ratio (the “Consolidation Ratio”) of one (1) post-consolidation Common Share for every 150 pre-Consolidation Common Shares (the “Consolidation”);

2.	holders of less than one (1) post-Consolidation Common Share in the aggregate shall be entitled to receive, in exchange for such fractional Common Share, a cash payment equal to that number of pre-Consolidation Common Shares held by the holder multiplied by an amount equal to $1.60, rounded to the nearest whole cent, with such payment to be made on presentation and surrender to the Corporation for cancellation of the certificate(s) or Direct Registration System Advice(s) representing the issued and outstanding Common Shares or an affidavit of loss in lieu thereof;

3.	any certificates or Direct Registration System Advice(s) representing fewer Common Shares than the Consolidation Ratio immediately prior to the articles of amendment filed to give effect to the Consolidation becoming effective which have not been surrendered, with all other required documentation, on or prior to the sixth anniversary of such date, will cease to represent a claim or interest of any kind or nature against the Corporation, the Corporation’s registrar and transfer agent, Computershare Trust Company of Canada, or the Corporation’s depositary and exchange agent, Computershare Investor Services Inc.;

4.	immediately following the Effective Time on the Effective Date, the articles of the Corporation be amended to subdivide the Common Shares by changing each such post-Consolidation Common Share, including fractions thereof, into 50 Common Shares for every one (1) post-Consolidation Common Share (the “Split”), with each fractional Common Share remaining after the Split rounded down to the nearest whole number;

5.	any officer or director of the Corporation is hereby authorized and directed on behalf of the Corporation to execute or cause to be executed, and to deliver or cause to be delivered, all certificates, notices and other documents, including filing articles of amendment pursuant to the Canada Business Corporation Act (the “CBCA”), and to do or cause to be done all such acts and things, as such officer or director may determine to be necessary, desirable, or useful for the purpose of giving effect to the foregoing resolutions, including, without limitation, make any changes required by the Toronto Stock Exchange or applicable securities regulatory authorities with respect to the Consolidation and the Split, the delivery of articles of amendment in the prescribed form to the Director appointed under the CBCA, such determination to be conclusively evidenced by the execution and delivery of such documents, or the doing of any such act or thing.”

The persons named in the form of proxy which accompanies this Circular intend to vote FOR the Share Capital Amendment Resolution unless the Shareholder has specified in the form of proxy that the Common Shares represented by such form of proxy are to be voted against the Share Capital Amendment Resolution.

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DISCLOSURE OF COMPENSATION

The Human Resources, Nominating and Governance Committee of the Corporation (the “HRNGC”) is responsible for establishing the compensation of the Corporation’s directors and senior officers. As at December 31, 2025, the members of the HRNGC were Mr. Robert A. Seager (Chair), Ronald W. Miller, and David Spear, all of whom were independent as at such date.

Remuneration of Directors

The compensation paid to members of our Board who are not our employees (our “Outside Directors”) is designed to (i) attract and retain the most qualified people to serve on the Board and its committees, (ii) align the interests of the Outside Directors with those of our Shareholders, and (iii) provide appropriate compensation for the risks and responsibilities related to being an effective Outside Director. Director compensation is recommended to the Board by the HRNGC and was formerly recommended by the Human Resources and Compensation Committee of the Corporation (the “HRCC”). As of the date hereof, the HRNGC is composed of three Outside Directors, each of whom was independent at such date, namely Robert A. Seager (Chair), Ronald W. Miller and David Spear.

The mandate of the HRNGC provides (and the mandates of the former HRCC) that it is responsible for, among other matters, assisting the Board in discharging its responsibilities relating to executive and other human resources matters including hiring, assessment, compensation matters (including the management of compensation-related risk) and succession planning.

Compensation of Outside Directors

Our Outside Directors were paid an annual cash retainer, the amount of which depends on the position held on the Board. Our Outside Directors were not paid fees for attending Board meetings, unless some circumstance dictated that an unusual and burdensome number of meetings must be held. If such circumstance occurs, the Board may institute meeting payments. The annual retainers are paid in quarterly instalments on or about the last day of each calendar quarter. All payments are calculated in U.S. dollars. The amount of each payment is converted to the Outside Director’s home currency based on the exchange rate prevailing on the date of payment. Each Outside Director is paid the equivalent value of the payment in his or her home currency, net of any withholdings or deductions required by applicable law.

See “– Total Compensation of Outside Directors” for details on the actual amounts paid to each Outside Director during the 2025 financial year.

The annual cash retainers for the Outside Directors in 2025 are set out below.

Type of Compensation	Annual Retainer for the year 2025 ($)	Monthly Retainer for the year 2025 ($)
Board Member Retainer	50,000	4,167
Audit Committee Chair Retainer	30,000	2,500
Audit Committee Member Retainer	7,500	625
HRNGC Chair Retainer	15,000	1,250
HRNGC Member Retainer	5,000	417
Lead Director Retainer(1)	25,000	2,083

(1)	Effective November 14, 2025, concurrently with the appointment of Peter Puccetti as Interim CEO, in addition to his role as Chairman of the Board, the Corporation created the position of lead director and appointed David Spear to the role.

All directors are reimbursed for travel and other out-of-pocket expenses incurred in attending Board or committee meetings. Retainers are prorated when an Outside Director joins the Board during a financial year.

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Outstanding Option Based Awards and Share Based Awards

The following table shows all awards outstanding to each Outside Director as at December 31, 2025:

		Option-based Awards			Share-based Awards
Issuance Date	Issuance Date	Number of Shares Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Shares that have vested	Market or payout value of vested share-based awards not paid out or distributed(1)	Market or Payout Value of Share-based Awards that have not vested
		(#)	($)		(#)	($)	($)
Giovinazzo, Anthony	N/A	-	-	-	-	-
Kosciessa, Ulrich	01/03/2023	1,416	19.27	01/03/2028	-	-	-
	07/12/2024	-	-	-	12,500	25,750	-
Miller, Ronnie	03/01/2022	3,540	13.67	04/19/2027			-
	01/03/2023	1,416	19.27	01/03/2028			-
	07/12/2024	-	-	-	15,000	30,900	-
Puccetti, Peter	N/A	-	-	-	-	-	-
Seager, Robert	N/A	-	-	-	-	-	-
Spear, David	N/A	-	-	-	-	-	-

(1)	The Corporation used the closing price of its Common Shares on the OTC Market as at the last trading day of the fiscal year (December 31, 2025) of $2.06.

See “Summary of Long-Term Incentive Plan” for more details on the Corporation’s long-term incentive plan adopted by the Board on March 27, 2018, and ratified by the Shareholders on May 8, 2018 (“Long-Term Incentive Plan”).

Total Compensation of Outside Directors

The table below summarizes the total compensation paid to our Outside Directors during the financial year ended December 31, 2025 (all amounts are in U.S. dollars). Our Outside Directors are generally paid in their home currency. Ms. Foster, Mr. Giovinazzo, Mr. Labbé, Mr. Miller, and Mr. Seager were paid in Canadian dollars. Mr. Spear was paid in U.S. dollars. Mr. Kosciessa was paid in Euros.

Name	Fees earned(1) ($)	Share-based Awards ($)	Option-based Awards ($)	Non-Equity Incentive Plan Compensation ($)	Pension Value ($)	All Other Compensation ($)	Total ($)
Foster, Geneviève(2)	37,189	—	—	—	—	—	37,189
Giovinazzo, Anthony J. (3)	28,634	—	—	—	—	—	28,634
Kosciessa, Ulrich	56,237	—	—	—	—	—	56,237
Labbé, Pierre(4)	40,995	—	—	—	—	—	40,995
Li, William(5)	27,500	—	—	—	—	—	27,500
Miller, Ronald W.	65,517	—	—	—	—	—	65,517
Seager, Robert A. (6)	32,778	—	—	—	—	—	32,778
Spear, David(7)	29,103	—	—	—	—	—	29,103

(1)	In respect of our financial year ended December 31, 2025, we paid an aggregate amount of $373,114 in fees to all of our Outside Directors for services rendered in their capacity as directors, excluding reimbursement of out-of-pocket expenses.
(2)	Ms. Geneviève Foster left the Board on May 30, 2025.
(3)	Mr. Anthony J. Giovinazzo joined the Board on May 30, 2025.
(4)	Mr. Pierre Labbé left the Board on May 30, 2025.
(5)	Mr. William Li left the Board on May 30, 2025.
(6)	Mr. Robert A. Seager joined the Board on May 30, 2025.
(7)	Mr. David Spear joined the Board on May 30, 2025.

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Compensation of Executive Officers

The following is disclosure of information related to the compensation that we paid to our most highly compensated executive officers (i.e., our “Named Executive Officers”) during 2025. For the 2025 year, our “Named Executive Officers” were as follows:

●	Gilles Gagnon, President of Chief Executive Officer until May 5, 2025

●	Anna Biehn, Chief Executive Officer from May 5, 2025 until November 14, 2025

●	Peter Puccetti, Interim Chief Executive Officer since November 14, 2025

●	Giuliano La Fratta, Chief Financial Officer

●	Michel Regnier, Senior Vice President, Managing Director, Edmonton

●	Matthias Gerlach, Senior Vice President, Managing Director, GmbH

●	Michael Teifel, Senior Vice President, Chief Scientific Officer

Determining Compensation

The compensation of executive officers of the Corporation and its subsidiaries is recommended to the Board by the HRNGC. The HRNGC is responsible for, among other matters: (i) making recommendations to the Board with respect directors’ compensation; (ii) taking all reasonable actions to ensure that appropriate human resources policies, procedures and systems, e.g., recruitment and retention policies, competency and performance metrics and measurements, training and development programs, and market-based, competitive compensation and benefits structures, are in place so that we can attract, motivate and retain the quality of personnel required to achieve our business objectives; and (iii) assisting the Board in discharging its responsibilities relating to the recruitment, retention, development, assessment, compensation and succession planning for our executive and senior management members. The Board has adopted a formal mandate for the HRNGC.

Thus, the HRNGC recommends the appointment of senior officers, including the terms and conditions of their appointment and termination, and reviews the evaluation of the performance of our senior officers, including recommending their compensation and overseeing risk identification and management in relation to executive compensation policies and practices. The Board, which includes the members of the HRNGC, reviews the Chief Executive Officer’s corporate strategy, goals and performance objectives and evaluates and measures his or her performance and compensation against the achievement of such goals and objectives.

The HRNGC recognizes that the industry, regulatory and competitive environment in which we operate requires a balanced level of risk-taking to promote and achieve the performance expectations of executives of a company in the Corporation’s industry. The HRNGC is of the view that our executive compensation program should not encourage senior executives to take inappropriate or unreasonable risk. In this regard, the HRNGC recommends the implementation of compensation methods that appropriately connect a portion of senior executive compensation with our short-term and longer-term performance, as well as that of each individual executive officer and that take into account the advantages and risks associated with such compensation methods. The HRNGC is also responsible for establishing compensation policies that are intended to reward the creation of Shareholder value while reflecting a balance between our short-term and longer-term performance and that of each executive officer.

As of December 31, 2025, the HRNGC is composed of Robert A. Seager (Chair), Ronald W. Miller and David Spear, all of whom were independent as of such date. For further details regarding their backgrounds and experience, refer to their biographies set out above under “Election of Directors – Director Nominee Biographies”. The Board believes that the members of the HRNGC collectively have the knowledge, experience and background required to fulfill its mandate.

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Compensation Discussion & Analysis

Compensation Philosophy and Objectives

Our Board, through the HRNGC, establishes our executive compensation program that is market-based and at a competitive percentile grouping for both total cash and total direct compensation. The HRNGC has established a compensation program that is designed to attract, motivate and retain high-performing senior executives, encourage and reward superior performance and align the executives’ interests with those of our Shareholders by:

●	providing the opportunity for an executive to earn compensation that is competitive with the compensation received by executives serving in the same or measurably similar positions within comparable companies;

●	providing the opportunity for executives to participate in equity-based incentive compensation plans;

●	aligning executive compensation with our corporate objectives; and

●	attracting and retaining highly qualified individuals in key positions.

Compensation Elements

Our executive compensation is targeted at the 50th percentile for small cap biopharmaceutical companies within both the local and national markets and is comprised of both fixed and variable components. The variable components include equity and non-equity incentive plans. Each compensation component is intended to serve a different function, but all elements are intended to work in concert to maximize both corporate and individual performance by establishing specific, competitive operational and corporate goals and by providing financial incentives to employees based on their level of attainment of these goals.

Our current executive compensation program is comprised of the following four basic components: (i) base salary; (ii) an annual discretionary bonus linked to both individual and corporate performance; (iii) equity incentives, including stock options, granted under the Long-Term Incentive Plan; and (iv) other elements of compensation, consisting of benefits, perquisites and retirement benefits.

Base Salary. Base salaries are intended to provide a steady income to our executive officers regardless of share price. In determining individual base salaries, the HRNGC takes into consideration individual circumstances that may include the scope of an executive’s position, the executive’s relevant competencies or experience and retention risk. The HRNGC also takes into consideration the fulfillment of our corporate objectives, as well as the individual performance of the executive.

Short-Term, Non-Equity Incentive Compensation. Our short-term, non-equity incentive compensation consist of a discretionary cash bonus. The award of any cash bonus requires the approval of both the HRNGC and the Board and, the amount of any such award is based upon an assessment of each individual’s performance, as well as our overall performance at a corporate level. The determination of individual performance does not involve quantitative measures using a mathematical calculation in which each individual performance objective is given a numerical weight. Instead, the determination of individual performance is a subjective determination as to whether a particular executive officer substantially achieved any stated objectives or over-performed or under-performed with respect to objectives that were deemed to be important to our success. No cash bonuses were awarded to executive officers in respect of the 2025 financial year.

Long-Term Equity Compensation Plan of Executive Officers. The long-term component of the compensation of our officers is based exclusively on the Long-Term Incentive Plan, which permits the issuance of a number of equity-based awards based on the contribution of the officers and their responsibilities. The Corporation adopted a policy regarding stock option grants in December 2014, which provides that officers of the Corporation are eligible to receive options to acquire our Common Shares having a value, based on the Black-Scholes option pricing model, equal to a specified multiple of his or her salary. The specified multiple for the President and Chief Executive Officer (or equivalent position) is 1.5. The specified multiple for each other officer is 0.75. To encourage retention and focus management on developing and successfully implementing our continuing growth strategy, stock options vest over a period of three years, with the first third vesting on the first anniversary of the date of grant. Since the adoption of the Long-Term Incentive Plan in 2018, we have broadened the types of equity-based awards which we may issue beyond stock options (to include, among other types, restricted stock units (“RSUs”), DSUs and others). Notwithstanding the foregoing, no equity-based awards were granted in 2025.

Other Forms of Compensation. Our executive employee benefits program also includes life, medical, dental and disability insurance to the same extent and in the same manner as all other employees as either enrollment in the payroll system benefits program or by additional percentage compensation to self-enroll in private insurance policies. These benefits and perquisites are designed to be competitive overall with equivalent positions in comparable North American organizations in the life sciences industry. We also contribute to our North American employees’ retirement plans up to an annual maximum amount of $12,525 for employees in the United States and Canada. The contribution amounts for our United States and Canadian employees are subject to limitations imposed by the United States Internal Revenue Service and the Canadian Revenue Agency respectively, on contributions to our most highly compensated employees. Employees based in Frankfurt; Germany have also historically benefitted from certain employer contributions into the employees’ pension funds. Our executive officers, including the Named Executive Officers, are eligible to participate in such employer-contribution plans to the same extent and in the same manner as all other employees.

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Positioning

The HRNGC is authorized to engage its own independent consultant to advise it with respect to executive compensation matters. While the HRNGC may rely on external information and advice, all of the decisions with respect to executive compensation are made by the Board upon the recommendation of the HRNGC and may reflect factors and considerations other than, or that may differ from, the information and recommendations provided by any external compensation consultants that may be retained from time to time.

In late 2024, the Corporation retained compensation consultant, Bowers Consulting LLC, to conduct a limited review of our director compensation plan, which had undergone a more comprehensive review (also by Bowers) in 2022, resulting in certain changes at that time. Fees for the arrangement were $4,800 and no changes were made as a result of the 2024 engagement. No compensation consultant or advisor was retained by the Corporation during 2025.

Risk Assessment of Executive Compensation Program

The Board, through the HRNGC, oversees the implementation of compensation methods that tie a portion of executive compensation to our short-term and long-term performance and that of each executive officer and that take into account the advantages and risks associated with such compensation methods. In addition, the Board oversees the creation of compensation policies that are intended to reward the creation of Shareholder value while reflecting a balance between our short-term and long-term performance and that of each executive officer. The HRNGC has considered in general terms the concept of risk as it relates to our executive compensation program.

Base salaries are fixed in amount to provide a steady income to the executive officers regardless of share price and thus do not encourage or reward risk-taking to the detriment of other important business, operational, commercial or clinical metrics or milestones. The variable compensation elements (annual bonuses and equity-based awards) are designed to reward each of short-term, mid-term and long-term performance. For short-term performance, a discretionary annual bonus may be awarded based on the timing and level of attainment of specific operational and corporate goals that the HRNGC believes to be challenging yet does not encourage unnecessary or excessive risk-taking. While our bonus payments are generally based on annual performance, a maximum bonus payment is pre-fixed for each senior executive officer and represents only a portion of each individual’s overall total compensation opportunities. In exceptional circumstances, a particular executive officer may be awarded a bonus that exceeds his or her maximum pre-fixed or target bonus amount. Finally, a significant portion of executive compensation is provided in the form of equity-based awards, which is intended to further align the interests of executives with those of Shareholders. The HRNGC believes that these awards do not encourage unnecessary or excessive risk-taking since the ultimate value of the awards is tied to our share price, and in the case of grants under the Long-Term Incentive Plan, are generally subject to mid-term and long-term vesting schedules to help ensure that executives generally have significant value tied to long-term share price performance.

The HRNGC believes that the variable compensation elements (annual bonuses and equity-based awards) represent a percentage of overall compensation that is sufficient to motivate our executive officers to produce superior short-term, mid-term and long-term corporate results, while the fixed compensation element (base salary) is also sufficient to discourage executive officers from taking unnecessary or excessive risks. The HRNGC and the Board also generally have the discretion to adjust annual bonuses and equity-based awards based on individual performance and any other factors they may determine to be appropriate in the circumstances. Such factors may include, where necessary or appropriate, the level of risk-taking a particular executive officer may have engaged in during the preceding year.

Based on the foregoing, the HRNGC has not identified any specific risks associated with our executive compensation program that are reasonably likely to have a material adverse effect on us. The HRNGC believes that our executive compensation program does not encourage or reward any unnecessary or excessive risk-taking behavior.

Our directors, executive officers and employees are prohibited from purchasing, selling or otherwise trading in derivative securities relating to our Common Shares. Derivative securities are securities whose value varies in relation to the price of our securities. Examples of derivative securities include warrants to purchase our Common Shares, and put or call options written on our Common Shares, as well as individually arranged derivative transactions, such as financial instruments, including, for greater certainty, prepaid variable forward contracts, equity swaps, collars, or units of exchange funds, which are designed to hedge or offset a decrease in market value of our equity securities granted as executive compensation or directors’ remuneration. Options to acquire our Common Shares and other equity-based awards issued pursuant to the Legacy Option Plan (as defined below) or Long-Term Incentive Plan are not derivative securities for this purpose.

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2025 Compensation

Base Salary. The primary element of our compensation program is base salary. Our view is that a competitive base salary is a necessary element for retaining qualified executive officers. In determining individual base salaries, the HRNGC takes into consideration individual circumstances that may include the scope of an executive’s position, the executive’s relevant competencies or experience and retention risk. The HRNGC also takes into consideration the fulfillment of our corporate objectives, as well as the individual performance of the executive.

Long-Term Equity Compensation

For the financial year ended December 31, 2025, the Board did not approve any issuance of stock option awards to any of the Named Executive Officers, other than the issuance of 62,927 stock options to Anna Biehn in connection with her initial appointment as CEO in May 2025, which options expired unvested in connection with her departure from the Corporation in November 2025.

Summary of the Long-term Incentive Plan

The purpose of the Long-Term Incentive Plan is to (i) promote our long-term financial interests and growth by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of our business; (ii) motivate management personnel by means of growth-related incentives to achieve long-range goals; and (iii) further the alignment of interests of participants with those of our Shareholders through opportunities for increased share ownership in the Corporation.

The HRNGC is the administrator of the Long-Term Incentive Plan (the “Administrator”). At any time, the Board may serve as the Administrator of the Long-Term Incentive Plan, in lieu of, or in addition, to the HRNGC. Except as provided otherwise under the Long-Term Incentive Plan, the Administrator has plenary authority to grant awards pursuant to the terms of the Long-Term Incentive Plan to eligible individuals, determine the types of awards and the number of shares to be covered by the awards, establish the terms and conditions for awards, including the exercise price and term of awards, and take all other actions necessary or desirable to carry out the purpose and intent of the Long-Term Incentive Plan.

Participation in the Long-Term Incentive Plan is generally open to all officers, employees and other individuals, including Outside Directors. However, any individual whose services to the Corporation or any of its subsidiaries are limited to capital-raising transactions, or the promotion and maintenance of a market for the Corporation securities, are ineligible to participate in the Long-Term Incentive Plan. Prospective officers, employees and other service providers who have accepted offers to provide services to the Corporation may also participate in the Long-Term Incentive Plan.

The Long-Term Incentive Plan enables the grant of stock options, stock appreciation rights (“SARs”), stock awards, stock unit awards, performance shares, cash-based performance units, deferred share units and other stock-based awards, each of which may be granted separately or in tandem with other awards.

The maximum number of Common Shares issuable pursuant to awards under the Long-Term Incentive Plan is 11.4% of the issued and outstanding Common Shares at any given time. There were 75,681 awards outstanding under the Long-Term Incentive Plan representing approximately 2.4% of all issued and outstanding Common Shares as of December 31, 2025. As of December 31, 2025, there were 287,219 Common Shares unallocated and available for future grants of awards that are settled in Common Shares under the Long-Term Incentive Plan.

The burn rate for the LTIP for the most recently completed fiscal year is set out below:

LTIP
Year End	Awards Granted	Weighted Average Shares Outstanding	Burn Rate(1)
December 31, 2025	-	3,165,300	0.0%
December 31, 2024	77,949	2,581,308	3.0%
December 31, 2023	21,712	1,847,233	1.2%

(1)	Annual burn rate is expressed as a percentage and is calculated by dividing the number of securities granted under the LTIP by the weighted average number of securities outstanding for the applicable fiscal year.

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The number of securities issuable to insiders, at any time, or issued within any one-year period, under all of our security-based compensation arrangements, cannot exceed 10% of our issued and outstanding securities and no single participant may hold options to purchase, from time to time, more than 5% of our issued and outstanding Common Shares.

The aggregate fair value of options granted under all of our security-based compensation arrangements to any one of our Outside Directors entitled to receive a benefit under the Long-Term Incentive Plan, within any one-year period, cannot exceed $100,000 valued on a Black-Scholes basis and as determined by the HRNGC; and the aggregate number of securities issuable to all of our Outside Directors entitled to receive a benefit under the Long-Term Incentive Plan, within any one-year period, under all of our security-based compensation arrangements, cannot exceed 1% of its issued and outstanding securities.

Except as provided below or within an award agreement, each award granted under the Long-Term Incentive Plan (other than a performance unit that cannot be paid in shares) will be subject to a minimum vesting period or minimum restriction period as follows: (i) each stock option or SAR will be subject to a minimum vesting period of 12 months from the date of grant, (ii) each award of stock, stock units, performance shares, performance units payable in shares and other stock- based awards (“Full Value Awards”) granted to non-employee directors will be subject to a minimum restriction period of 12 months from the date of grant, and (iii) each Full Value Award granted to a participant other than a non-employee director will be subject to a minimum restriction period of 12 months from the date of grant if vesting of or lapse of restrictions on such award is based on the satisfaction of performance goals and a minimum restriction period of 36 months from the date of grant, applied in either pro rata installments or a single installment, if vesting of or lapse of restrictions on such award is based solely on the participant’s satisfaction of specified service requirements with us (provided that no such Full Value Awards will vest or have its restrictions lapse during the first 12 months following the date of grant). If the grant of a performance award is conditioned on satisfaction of performance goals, the performance period must not be less than 12 months’ duration, but no additional minimum restriction period need apply to such award. The minimum vesting period or minimum restriction period will not apply in the case of death or disability of a participant or in the event of a change in control. Awards that result in the issuance of an aggregate of up to 5% of the share pool under the Long-Term Incentive Plan may be granted without regard to such minimum vesting period or minimum restriction period.

A SAR is the right to receive a payment equal to the excess of the Fair Market Value (as defined below) of a specified number of shares on the date the SAR is exercised over the base price per share specified in the award agreement. The base price for each SAR cannot be less than 100% of the Fair Market Value of Common Shares on the grant date and the term of a SAR cannot be more than 10 years from the grant date, unless required otherwise by applicable law. At the discretion of the Administrator, the payment upon a SAR exercise may be in cash, shares or a combination of the two. The “Fair Market Value” means the official closing price per Common Share for the regular market session on the day of determination.

Awards granted under the Long-Term Incentive Plan shall not be subject in any manner to alienation, anticipation, sale, transfer, assignment, pledge, or encumbrance, except as otherwise determined by the Administrator; provided, however, that this restriction shall not apply to the Common Shares received in connection with an award after the date that the restrictions on transferability of such shares set forth in the applicable award agreement have lapsed.

Except as provided in the applicable award agreement or otherwise determined by the Administrator, and subject to the minimum vesting period or minimum restriction period described above, upon termination of service (as defined in the Long-Term Incentive Plan):

●	Stock options or stock appreciation rights shall be forfeited, to the extent stock options or stock appreciation rights are not vested and exercisable;

●	During the applicable restriction period, restricted stock and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; and

●	During the applicable deferral period or portion thereof to which forfeiture conditions apply, or upon failure to satisfy any other conditions precedent to the delivery of Common Shares or cash to which RSUs, performance shares or performance units relate, all performance shares, performance units and RSUs and any other accrued but unpaid dividend equivalents with respect to such RSUs that are then subject to deferral or restriction shall be forfeited.

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In the event of a change in control (as defined in the Long-Term Incentive Plan) of the Corporation, outstanding awards will terminate upon the effective time of the change in control unless provision is made for the continuation, assumption or substitution of awards by the surviving or successor entity or its parent. Unless an award agreement says otherwise, the following will occur with respect to awards that terminate in connection with a change in control of the Corporation:

●	stock options and SARs, whether vested or unvested, will become fully exercisable and holders of these awards will be permitted immediately before the change in control to exercise them;

●	restricted stock and RSUs with time-based vesting (i.e., not subject to achievement of performance goals) will become fully vested immediately before the change in control, and RSUs will be settled as promptly as is practicable in accordance with applicable law; and

●	restricted stock, RSUs, performance shares, and performance units that vest based on the achievement of performance goals will become fully vested and earned based on the target performance level as to the performance goals, such that 100% of the target award is earned as of the date of the change of control; and the RSUs and performance units will be settled as promptly as is practicable in accordance with applicable law. The Long-Term Incentive Plan will terminate on the earlier of (i) the earliest date as of which all awards granted under the Long-Term Incentive Plan have been satisfied in full or terminated and no shares approved for issuance under the Long-Term Incentive Plan remain available to be granted under new awards, or (ii) the tenth anniversary of date the Long-Term Incentive Plan, as amended and restated, is approved by our Shareholders.

The Administrator may amend, alter or discontinue the Long-Term Incentive Plan, but no amendment, alteration or discontinuation will be made that would materially impair the rights of a participant with respect to a previously granted award without his or her consent, except such an amendment made to comply with applicable law or rule of any securities exchange or market on which our Common Shares are listed or admitted for trading or to prevent adverse tax or accounting consequences to the Corporation or the participant. In no event, however, will an amendment be made without the approval of our Shareholders to the extent such amendment would (i) materially increase the benefits accruing to participants under the Long-Term Incentive Plan, (ii) increase the number of shares that may be issued under the Long-Term Incentive Plan or to a participant, (iii) materially expand the eligibility for participation in the Long-Term Incentive Plan, (iv) eliminate or modify the prohibition on repricing of stock options and SARs, (v) lengthen the maximum term or lower the minimum exercise price or base price permitted for stock options and SARs, (vi) modify the prohibition on the issuance of reload or replenishment options, (vii) amend the amendment provisions in the Long-Term Incentive Plan, or (viii) amend the Long-Term Incentive Plan to remove or exceed the 10% insider participation limit.

Summary of the Stock Option Plan

On March 29, 2016 the Board adopted a second amended and restated stock option plan, which was ratified by the Shareholders on May 10, 2016 (“Legacy Option Plan”). As there were no options remaining outstanding under the Legacy Option Plan, it has been terminated by the Board.

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Outstanding Option-Based Awards and Share-Based Awards

The following table shows, for each Named Executive Officer, all awards outstanding as of December 31, 2025:

	Option-based Awards					Share-based Awards
Name	Issuance Date (mm/dd/yyyy)	Number of Securities Underlying Unexercised Options(1) (#)	Option Exercise Price ($)	Option Expiration Date (mm/dd/yyyy)	Value of Unexercised In-the- money Options ($)	Number of Shares or Units of shares that have Not Vested (#)	Market or Payout Value of Share- based Awards that have Not Vested ($)	Market or payout value of vested share-based awards not paid out or distributed ($)
Gagnon, Gilles	N/A
Biehn, Anna	N/A
Puccetti, Peter	N/A
La Fratta, Giuliano	01/10/2022	500	35.52	01/10/2029
Regnier, Michel	05/01/2023	3,540	18.02	05/01/2028
Gerlach,	12/04/2019	200	87.00	12/04/2026
Matthias	12/14/2020	250	36.60	12/14/2027
	12/17/2021	500	42.05	12/17/2028
Teifel, Michael	12/17/2021	500	42.05	12/17/2028

(1)	The number of securities underlying unexercised options represents all awards outstanding as at December 31, 2025.

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For the financial year ended December 31, 2025, the Board did not approve any issuance of stock option awards to any of the Named Executive Officers, other than the issuance of 62,927 stock options to Anna Biehn in connection with her initial appointment as CEO in May 2025, which options expired unvested in connection with her departure from the Corporation in November 2025.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table shows the incentive plan awards value vested or earned for each Named Executive Officer for the financial year ended December 31, 2025:

	Option-based awards — Value vested during the year(1)	Share-based awards — Value vested during the year	Non-equity incentive plan compensation — Value earned during the year
	$	$	$
Gagnon, Gilles			—
Biehn, Anna			—
Puccetti, Peter			—
La Fratta, Giuliano(1)			—
Regnier, Michel			—
Gerlach, Matthias			—
Teifel, Michael			—

(1)	Mr. Giuliano La Fratta had 167 options vest on January 10, 2025 which had an exercise price higher than the stock price of $3.40, therefore, the value vested during the period was $nil.

Summary Compensation Table

The Summary Compensation Table set forth below shows compensation information for each of the Named Executive Officers for services rendered in all capacities during each of the financial years ended December 31, 2025, 2024 and 2023. All amounts in the table below are in U.S. dollars. Mr. Puccetti, Mr. Gagnon, Mr. La Fratta, and Mr. Regnier’s cash payments were made in Canadian dollars. All cash amounts paid to Dr. Gerlach and Dr. Teifel were made in Euros.

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SUMMARY COMPENSATION TABLE

						Non-equity incentive plan compensation
Name	Years	Salary ($)(4)	Share based awards ($)	Option based awards ($)		Annual incentive plan ($)	Long- term incentive plans ($)	Pension Value ($)	Contributions to Registered Retirement Saving Plan / 401K account ($)	All other compensation	Total compensation ($)
Biehn, Anna(1)	2025	248,636	—	230,313	(5)	—	—	—	5,112	335,721	819,782
Gagnon, Gilles (2)	2025	431,490	—	—		—	—	—	3,221	441,865	876,576
	2024	401,610	—	—		—	—	—	—	—	401,610
	2023	414,960	—	—		—	100,400	—	—	—	515,360
Puccetti, Peter (3)	2025	74,128	—	—		—	—	—	—	—	74,128
La Fratta, Giuliano	2025	250,495	—	—		—	—	—	12,525	28,628	291,648
	2024	168,556	—	—		—	—	—	8,428	—	176,984
Regnier, Michel	2025	193,239	—	—		—	—		12,525	—	205,764
	2024	213,977	—	—		—	—		—	—	213,977
Gerlach, Matthias	2025	225,702	—	—		—	—	15,201	—	—	240,903
	2024	129,431	—	—		—	—	8,937	—	—	138,367
Teifel, Michael	2025	195,264	—	—		—	—	(5,888)	—	—	189,376
	2024	117,777	—	—		—	—	8,937	—	—	127,079

(1)	Ms. Anna Biehn was Chief Executive Officer from May 5, 2025 until November 14, 2025.
(2)	Mr. Gilles Gagnon was Chief Executive Officer from January 1, 2025 until May 5, 2025, at which time he stepped down as Chief Executive Officer but remained with the Corporation as a strategic advisor and a director (being appointed to the Board as of May 5, 2025). Mr. Gagnon resigned from the Board effective May 30, 2025 but remained in his role as strategic advisor until December 31, 2025.
(3)	Mr. Peter Puccetti was Interim Chief Executive Officer from November 14, 2025 through December 31, 2025.
(4)	Reflects base salary earned during the year, and, in the case of Mr. Puccetti, also includes fees earned as an independent director, prior to his appointment as Interim Chief Executive Officer from November 14. Upon Mr. Puccetti’s appointment as a director and Chair of the Board in May 2025, his compensation was initially set at a rate of $97,500 per annum (being $90,000 per annum for this role as Chair and an additional $7,500 for serving on the Audit Committee). Following Mr. Puccetti’s transition to the role of director and Interim CEO, his total compensation was reset at a rate of $250,000 per annum.
(5)	The value is based on the Black-Scholes valuation model and the closing price of the Common Shares on the NASDAQ on the last trading day preceding the date of grant; all such 62,927 options expired unvested in connection with Ms. Biehn’s departure from the Corporation in November 2025.

Compensation of the Chief Executive Officer

The compensation of our Chief Executive Officer is governed by our executive compensation policy described above in the section titled “– Compensation of Executive Officers”, and the Chief Executive Officer participates, together with the other Named Executive Officers, in all our incentive plans.

During fiscal year 2025, we had three individuals serving as Chief Executive Officer. Mr. Gagnon served in this role January 1, 2025 until May 5, 2025, Ms. Biehn served from May 5, 2025 until November 14, 2025, and Mr. Puccetti served as (interim) Chief Executive Officer from November 14, 2025 through year-end.

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Pursuant to an arrangement entered into on September 13, 2024, the Corporation and Mr. Gagnon had agreed that Mr. Gagnon would: (i) receive an annual salary of C$550,000, (ii) upon the appointment of a new CEO (which occurred on May 5, 2025) transition to the role of strategic advisor until September 30, 2025 (the “Termination Date”), and (iii) at the Termination Date, receive a lump sum payment of C$670,000 (the “Termination Payment”). On September 29, 2025, parties mutually agreed to extend the Termination Date by 3 months (to December 31, 2025) and reduce the Termination Payment by the amount of remuneration received by Mr. Gagnon during those 3 months. Accordingly, for the year ended December 31, 2025, Mr. Gagnon received total compensation of $876,576, consisting of (i) $420,474 in base salary, (ii) $11,016 in director fees, (iii) $30,186 in settlement of DSUs upon his ceasing to be a director, (iv) $42,942 in bonus payment (related to 2024), (v) $3,221 in contributions to Registered Retirement Saving Plan, and (vi) a severance payment of $368,737 (paid in January 2026).

For the year ended December 31, 2025, Ms. Biehn received total compensation of $589,486, consisting of (i) base salary of $248,636 for service through November 14, 2025, (ii) a signing bonus of $35,000, (iii) $75,721 in the form of a benefits stipend, (iv) $5,112 in 401K contributions, and (v) a lump-sum severance payment of $225,000 (equivalent to 6 months of base salary). Pursuant to the terms of her separation, all unvested equity awards were forfeited as of her termination date.

Mr. Puccetti’s total earnings during the financial year ended December 31, 2025 was $74,128, all consisting of base fees and/or salary earned in his roles as director and interim CEO. Mr. Puccetti did not receive any bonus for the year ended December 31, 2025.

For the financial year ended December 31, 2025, the Board did not approve any issuance of stock option awards to any of the Chief Executive Officers, other than the issuance of 62,927 stock options to Anna Biehn in connection with her initial appointment as Chief Executive Officer in May 2025, which options expired unvested in connection with her departure from the Corporation in November 2025.

See “– Summary of the Long-Term Incentive Plan”, for a complete description of the Long-Term Incentive Plan.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth, as at December 31, 2025, the information with respect to all of our compensation plans pursuant to which our equity securities are authorized for issuance:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights ($)	(c) Number of securities remaining available for further issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	75,681	$19.91	287,219
Equity compensation plans not approved by security holders	–	–	–
Total:	75,681	$19.91	287,219

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Performance Graph

On December 31, 2025, the closing price of a Common Share on the TSX was C$2.84. The following graph shows the cumulative return of a C$100 investment in the Common Shares made on December 31, 2020 on the TSX, compared with the total return of the S&P TSX Composite Index and the S&P TSX Canadian SmallCap Index for each financial year shown on this graph.

	12/31/2020	12/31/2021	12/31/2022	12/31/2023	12/31/2024	12/31/2025
COSCIENS (TSX)	C$100.00	C$85.19	C$31.85	C$19.04	C$7.15	C$5.22
S&P TSX Composite Index (^GSPTS)	C$100.00	C$121.74	C$111.19	C$120.22	C$141.84	C$182.79
S&P TSX Canadian SmallCap Index (^SPTSES)	C$100.00	C$118.16	C$104.96	C$107.17	C$124.28	C$182.66

The trend in the performance graph of our Common Shares on the TSX does not correlate to the changes in compensation paid to our Named Executive Officers during the five-year period ended December 31, 2025.

Our executive compensation is reviewed annually and approved by the Board upon the recommendation of the HRNGC. The HRNGC considers several factors in connection with its determination of appropriate levels of executive compensation, including, but not limited to, the demand for and supply of skilled professionals in the life sciences sector generally, an executive’s individual performance, our performance (which is not necessarily tied to the trading price of our Common Shares) and other factors discussed above under “– Compensation Discussion & Analysis”. In addition, during the five-year period ended December 31, 2025, we were predominantly a pre-profit biopharmaceutical company, and thus the market price of our publicly traded equity securities may not fully reflect the long-term value of our underlying assets.

The trading price of our Common Shares is also subject to fluctuation based on several factors, many of which are beyond our control and some of which are disclosed and discussed in our annual information form, management’s discussion and analysis, Annual Report on Form 20-F and other documents that we file from time to time with securities regulatory authorities and which are available on our profiles on SEDAR+ at www.sedarplus.ca or EDGAR at www.sec.gov.

PENSION PLAN BENEFITS

Each of our Named Executive Officers who were employed with Aeterna Zentaris GmbH (“AEZS Germany”) as of December 31, 2025 participated in defined-contribution pension plans. The terms of those pension plans are described below.

Rückgedeckte Unterstützungskasse 1 (“RUK 1”)

Dr. Gerlach participates in RUK 1, a defined-contribution pension plan maintained by Unterstützungskasse Degussa e.V. Under RUK 1, AEZS Germany contributes 2.4% of Dr. Gerlach’s monthly gross salary and Dr. Gerlach contributes 2% of his monthly gross salary. The contributions are limited to the social security contribution assessment ceiling. However, AEZS Germany also provided an additional contribution of 18% of Dr. Gerlach’s monthly pensionable salary for the part of his salary that exceeds the social security contribution assessment ceiling. In 2025, the social security contribution assessment ceiling is $9,450 (€8,050) per month. Accordingly, during 2025, AEZS Germany’s maximum contributions were $2,047.55 (€1,744.20) (which includes the additional contribution of 18%) monthly and Dr. Gerlach would have contributed at most $189.00 (€161.00) monthly. Both contributions are calculated with the monthly salary accounting and transferred to the relief fund monthly. We are liable to Dr. Gerlach for the pension benefits that have been promised if the private pension provider does not, or cannot, pay the promised pension payments. Dr. Gerlach will receive a pension payment based on the contributions that were made during his employment after he has reached the statutory retirement age, independent of whether he works with AEZS Germany until such age.

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Rückgedeckte Unterstützungskasse 2 (“RUK 2”)

Dr. Teifel participates in RUK 2, a defined-contribution pension plan maintained by Unterstützungskasse Degussa e.V. Under RUK 2, AEZS Germany contributes 2.4% of Dr. Teifel’s monthly gross salary and Dr. Teifel contributes 3% of his monthly gross salary. The contributions are limited to the social security contribution assessment ceiling. In 2025, the social security contribution assessment ceiling is $7,905 (€7,550) per month. Accordingly, AEZS Germany’s maximum contributions were $226.80 (€193.20) monthly and Dr. Teifel would have contributed at most $283.50 (€241.50) monthly. Both contributions are calculated with the monthly salary accounting and transferred to the relief fund monthly. We are liable to Dr. Teifel for the pension benefits that have been promised if the private pension provider does not, or cannot, pay the promised pension payments. Dr. Teifel will receive a pension payment based on the contributions that were made during his employment after he has reached the statutory retirement age, independent of whether he works with AEZS Germany until such age.

The table below includes amounts from AEZS Germany’s defined contribution plans. Any difference between (i) the sum of the “accumulated value at start of year” column plus the “compensatory” column and (ii) the “accumulated value at end of year” column is attributable to the employee’s contributions to the pension plan during the year ended December 31, 2025, as well as changes in the foreign exchange rate, each employee’s contributions being made in Euros.

Name	Accumulated value at start of year ($)	Compensatory ($)	Accumulated value at year end ($)
Gerlach, Matthias	242,779	15,201	257,979
Teifel, Michael	249,531	(5,888)	243,642

EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

Employment Agreements

We have entered into an employment agreement with certain of our Named Executive Officers. The key terms of such employment agreements are further described below, including any provisions that provide for payments to our Named Executive Officers upon termination, resignation, or retirement or change in the Named Executive Officer’s responsibilities. None of our Named Executive Officers have a change of control provision in their respective employment agreements.

Peter Puccetti

The Corporation has not entered into a formal written employment agreement with Mr. Puccetti in respect of his duties as Interim Chief Executive Officer. The Board passed a resolution that Mr. Puccetti shall be paid $250,000 in the aggregate annually, which amount is compensation for both his role as Chair of the Board and interim Chief Executive Officer.

Giuliano La Fratta

We entered into an employment agreement in January 2022 with Giuliano La Fratta, Senior Vice President, Finance and Chief Financial Officer (“CFO”). In accordance with the terms of his employment agreement, Mr. La Fratta receives an RRSP contribution equal to 5% of his base salary.

If there is a termination of the CFO’s employment by us without “Cause” (as defined in the employment agreement), then the CFO will be entitled to receive a severance payment depending on the length of his service. At the end of December 31, 2025 the CFO would have been entitled to receive a severance payment in the amount equal to C$430,428.

Michel Regnier

Ceapro Inc. entered into an employment agreement in May 2023 with Mr. Regnier. If Mr. Regnier is terminated without “Cause” (as defined in the employment agreement), then the Mr. Regner will be entitled to the amount of prior written notice, or pay if lieu of notice, or any combination thereof in the minimum amounts set out in the Alberta Employment Standards Code.

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Matthias Gerlach

AEZS Germany had entered into an employment agreement in January 2001 with Dr. Gerlach, the now former Senior Vice President Manufacturing and Supply Chain and Managing Director of AEZS Germany. In accordance with the terms of his employment agreement, Dr. Gerlach received a pension payment after he has reached the statutory retirement age, independent of whether he works with AEZS Germany until such age, in an amount to be based on the contributions that were made during his employment with AEZS Germany.

Michael Teifel

AEZS Germany entered into an employment agreement in May 2021 with Dr. Michael Teifel, Chief Science Officer and Senior Vice President Non-Clinical Development. In accordance with the terms of his employment agreement, Dr. Teifel will receive a pension payment after he has reached statutory retirement age, independent of whether he works with AEZS Germany until such age, in an amount to be based on the contributions that were made during the employment with AEZS Germany.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Board considers good corporate governance to be important to our effective operations. We comply with applicable Canadian legislation and regulations such as National Instrument 58-101 – Disclosure of Corporate Governance Practices (the “CSA Disclosure Instrument”). The CBCA sets out required disclosure in respect of diversity among directors and members of senior management that is required to be placed before Shareholders at every annual meeting of a publicly-listed CBCA corporation (the “CBCA Diversity Requirements”).

Pursuant to such requirements, we set out in Schedule A to this Circular the disclosure required by the CSA Disclosure Instrument and the CBCA Diversity Requirements and provide a response to each item, which collectively describe how we have integrated these “best practices” of corporate governance.

INDEBTEDNESS OF DIRECTORS, PROPOSED DIRECTORS AND OFFICERS

Neither at any time during the financial year ended December 31, 2025 nor as at the date of this Circular were any of the directors, proposed directors or officers, nor any associates of any such persons, indebted to us in respect of the purchase of our securities or otherwise. The Board has adopted a resolution prohibiting (i) the making of any new loans to its directors and officers; and (ii) modifying the material terms of any such then existing loans.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS; RELATED PARTY TRANSACTIONS

The Corporation, to the best of its knowledge, is not aware of any material interest, direct or indirect, of any informed person of the Corporation, any proposed director or any associate or affiliate of any informed person or proposed director in any transaction since the commencement of the Corporation’s most recently completed financial year, or in any proposed transaction, that has materially affected or would materially affect the Corporation or any of its subsidiaries. Applicable securities legislation defines an “informed person” as meaning any one of the following: (a) a director or executive officer of a reporting issuer; (b) a director or executive officer of a person or company that is itself an informed person or subsidiary of a reporting issuer; (c) any person or company who beneficially owns, or who exercises control or direction over directly or indirectly, voting securities of a reporting issuer or a combination of both carrying more than 10% of the voting rights attached to all outstanding voting securities of the reporting issuer other than voting securities held by the person or company as underwriter in the course of a distribution; and (d) a reporting issuer that has purchased, redeemed or otherwise acquired any of its securities, for so long as it holds any of its securities. Other than employment arrangements and indemnification agreements with the Corporation’s management, there are no further related party transactions.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals to be considered at the 2027 annual meeting of Shareholders must be received at the head office of the Corporation between [_______], 2027 and [_______], 2027 to be included in the management proxy circular for such annual meeting.

ADDITIONAL INFORMATION

The Corporation

The Corporation was incorporated on September 12, 1990 under the CBCA and continues to be governed by the CBCA. The Corporation, which previously operated under the name Aeterna Laboratories Inc., changed its name to Aeterna Zentaris Inc. in May 2004 (“Aeterna”). On June 3, 2024, Aeterna and Ceapro Inc. closed an all-stock merger of equals transaction pursuant to a court-approved plan of arrangement under the CBCA which resulted in the formation of COSCIENS. The Corporation is the sole filing person in connection with the Share Capital Amendment.

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Directors and Executive Officers

The following table sets forth information regarding the directors and executive officers of the Corporation as of the date of this Circular:

Name	Position	Citizenship
Peter H. Puccetti	Interim Chief Executive Officer; Director, Chair of the Board	Canadian
Giuliano La Fratta	Senior Vice President Finance, Chief Financial Officer	Canadian
Michel Regnier	Senior Vice President, Chief Technology Officer	Canadian
Anthony J. Giovinazzo	Director	Canadian
Ulrich Kosciessa	Director	German
Ronald W. Miller	Director	Canadian
Robert A. Seager	Director	Canadian
David Spear	Director	Canadian

For biographies of the directors and executive officers of the Corporation, see our Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference herein and available on SEDAR+ at www.sedarplus.ca and on EDGAR at www.sec.gov.

During the past five years, none of the Corporation’s directors or executive officers has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

There are no family relationships between any of the directors or executive officers of the Corporation. There are no arrangements or understandings with major shareholders, customers, suppliers or others pursuant to which any of the foregoing persons were selected as a director or executive officer.

Where to Find Information

We will provide one copy of our audited annual financial statements for our most recently completed financial year together with the report of the independent registered public accounting firm thereon and Management’s Discussion and Analysis for such financial year and one copy of any interim financial statements that we published subsequent to the financial statements for our most recent financial year and Management’s Discussion and Analysis thereon to any person or company upon request to our Corporate Secretary, at 22 Adelaide Street West, Suite 3400, Toronto, ON M5H 4E3.

A copy of the written presentations of Segal to the Board have been attached as exhibits to the Schedule 13E-3 filed by the Corporation with the SEC in connection with the proposed Share Consolidation. The written presentation will also be available for any interested holder of our Common Shares (or any representative of such Shareholder who has been so designated in writing) to inspect at our principal executive offices during regular business hours.

Additional information relating to the Corporation and copies of our public disclosure documents, including financial statements, information circulars and annual information forms, are also available at the following websites: www.cosciensbio.com, www.sedarplus.ca and www.sec.gov. Financial information related to the Corporation is provided in our audited consolidated comparative financial statements and Management’s Discussion and Analysis for the financial year ended December 31, 2025.

DIRECTORS’ APPROVAL

The Board has approved the contents of this Circular and its sending to the Shareholders of the Corporation.

Dated at Toronto, Ontario,

[_________], 2026.

/s/ Peter H. Puccetti

Peter H. Puccetti

Interim CEO & Chair of the Board

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SCHEDULE A

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

FORM 58-101F1

1.	BOARD OF DIRECTORS

A.	Disclose the identity of directors who are independent.

Anthony J. Giovinazzo, Ulrich Kosciessa, Ronald W. Miller, Robert A. Seager and David Spear are independent directors as of the date hereof.

B.	Disclose the identity of directors who are not independent and describe the basis for that determination.

As a result of his appointment as Interim Chief Executive Officer on November 14, 2025, Peter H. Puccetti is considered to be a non-independent director.

C.	Disclose whether or not a majority of directors are independent. If a majority of directors are not independent, describe what the Board of Directors does to facilitate its exercise of independent judgment in carrying out its responsibilities.

Five of the six members of the Board are independent directors as of the date hereof.

D.	If a director is presently a director of any other issuer that is a reporting issuer (or the equivalent) in a jurisdiction or a foreign jurisdiction, identify both the director and the other issuer.

As of the date hereof:

Name of director	Name of reporting issuer
Anthony Giovinazzo	Conavi Medical Inc. (TSXV) Xortx Therapeutics Inc. (TSXV)

E.	Disclose whether or not the independent directors hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance. If the independent directors hold such meetings, disclose the number of meetings held since the beginning of the issuer’s most recently completed financial year. If not, describe what the Board does to facilitate open and candid discussion amongst its independent directors.

During every regular Board meeting, there is an “in camera” portion during which non-independent directors and members of management do not participate.

F.	Disclose whether or not the Chair of the Board is an independent director. If the Board has a chair or lead director who is an independent director, disclose the identity of the independent chair or lead director, and describe his or her role and responsibilities. If the Board has neither a chair that is independent nor a lead director that is independent, describe what the Board does to provide leadership for its independent directors.

The Chair of the Board as of the date hereof, Mr. Peter H. Puccetti, is a non-independent director. Following Mr. Puccetti’s appointment as Interim Chief Executive Officer, to facilitate the functioning of the Board independently of management and the non-independent directors (i.e., Mr. Puccetti), the Board appointed Mr. David Spear as lead independent director (“Lead Director”),

As described in the Board Mandate, the Lead Director consults and meets with any or all of the independent directors, at the discretion of either party, and with or without the attendance of the Chair, and represents such directors in discussions with the Chair on corporate governance issues and other matters. In the current circumstances, where the Chair of the Board is also a member of management, the Lead Director leads all “in-camera” discussions, and if the Chair is not present at any meeting of the Board, the Lead Director will preside at the meeting. The Lead Director also promotes best practices and high standards of corporate governance and assists in the process of conducting director evaluations.

A-1

G.	Disclose the attendance record of each director for all Board meetings held since the beginning of the most recently completed financial year.

There were 9 Board meetings, 6 Audit Committee meetings and 4 HRNGC meetings held in 2025. The following table sets forth the attendance record of each director for such meetings that occurred during such time as they were directors of the Corporation.

Board Director	Board Meeting	Audit Committee	HRNGC
Foster, Geneviève(1)	6	4	3
Giovinazzo, Anthony J. (2)	2	2	1
Kosciessa, Ulrich(3)	6	6	2
Labbé, Pierre(4)	5	3	0
Li, William(5)	4	1	1
Miller, Ronald W.	8	3	3
Seager, Robert A. (6)	3	2	1
Spear, David(7)	3	2	1
Puccetti, Peter H. (8)	3	2	0
Gagnon, Gilles (9)	5	1	2

(1)	Ms. Geneviève Foster left the Board on May 30, 2025.
(2)	Mr. Anthony J. Giovinazzo joined the Board and the HRNGC on May 30, 2025. Mr. Giovinazzo left the HRNGC and joined the Audit Committee on November 14, 2025.
(3)	Mr. Ulrich Kosciessa joined the Board and the Audit Committee on May 30, 2025.
(4)	Mr. Pierre Labbé left the Board on May 30, 2025.
(5)	Mr. William Li left the Board on May 30, 2025.
(6)	Mr. Robert A. Seager joined the Board and the HRNGC on May 30, 2025. Mr. Seager joined the Audit Committee on November 14, 2025.
(7)	Mr. David Spear joined the Board and the Audit Committee on May 30, 2025. Mr. Spear left the Audit Committee and joined the HRNGC on November 14, 2025.
(8)	Mr. Peter H. Puccetti joined the Board and the Audit Committee on May 30, 2025. Mr. Puccetti left the Audit Committee on November 14, 2025.
(9)	Mr. Gilles Gagnon left the Board on May 30, 2025.

2.	BOARD MANDATE

Disclose the text of the Board’s written mandate. If the Board does not have a written mandate, describe how the Board delineates its role and responsibilities.

The Board has adopted and approved a written mandate that was amended and restated on June 13, 2024, a copy of which is attached as Schedule B to this Circular.

3.	POSITION DESCRIPTIONS

A.	Disclose whether or not the Board has developed written position descriptions for the chair and the chair of each Board committee. If the Board has not developed written position descriptions for the chair and/or the chair of each Board committee, briefly describe how the Board delineates the role and responsibilities of each such position.

The Board has adopted and approved a written description for the Board Chair and the chair of each Board committee.

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The role of the Board Chair is to provide leadership to the Board in fulfilling the Board’s duties in respect of the administration, development and efficient operation of the Board. The Board Chair also acts in a general advisory capacity to officers of the Corporation in all matters concerning the interests and management of the Corporation. The Board Chair also, among other things:

-	In consultation with members of the Board and management of the Corporation, sets the agenda for each meeting of the Board;
-	Chairs and enables the effective functioning of Board and Shareholder meetings;
-	Ensures that the Board adequately discharges its mandate and that the Board’s responsibilities and lines of delineation between the Board and management are well understood by the directors;
-	Oversees and monitors the work of each committee to see that delegated committee functions are carried out and reported to the Board; and
-	Oversees the presentation to the Board of management’s strategies, plans, and performance and the Board’s review and approval of the same;
-	In conjunction with the HRNGC, supports and assists in the conduct of periodic assessments of the effectiveness of the Board and its committees and members; and
-	Provides input to the HRNGC on its recommendations to the Board for approval of candidates for nomination or appointment to the Board.

The position description for the committee chairs provides that each committee chair shall:

-	Chair all committee meetings;
-	Provide leadership to the committee;
-	Act as the communication link between the Board and the committee;
-	Review any formal communications from the committee to the Board before dissemination to the Board and report to the Board on the committee’s significant activities;
-	Oversee that all matters requiring committee review or approval are brought to the committee in a timely and appropriate manner;
-	In consultation with the Board Chair and management, as applicable, set the agenda for committee meetings and review information packages and related materials for committee meetings with management;
-	Set the frequency of committee meetings and review such frequency from time to time as considered appropriate or as requested by the Board;
-	Lead the annual assessment of the committee’s performance and the review of the committee mandate; and
-	Maintain an effective working relationship with key advisors to the committee.

The mandates of each committee provide that each committee chair’s responsibility is to manage efficiently his or her respective committee. Each committee chair must ensure that the committee adequately discharges its mandate. Committee chairs must report regularly to the Board on the business of their committee.

B.	Disclose whether or not the Board and Chief Executive Officer have developed a written position description for the Chief Executive Officer. If the Board and CEO have not developed such a position description, briefly describe how the Board delineates the role and responsibilities of the Chief Executive Officer.

The Board and the Chief Executive Officer have developed a written position description for the Chief Executive Officer. The Board expects the Chief Executive Officer and the Corporation’s senior management team to be responsible for the management of the Corporation’s strategic and operational agenda and for the execution of the decisions of the Board.

4.	ORIENTATION AND CONTINUING EDUCATION

A.	Briefly describe what measures the Board takes to orient new directors regarding: (i) the role of the Board, its committees and its directors, and (ii) the nature and operation of the issuer’s business.

The Board ensures that every new director possesses the capacities, expertise, availability and knowledge required to fill this position. In addition, the Chair of the Board and the Chief Executive Officer of the Corporation meet new directors in order to give them information on the Corporation’s operations. Each new director is made aware of the mandate of the Board and that each of the Chair of the Board, the Lead Director and the Chair of the HRNGC is available to meet with such director to discuss the mandate, the duties of the director as a member of the Board and any questions or concerns such director may have with respect thereto.

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B.	Briefly describe what measures, if any, the Board takes to provide continuing education for its directors. If the Board does not provide continuing education, describe how the Board ensures that its directors maintain the skill and knowledge to meet their obligations as directors.

While no formal continuing education program currently exists for the directors of the Corporation, the Corporation actively encourages directors to attend, enroll or participate in courses and/or seminars dealing with topics of importance to directors of public corporations such as financial literacy, corporate governance and related matters. The directors of the Corporation have the responsibility for ensuring that they maintain the skill and knowledge necessary to meet their obligations as directors, including staying abreast of “best practices” in their roles as directors and in respect of their committee assignments (as applicable).

5.	ETHICAL BUSINESS CONDUCT

A.	Disclose whether or not the Board has adopted a written code for the directors, officers, and employees. If the Board has adopted a written code:

(i)	Disclose how a person or company may obtain a copy of the code.

The Corporation has adopted a Code of Conduct and Business Ethics applicable to all of its directors, officers, employees and contractors (the “Code of Ethical Conduct”). The Corporation has also adopted a Code of Business Conduct and Ethics for members of its Board (“Code of Business Conduct”). Each of the Code of Ethical Conduct and Code of Business Conduct are available on the website of the Corporation.

(ii)	Describe how the Board monitors compliance with its code or, if the Board does not monitor compliance, explain whether and how the Board satisfies itself regarding compliance with its code.

A copy of the Code of Ethical Conduct was sent to each director, officer and employee when it was initially adopted and such persons also receive copies of the Code of Ethical Conduct as and when it is updated. In addition, each new director, officer or employee also receives a copy of the relevant Code when hired or, in the case of directors, when they join the Board. The Corporation has selected an independent third-party supplier to provide a confidential and anonymous communication channel for reporting concerns about possible violations of the Code as well as financial and/or accounting irregularities or fraud.

(iii)	Provide a cross-reference to any material change report filed since the beginning of the most recently completed financial year that pertains to any conduct of a director or executive officer that constitutes a departure from the code.

No material change report was filed by the Corporation since January 1, 2025 regarding departures from the Code of Ethical Conduct or Code of Business Conduct by directors or executive officers.

B.	Describe any steps the Board takes to ensure directors exercise independent judgment in considering transactions and agreements in respect of which a director or executive officer has a material interest.

There is no director or executive officer of the Corporation who has a material interest in any transaction to which the Corporation is a party, other than employment agreements and/or shareholdings in the Corporation otherwise disclosed in the Circular. In the case of a material transaction whereby a director or executive officer would have an interest, the director or executive officer would disclose to the Corporation, in writing or by requesting to have it entered in the minutes of meetings of directors (or of meetings of committees, as applicable), the nature and extent of any interest that he or she has in the material transaction, whether made or proposed, with the Corporation, in accordance with the requirements of the CBCA. In addition, any interested director would not vote on any resolution to approve the material transaction, unless permitted by the CBCA.

C.	Describe any other steps the Board takes to encourage and promote a culture of ethical business conduct.

The Corporation is committed to preserving its reputation for integrity and excellence, and to conducting the business and activities of the Corporation honestly and ethically and in compliance with applicable laws, rules and regulations. The Board has delegated to the Audit Committee the responsibility to ensure compliance with the Corporation’s culture of ethical business conduct. A mechanism for confidential and anonymous disclosure has been put in place and is also available on the website of the Corporation. In addition, in compliance with the Corporation’s policy, the Chair of the Audit Committee reports on a quarterly basis any report or complaints made under the anonymous hotline.

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6.	NOMINATION OF DIRECTORS

A.	Describe the process by which the Board identifies new candidates for Board nomination.

The selection of new candidates is made by the HRNGC. This committee establishes the criteria in respect of the complementarity and expertise that each candidate for election to the Board would bring to the Board. Next, the committee recommends to the Board new candidates for approval.

B.	Disclose whether or not the Board has a nominating committee composed entirely of independent directors. If the Board does not have a nominating committee composed entirely of independent directors, describe what steps the Board takes to encourage an objective nomination process.

The HRNGC is composed entirely of independent directors.

C.	If the Board has a nominating committee, describe the responsibilities, powers and operation of the nominating committee.

The HRNGC serves as the Corporation’s nominating committee. Among other things, the HRNGC assists the Board in developing the Corporation’s approach to corporate governance issues; proposes individuals qualified to become Board and committee members, consistent with criteria approved by the Board; oversees the assessment of the effectiveness of the Board and its committees, their respective chairs and individual directors; develops and recommends to the Board a set of corporate governance principles applicable to the Corporation; and plays a leadership role in the Corporation’s corporate governance.

7.	COMPENSATION

A.	Describe the process by which the Board determines the compensation for the issuer’s directors and officers.

The compensation of directors and officers is recommended by the HRNGC to the Board for approval. Compensation is reviewed annually.

B.	Disclose whether or not the Board has a compensation committee composed entirely of independent directors. If the Board does not have a compensation committee composed entirely of independent directors, describe what steps the Board takes to ensure an objective process for determining such compensation.

The HRNGC serves as the Board’s compensation committee. Each member of the HRNGC is an independent director.

C.	If the Board has a compensation committee, describe the responsibilities, powers and operation of the compensation committee.

The HRNGC serves as the Board’s compensation committee. Among other things, the HRNGC assists the Board in discharging its responsibilities relating to executive and other human resources matters including hiring, assessment, compensation matters (including the management of compensation-related risk) and succession planning.

8.	OTHER BOARD COMMITTEES

If the Board has standing committees other than the audit, compensation and nominating committees, identify the committees and describe their function.

The Corporation has no standing committees other than the Audit Committee and the HRNGC as of the date hereof.

9.	ASSESSMENTS

Disclose whether or not the Board, its committees and individual directors are regularly assessed with respect to their effectiveness and contribution. If assessments are regularly conducted, describe the process used for the assessments. If assessments are not regularly conducted, describe how the Board satisfies itself that the Board, its committees and its individual directors are performing effectively.

The HRNGC is responsible for assessing the Board as a whole, including the Chair, on an annual basis. The Chair of the Board meets with every Board member on an individual basis. Reports of the findings and recommendations, if any, are then presented to the Board and time is set aside at that meeting for a full and comprehensive discussion regarding the effectiveness of the Board and the committees and any agreed upon improvements are implemented.

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10.	DIRECTOR TERM LIMITS AND OTHER MECHANISMS OF BOARD RENEWAL

Disclose whether or not the issuer has adopted term limits for the directors on its board or other mechanism of board renewal and, if so, include a description of those director term limits or other mechanism of board renewal. If the issuer has not adopted director term limits or other mechanisms of board renewal, disclose why it has not done so.

The Corporation has not adopted term limits for directors because (i) the risk profile of the Corporation makes it more difficult for the Corporation to attract and to retain highly qualified board members than other companies and (ii) the nature of the Corporation’s business is highly technical, meaning that knowledge of the Corporation’s product pipeline and the development potential thereof takes a considerable time for a director to acquire. The Corporation seeks to avoid losing the services of a qualified director with knowledge of its business through the imposition of an arbitrary term limit.

11.	POLICIES REGARDING THE REPRESENTATION OF MEMBERS OF DESIGNATED GROUPS ON THE BOARD

A.	Disclose whether the issuer has adopted a written policy relating to the identification and nomination of directors that are members of Designated Groups (as defined below). If the issuer has not adopted such a policy, disclose why it has not done so.

The Corporation has not adopted a written policy relating to the identification and nomination of directors that are women, Indigenous peoples (First Nations, Inuit and Métis), persons with disabilities or members of visible minorities (collectively, “Designated Groups”). The HRNGC generally identifies, evaluates and recommends candidates to become members of our Board with the goal of creating a Board that, as a whole, consists of individuals with various and relevant career experience, industry knowledge and experience, and financial and other specialized expertise. The composition of the Board is primarily a question of experience and expertise brought by each nominee to the Board. The HRNGC, when searching for nominees to the Board, also takes diversity, including gender diversity, into account. Primarily, the Board needs directors who have the expertise and the skills necessary for specialty biopharmaceutical companies. Although the HRNGC does not have a formal diversity policy concerning membership of the Board, it considers diversity in its broadest sense when evaluating candidates, including persons diverse in gender, ethnicity, experience, and background.

B.	If the issuer has adopted a policy referred to in A., disclose the following in respect of the policy: (i) a short summary of its objectives and key provisions; (ii) the measures taken to ensure that the policy has been effectively implemented; (iii) annual and cumulative progress by the issuer in achieving the objectives of the policy; and (iv) whether and, if so, how the Board or its nominating committee measures the effectiveness of the policy.

The Corporation does not have a written policy relating to the identification and nomination of directors that are members of Designated Groups.

12.	CONSIDERATION OF THE REPRESENTATION OF MEMBERS OF DESIGNATED GROUPS IN THE DIRECTOR IDENTIFICATION AND SELECTION PROCESS

Disclose whether and, if so, how the Board or nominating committee considers the level of representation of members of Designated Groups on the Board in identifying and nominating candidates for election or re-election to the Board. If the issuer does not consider the level of representation of members of Designated Groups on the Board in identifying and nominating candidates for election or re-election to the board, disclose the issuer’s reasons for not doing so.

The HRNGC considers all factors it deems relevant in the process of identifying and nominating candidates for election or re-election to the Board.

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13.	CONSIDERATION GIVEN TO THE REPRESENTATION OF MEMBERS OF DESIGNATED GROUPS IN EXECUTIVE OFFICER APPOINTMENTS

Disclose whether and, if so, how the issuer considers the level of representation of members of Designated Groups in executive officer positions when making executive officer appointments. If the issuer does not consider the level of representation of members of Designated Groups in executive officer positions when making executive officer appointments, disclose the issuer’s reason for not doing so.

The Corporation identifies, evaluates and recommends persons to become executive officers with the goal of creating a senior management team that, as a whole, consists of individuals with various and relevant career experience and industry knowledge and experience. The composition of the senior management team is primarily a question of the experience and expertise brought by officer. Primarily, the Corporation needs executive officers who have the expertise and the skills necessary for managing a life science company developing and commercializing a diversified portfolio of cosmeceutical, nutraceutical and pharmaceutical products.

Total number of directors on the Board and senior management members

Board of Directors	6
Senior Management	3

Representation of designated groups on the Board

Designated Groups	Number	Percentage
Women	Nil	Nil
Indigenous peoples	Nil	Nil
Members of visible minorities	Nil	Nil
Persons with disabilities	Nil	Nil
Number of individuals that are members of more than one Designated Group	Nil	Nil

Representation of designated groups among senior management team

Designated Groups	Number	Percentage
Women	Nil	Nil
Indigenous peoples	Nil	Nil
Members of visible minorities	Nil	Nil
Persons with disabilities	Nil	Nil
Number of individuals that are members of more than one Designated Group	Nil	Nil

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14.	ISSUER’S TARGETS REGARDING THE REPRESENTATION OF MEMBERS OF DESIGNATED GROUPS ON THE BOARD AND IN EXECUTIVE OFFICER POSITIONS

For purposes of this item, a “target” means a number or percentage, or a range of numbers or percentages, adopted by the issuer of members of Designated Groups on the issuer’s board or in executive officer positions of the issuer by a specific date. Disclose whether the issuer has adopted a target regarding members of Designated Groups on the issuer’s board. If the issuer has not adopted a target, disclose why it has not done so. Disclose whether the issuer has adopted a target regarding members of Designated Groups in executive officer positions of the issuer. If the issuer has not adopted a target, disclose why it has not done so. If the issuer has adopted a target of either type, disclose the target and the annual and cumulative progress of the issuer in achieving the target.

The Corporation has not adopted a target regarding the number of members of Designated Groups on the Board because the HRNGC generally identifies, evaluates and recommends candidates to become members of our Board with the goal of creating a Board that, as a whole, consists of individuals with various and relevant career experience, industry knowledge and experience, and financial and other specialized experience, while taking diversity, including gender diversity, into account. The Corporation has not adopted a target regarding members of Designated Groups in executive officer positions because the Corporation has been focused in recent years in managing its fiscal resources and, while trying to manage its fiscal resources prudently, finding executive officers who have the expertise and the skills necessary for managing a life science company developing and commercializing a diversified portfolio of cosmeceutical, nutraceutical and pharmaceutical products.

15.	NUMBER OF MEMBERS OF DESIGNATED GROUPS ON THE BOARD AND IN EXECUTIVE OFFICER POSITIONS

A.	Disclose the number and proportion (in percentage terms) of directors on the issuer’s board who are members of Designated Groups.

See above response to Question 13.

B.	Disclose the number and proportion (in percentage terms) of executive officers of the issuer, including all major subsidiaries of the issuer, who are members of Designated Groups.

See above response to Question 13.

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SCHEDULE B

MANDATE OF THE BOARD OF DIRECTORS

1.	STEWARDSHIP RESPONSIBILITY

The Board of Directors (the “Board”) of COSCIENS Biopharma Inc. (the “Corporation”) is responsible for the stewardship of the Corporation. This role is primarily carried out by the Board’s supervision of the management of the Corporation’s business and affairs by its senior officers. The functions duties and powers of directors are set out in the Canada Business Corporations Act (the “CBCA”), the Corporation’s Articles and By-Laws and within the developing principles of common law. Directors cannot and do not manage the affairs of the Corporation in the literal sense, as such duties are delegated to the Corporation’s officers. The function of directors relates more to the supervision of the management rather than to the actual management of the Corporation. Generally, the directors’ role is to provide supervision of the management of the Corporation, to approve policies of the Corporation and to be knowledgeable about and approve of the major decisions taken by the Corporation. The Board’s role includes advocating and supporting the best interests of the Corporation.

The Board seeks to perform its role by reviewing, discussing and approving the Corporation’s strategic planning and organizational structure and supervising management to oversee that the strategic planning and organizational structure enhances and preserves the business of the Corporation and its underlying value. In broad terms, the stewardship of the Corporation involves the Board in strategic planning, risk management and mitigation, senior management appointments, succession planning, communication policy, safety and environmental issues, corporate governance and internal control integrity.

2.	ORGANIZATION, POWERS AND ROLE

a)	General. The Board delegates to the Corporation’s senior officers the responsibility for the day-to-day management of the Corporation while providing guidance and direction to such senior officers. The Board’s primary roles are overseeing corporate performance and providing quality, depth and continuity of management to meet the Corporation’s strategic objectives.

b)	Composition. The Board shall be composed of a minimum of five (5) and a maximum of fifteen (15) directors. The Board is to be constituted of a majority of individuals who qualify as independent directors, as determined by the Board in accordance with applicable securities laws and standards of the stock exchanges on which the Corporation’s securities are listed. The composition of the Board should provide an appropriate mix of skills, knowledge, business expertise and experience in the Corporation’s areas of activities and an understanding of the industry and the geographical areas in which the Corporation operates.

c)	Appointment. Directors are elected annually by the shareholders of the Corporation, but the directors may from time to time appoint one or more directors, provided that the total number of directors so appointed does not exceed one third (1/3) of the number of directors elected at the last annual meeting of shareholders. The mandate (or term) of each director terminates at the end of the annual shareholders’ meeting following that at which he or she was elected.

d)	Chair of the Board. Members of the Board shall elect a Chair from among the directors of the Corporation and the Chair shall preside at all meetings of the Board. In addition, if and for as long as the Chair is not an independent director, the Board should also nominate a Lead Director, if appropriate, from among the independent directors to take on appropriate duties. Management is encouraged to attend Board meetings, where appropriate, to provide additional insight to matters being considered by the Board. Regularly following meetings of the Board, the directors shall hold meetings at which senior management, including any management director and any non-independent Chair, is not present in order to ensure a free and open discussion between directors. If the Chair is not present at any meeting of the Board, the Lead Director shall preside at the meeting. The Chair of the Board develops the agenda for each meeting of the Board in consultation with the Chief Executive Officer, the Corporate Secretary and the Lead Director (if there is one). The agenda and the appropriate materials are provided to directors of the Corporation on a timely basis prior to any meeting of the Board.

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e)	Quorum and Meetings. The quorum at any meeting of the Board is a majority of directors in office and meetings of the Board are held at least quarterly and as required. In addition, at one of the quarterly Board meetings or at a special meeting of the Board held for that purpose, at least once a year, the Board must review the Corporation’s strategic plan. Directors may attend all meetings either in person, videoconference or by teleconference; however, directors are expected to attend all board meetings and meetings of committees of which they are members and to review all meeting materials in advance.

f)	Director Compensation. Members of the Board shall receive such remuneration for acting as directors as the Board may from time to time determine. The Corporation’s Human Resources and Compensation Committee (“HRCC”) shall periodically review all aspects of such remuneration and make recommendations to the Board respecting the same. The Chief Executive Officer shall receive no compensation for acting as a director.

g)	Delegation. The Board may delegate certain responsibilities to Board committees. Such committees shall have a written Board-approved charter, except in the case of special committees of the Board, which may be appointed from time to time. The Board operates by delegating certain of its authorities to management and by reserving certain powers to itself. Subject to applicable law and to the Corporation’s Articles and By-Laws, the Board retains the responsibility for managing its own affairs including:

i)	planning its composition and size;
ii)	selecting its Chair;
iii)	providing orientation and on-going education for its directors;
iv)	nominating candidates for election to the Board;
v)	appointing committees;
vi)	determining director compensation;
vii)	setting expectations and responsibilities of directors, including attendance at, preparation for and participation in Board and committee meetings;
viii)	assessing the effectiveness of the Board, committees and directors in fulfilling their responsibilities;
ix)	determining dividend policies and procedures;
x)	issuing securities, except as authorized by the Board;
xi)	purchasing, redeeming or otherwise acquiring shares of the Corporation;
xii)	making, amending and repealing by-laws of the Corporation;
xiii)	calling the annual meeting of the shareholders of the Corporation;
xiv)	filling any vacancy among directors or in the office of auditor of the Corporation or appointing additional directors; or
xv)	submitting to the shareholders any question or matter requiring the approval of the shareholders.

h)	Retention of consultants. The Board has the authority to retain, at the Corporation’s expense, outside advisors and consultants to report directly to the Board of Directors on board-wide issues.

i)	Fiduciary Duties. Considering the special relationship between the directors and the Corporation, which places the directors in a position of trust and control, the common law characterizes the nature of the duties owed by the directors of the Corporation as “fiduciary duties.” Generally, a director’s fiduciary duty consists of a duty to act honestly and in good faith and with a particular standard of care. The standard of care required of directors and officers is codified in the CBCA, which provides that every director and officer of a corporation in exercising his/her powers and discharging his or her duties shall:

i)	act honestly and in good faith with a view to the best interests of the corporation; and,
ii)	exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

j)

Conflicts of Interest. If a director faces a potential or actual conflict of interest relating to a matter before the Board, that member should alert the Chair, or depending on when the matter becomes known, the Board as a whole. If the Chair faces a potential or actual conflict of interest, the Board Chair should advise the Chair of the Audit Committee. If the Chair, or the Chair of the Audit Committee, as the case may be, concurs that a potential or actual conflict of interest exists, the member faced with such conflict should disclose to the Board the member’s interest and should not participate in consideration of the matter and should not vote on the matter. The Corporate Secretary should maintain a written record of any disclosure of conflict by a Board member either in the minutes of the Board or otherwise.

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3.	COMMITTEES OF THE BOARD

In accordance with the Corporation’s Articles and By-Laws, as appropriate, the Board should:

a)	elect annually from among its members an Audit Committee, a Human Resources and Compensation Committee and a Nominating and Governance Committee (the “NGC”), each to be composed of not fewer than three directors. The committees shall each adopt a formal written charter approved by the Board;
b)	appoint for each committee a Chair from among its members;
c)	appoint additional committees as circumstances may warrant; and,
d)	appoint special committees periodically to address certain issues of a more short-term nature.

4.	RESPONSIBILITIES

The Board has the following specific responsibilities:

a)	Strategic Planning and Risk Management. The Board should ensure that a strategic planning process is in place; review and approve the Corporation’s long-and short-term strategies, visions and missions and monitor management’s success in implementing the strategies. The Board should also approve on at least an annual basis, a strategic business plan, taking into account, among other things, business opportunities and risks of the business. As part of the strategic plan review process, the Board should approve and monitor the implementation of the Corporation’s annual business plan and ensure that management puts in place appropriate systems and processes to manage the principal risks with a view to the long-term viability of the Corporation. The Audit Committee should regularly review specific areas of the Corporation’s financial functions, including the integrity of the Corporation’s internal controls and information systems, the NGC should review risks related to board succession planning and the HRCC should review risks related to management succession planning. Reports on these reviews should be included as part of the regular review by the whole Board of the Corporation’s operating performance.

b)	Independence and Lead Director. To facilitate the functioning of the Board independently of Corporate management and the non-independent directors, the Board may appoint one of its independent directors to act as Lead Director. The Lead Director should consult and meet with any or all of the independent directors, at the discretion of either party, and with or without the attendance of the Chair, and should represent such directors in discussions with the Chair on corporate governance issues and other matters. The Lead Director should also promote best practices and high standards of corporate governance and assist in the process of conducting director evaluations.

c)	Communication and Financial Matters. The Board believes that accurate, timely and regular communication with its shareholders and the investment community is of ultimate importance. The Corporation has a formal disclosure policy, which has been reviewed and approved by the Board. As part of this policy, the Board should review and approve, upon recommendation by the Audit Committee, the general content and the Audit Committee’s report on the financial aspects of, the Corporation’s Annual Information Form (or the Annual Report on Form 20-F in lieu thereof), Management Proxy Circular, Consolidated Financial Statements, Management’s Discussion and Analysis, the Corporation’s schedule of authority, prospectuses and any other document required to be disclosed or filed by the Corporation before such documents are publicly disclosed or filed with the appropriate regulatory authorities. In addition, as directed and monitored by the Board, senior management is charged with the responsibility of complying with the Corporation’s regulatory disclosure obligations and resounding to inquiries from shareholders, analysts and other interested parties.

d)	Internal Control and Reporting. The integrity of the Corporation’s internal control and reporting systems are the primary responsibility of management with oversight review by the Audit Committee, which should meet regularly with both the Corporation’s financial and accounting personnel and the Corporation’s internal and external auditors to review these matters. The Audit Committee should report to the full Board with respect to any issues that arise out of such discussions.

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e)	Corporate Governance. The NGC’s role includes making recommendations to the Board on all matters relating to corporate governance, including the appropriateness of the Corporation’s governance structure in view of its position in the targeted marketplace.

f)	New Board Nominees, Board Size and Board Effectiveness. The NGC is responsible for proposing new board nominees. The subject of the board size should be considered periodically by the Board and on an on-going basis by the NGC. If a Lead Director is in place, the Lead Director and the NGC should annually assess the effectiveness of the Board as a whole, the committees of the Board, and the contribution of the individual directors and the results of these assessments should be reported to the Board.

g)	Executive Performance and Compensation. The Board should:

i)	Appoint all officers and monitor and assess the performance of the CEO and executives who report to the CEO, following a review of the recommendations of the HRCC in collaboration with the Lead Director, if any;
ii)	Establish the annual corporate goals and objectives for the CEO;
iii)	If the Chair is not independent, the Lead Director, in collaboration with the HRCC, should establish the annual corporate goals and objectives for the CEO;
iv)	Approve the compensation, of the CEO and executives who report to the CEO upon recommendation by the HRCC, taking into consideration Board expectations and fixed goals and objectives;
v)	Ensure that the CEO and senior management create a culture of integrity throughout the Corporation that creates and reinforces good conduct and ethical behavior and discourages inappropriate or excessive risk taking;
vi)	Upon review of the recommendations of the HRCC, approve certain matters relating to all employees, including the Corporation’s broad compensation strategy and philosophy, new long-term and short-term benefit programs or material changes to existing programs and stock option and stock grant awards; and
vii)	Provide advice and counsel to the CEO in the execution of the CEO’s duties.

h)	Succession Planning. The Board should ensure that effective succession planning programs are in place, including programs to appoint, train, develop and monitor management. The HRCC and the Chair, as well as the Lead Director, if any, should periodically review management succession planning, including recommendations with respect to appointment of senior officers, as and when required. The full Board should approve the appointment of senior officers and the HRCC should monitor senior management succession. The NGC shall ensure that effective succession planning programs are in place for directors.

i)	Board Compensation. As part of its mandate, the HRCC should periodically review the adequacy and form of compensation of directors, including minimum share ownership requirements, and should make appropriate recommendations to the Board. In making its recommendations, the HRCC should take into account appropriate, comparative market data and the level and form of compensation necessary to attract directors of the caliber and experience required to effectively oversee an organization of the Corporation’s current size, complexity and market scope.

j)	Board Orientation and Education. All new members of the Board should be provided with the Board Mandate, detailed information on the Corporation, its charter, history and policies relevant to the Board and its members. The Board should also sponsor, as appropriate, and encourage continuing education of Board members to ensure current knowledge compatible with the business. Regular visits to business sites and meetings with senior management should also be encouraged and arranged to allow directors the opportunity to familiarize themselves with the Corporation’s operations and business first-hand.

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k)	Position Descriptions. The NGC should formulate for Board approval position descriptions for the Chair, the Lead Director, the CEO and the Chair of each Board committee.

l)	Confidentiality. The Board should monitor management’s enforcement of policies respecting confidential treatment of the Corporation’s proprietary information and the confidentiality Board deliberations.

m)	Code of Conduct. The Board should ensure a written Code of Conduct (the “Code”) has been adopted by the Corporation, which is applicable to all directors, officers and employees. The Code constitutes written standards that are intended and reasonably designed to promote integrity, ethics and honesty and deter wrongdoing. In particular, the Code should address conflicts of interest, protection and proper use of corporate assets, confidentiality of corporate information, fair dealing with security holders, customers, suppliers, competitors and employees; compliance with laws, rules and regulations, and reporting of any illegal or unethical behavior. The Board should also monitor the Corporation’s compliance with all significant policies and procedures by which the Corporation is operated, including the Code.

5.	GENERAL

The Board shall periodically review and assess the adequacy of this Mandate and revise it as it deems appropriate. The performance of the Board should be periodically evaluated with reference to this Mandate. This Mandate should be disclosed on the Corporation’s website and elsewhere in accordance with all applicable regulatory requirements.

The Board’s role is an oversight role and nothing in this Mandate is intended to require the Board to ensure the Corporation’s or any other person’s compliance with applicable laws and regulations. The Board is not, and shall not be deemed to be, an agent of the Corporation’s security holders for any purpose whatsoever. The Board of Directors may, from time to time, permit departures from the terms hereof, either prospectively or retrospectively, and no provision contained herein is intended to give rise to civil liability to security holders of the Corporation, or other liability whatsoever.

Adopted and approved by the Board of Directors on June 13, 2024.

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SCHEDULE C

AUDIT COMMITTEE CHARTER

1.	MISSION STATEMENT

The Audit Committee (the “Committee”) of COSCIENS Biopharma Inc. (the “Corporation”) will assist the Board of Directors in fulfilling its oversight responsibilities. The Committee will review the financial reporting process, the system of internal control, the audit process, and the Corporation’s process for monitoring compliance with laws and regulations and with the Code of Ethical Conduct. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, management, and the external auditors. To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership as well as the Corporation’s business, operations, and risks.

The function of the Committee is oversight and while it has the responsibilities and powers set forth in this charter, it is neither the duty of the Committee to plan or to conduct audits or to determine that the Corporation’s financial statements are complete, accurate and in accordance with generally accepted accounting principles, nor to maintain internal controls and procedures.

2.	POWERS

The Board authorizes the Committee, within the scope of its responsibilities, to:

●	Perform activities within the scope of its charter.
●	Engage independent counsel and other advisers as it deems necessary to carry out its duties.
●	Set and pay the compensation for any advisors it employs.
●	Ensure the attendance of officers and/or other key employees having a finance or accounting function at meetings as appropriate.
●	Have unrestricted access to members of management, employees and relevant information.
●	Communicate directly with the internal and external auditors.

3.	COMPOSITION

●	The Committee shall be formed of at least three members, each of which shall qualify as an independent director, as determined by the Board in accordance with applicable securities laws and standards of the stock exchanges on which the Corporation’s securities are listed.
●	Each member shall provide a useful contribution to the Committee.
●	All members must be financially literate as defined in accordance with applicable securities laws and standards of the stock exchanges on which the Corporation’s securities are listed.
●	In addition, for as long as the Corporation’s securities are listed on the Nasdaq Stock Market, at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication.
●	The chairperson of the Committee shall be appointed by the Board from time to time.
●	The term of the mandate of each member shall be one year.
●	The quorum requirement for any meeting shall be two members.
●	The secretary of the Committee shall be the secretary of the Corporation or any other individual appointed by the Board.

4.	MEETINGS

●	If deemed necessary, the Committee may invite other individuals.
●	External auditors shall be invited, if needed, to make presentations to the Committee.
●	The Committee shall meet at least four times a year. Special meetings may be held if needed. If deemed necessary, external auditors may invite members to attend any meeting.
●	The Committee will meet with the external auditors at least once a year without management presence.
●	The minutes of each meeting shall be recorded.

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5.	ROLE AND RESPONSIBILITIES

A.	Financial Information

i.	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements.
ii.	Ask management and external auditors about significant risks and exposures and the plans to minimize such risks.
iii.	Review the unaudited interim financial statements, the audited annual financial statements in addition to any documents which accompany such financial statements, such as the report of the external auditors, and obtain an explanation from management of all material variances between comparative reporting periods, prior to filing or disclosure. Without restricting the generality of the foregoing, the Committee shall discuss with management and the external auditors to the extent required, any issues and disclosure requirements regarding (a) the use of “pro forma” or “adjusted” non-GAAP/non-IFRS information, (b) any off balance sheet arrangements, and (c) any going concern qualification. Determine whether they are complete and consistent with the information known to Committee members, and assess whether the financial statements reflect appropriate accounting principles and recommend their approval to the Board of Directors.
iv.	Review and recommend for approval by the Board, all public disclosure documents containing audited or unaudited financial information, including Management’s Discussion and Analysis of financial condition and results of operations, all sections of the Annual Report on Form 20-F, quarterly reports and press releases concerning annual and interim financial results, and consider whether the information is adequate and consistent with members’ knowledge about the Corporation and its operations and financial position.
v.	Be satisfied that adequate procedures are in place for the review of the Corporation’s public disclosure of financial information extracted or derived from the Corporation’s financial statements, other than the public disclosure referred to in the two preceding paragraphs, and periodically assess the adequacy of those procedures.
vi.	Review the compliance of the President and Chief Executive Officer and of the Chief Financial Officer certification letter on the Corporation’s controls and procedures disclosure of information and the attestation by management of the financial reports.
vii.	Pay particular attention to complex and/or unusual transactions such as restructuring charges and derivative disclosures.
viii.	Focus on judgmental areas such as those involving valuation of assets and liabilities including, for example, the accounting for and disclosure of: obsolete or slow-moving inventory; loan losses; warranty, product, and environmental liability; litigation reserves and other commitments and contingencies.
ix.	Meet with management and the external auditors to review the financial statements and the results of the audit.
x.	Consider management’s handling of proposed audit adjustments identified by the external auditors.
xi.	Ensure that the external auditors communicate certain required matters to the Committee.
xii.	Be briefed on how management develops and summarizes quarterly financial information, the extent to which the external auditors review quarterly financial information, and whether that review is performed on a pre- or post-issuance basis.
xiii.	Meet with management and, if a pre-issuance review was completed, with the external auditors, either by telephone or in person, to review the interim financial statements and the results of the review.
xiv.	To gain insight into the fairness of the interim financial statements and disclosures, obtain explanations from management on whether.

●	Actual financial results for the quarter or interim period varied significantly from budgeted or projected results;
●	Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the Corporation’s operations and financing practices;
●	International Financial Reporting Standards (Generally accepted accounting principles) have been (consistently) applied;

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●	There are any actual or proposed changes in accounting or financial reporting practices;
●	There are any significant or unusual events or transactions;
●	The Corporation’s financial and operating controls are functioning effectively;
●	The Corporation has complied with the terms and conditions of loan agreements or security indentures; and
●	The interim financial statements contain adequate and appropriate disclosures.

xv.	Ensure that the external auditors communicate certain required matters to the Committee.

B.	External Audit

i.	Review the professional qualification of the auditors (including background and experience of partner and auditing personnel).
ii.	Consider and make any necessary determinations with respect to the independence of the external auditor and any potential conflicts of interest.
iii.	Review on an annual basis the performance of the external auditors and make recommendations to the Board for their compensation, their appointment, retention and termination of their appointment.
iv.	Perform a comprehensive review of the external auditors at least once every five years.
v.	Oversee the work of the external auditors, including the resolution of disagreements between management and the external auditors regarding financial reporting.
vi.	Require the external auditors to report directly to the Committee and make sure to receive periodic reports from the external auditors.
vii.	Review and approve the external auditors’ scope and plan of the annual audit, as well as the approach for the current year in light of the Corporation’s present circumstances and changes in regulatory and other requirements.
viii.	Annually, or more frequently as may be required, consult with the external auditors, without the presence of management, as to internal controls, the fullness and accuracy of the financial statements, any significant difficulties encountered during the course of the audit or access to required information, the quality of financial personnel, the level of co-operation received from management any unresolved material differences of opinion or disputes.
ix.	Discuss with the external auditor the appropriateness of the accounting policies applied in the Corporation’s financial reports and whether they are considered as aggressive, balanced or conservative.
x.	Approve all audit engagement fees and terms as well as reviewing policies for the provision of non-audit services by the external auditors and, when required, the framework for pre-approval of such services.
xi.	Pre-approve all audit, audit-related and non-audit services to be provided to the Corporation or any of its subsidiaries, by the external auditors (and its affiliates), in accordance with applicable securities laws (or delegate such pre-approval if and to the extent permitted by law), and consider the potential impact of such services on the independence of the external auditors, provided that the external auditors may not be retained by the Corporation to perform specifically listed categories of non-audit services as set forth by the SEC.
xii.	Review and approve the Corporation’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the Corporation.
xiii.	Review post-audit or management letters, containing recommendations of the external auditors and management’s response, including the evaluation by the external auditors of the adequacy and effectiveness of management’s internal control systems and procedures for financial reporting, and management’s responses to any identified weaknesses.
xiv.	xiv. Review any other material written communication provided by the external auditors to the Corporation’s management and submitted to the Committee.

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C.	Internal Control

i.	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of internal controls and ensuring that all individuals possess an understanding of their roles and responsibilities.
ii.	Understand the controls and processes implemented by management to ensure that the financial statements derive from the underlying financial systems, comply with relevant standards and requirements, and are subject to appropriate management review.
iii.	Discuss with the external auditors and management, the adequacy and effectiveness in the design and operation of the disclosure controls and internal controls of the Corporation and make recommendations for the improvement of such controls or particular areas where new or more detailed controls or procedures are desirable.
iv.	Satisfy itself as to the adequacy of the Corporation’s review procedures regarding disclosure of other financial information.
v.	Gain an understanding of the current areas of financial risk and how these are being handled by the management.
vi.	Focus on the extent to which management reviews computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems breakdown.
vii.	Gain an understanding of whether internal control recommendations made by external auditors have been implemented by management.
viii.	Ensure that the external auditors keep the Committee informed about fraud, illegal acts, deficiencies in internal control, and any other matter deemed appropriate.
ix.	Monitor and supervise procedures for (1) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters, and (2) for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Corporate governance

i.	Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.
ii.	Periodically obtain updates from management, general counsel, and tax director regarding compliance.
iii.	Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements.
iv.	Review the findings of any examinations by regulatory agencies.
v.	Ensure that a Code of Ethical Conduct is formalized in writing and that all employees are aware of it.
vi.	Review periodically, in consultation with the Nominating and Governance Committee and the Board of Directors, the content of the Code of Ethical Conduct and make sure employees are informed of amendments.
vii.	Evaluate whether management is setting the appropriate tone at the top by communicating the importance of the Code of Ethical Conduct and the guidelines for acceptable business practices.
viii.	Review the program for monitoring compliance with the Code of Ethical Conduct.
ix.	Periodically obtain updates from management and general counsel regarding compliance.

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D.	Other Responsibilities

i.	Meet with the external auditors and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.
ii.	Ensure that significant findings and recommendations made by the external auditors are received and discussed on a timely basis.
iii.	Review, with the Corporation’s counsel, any legal matters that could have a significant impact on the Corporation’s financial statements.
iv.	Review the policies and procedures in effect for considering officers’ expenses and perquisites.
v.	If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist.
vi.	Perform other oversight functions as requested by the full Board.
vii.	Regularly update the Board of Directors about Committee activities and make appropriate recommendations.
viii.	Ensure the Board is aware of matters that may significantly impact on the financial condition or affairs of the business.
ix.	Prepare any reports required by law or standards of the stock exchanges on which the Corporation’s securities are listed or requested by the Board, for example a report on the Committee’s activities and duties to be included in the section on corporate governance in the Annual Report on Form 20-F.
x.	Prepare and review with the Board, in the manner the Committee deems appropriate, an annual performance evaluation of the Committee and its members, comparing its performance with the requirements of this charter.
xi.	Review and update the Committee charter annually.
xii.	Discuss any changes required to be made to this charter with the Board and ensure the charter and any such changes are approved by the Board.

Adopted and approved by the Board of Directors on June 13, 2024.

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SCHEDULE D

SEGAL FAIRNESS OPINION

April 16, 2026

Private & Confidential

The Board of Directors

COSCIENS Biopharma Inc.

c/o Borden Ladner Gervais, LLP,

22 Adelaide St. West, Suite 3400

Bay Adelaide Centre, East Tower

Toronto ON M5H 4E3

To the Board of Directors (the “Board”):

1.	Segal Valuations & Transaction Advisory LP (“SVA”) understands that COSCIENS Biopharma Inc. (“Cosciens” or the “Company”) is considering a share consolidation (the “Consolidation”) on the basis of one (1) post-consolidation common share for every 150 pre-consolidation common shares (the “Consolidation Ratio”), with the principal objective of reducing the number of its “holders of record” (as determined pursuant to Rule 12g5-1 under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) to below 300, and that, immediately following the Consolidation, the Company intends to undertake a subsequent share split (the “Split” and together with the Consolidation, the “Proposed Transaction”) ) on the basis of 50 common shares for every one (1) post-consolidation common share.

2.	We further understand that shareholders who, at the effective time, hold any position in common shares (“Common Shares”) of less than the Consolidation Ratio (individually, and not in the aggregate equal) (such shareholders, the “Consolidated Shareholders”) will cease to hold such Common Shares immediately following the Consolidation and will be entitled to an amount in cash per pre-Consolidation Common Share equal to $1.60 (the “Consolidation Consideration”), rounded down to the nearest whole cent.

3.	We further understand that, notwithstanding that Cosciens will continue to be a “reporting issuer” in Canada and that its common shares (“Common Shares”) will continue to be listed on the TSX and traded on the OTC markets, the share consolidation will constitute a “going private transaction” for US securities law purposes. Accordingly, the Company will need to disclose (in an annual and special meeting circular and a Schedule 13E-3 filed with the Securities and Exchange Commission (the “SEC”)), among other things, affirmative statements of the Board as to its belief as to the fairness of the Proposed Transaction to the Company’s unaffiliated securityholders.

4.	The Board has requested that SVA provide an independent opinion to the Board as to the fairness of the Proposed Transaction (“Fairness Opinion”) to the Consolidated Shareholders, from a financial point of view. It is our understanding that the Fairness Opinion will be one of the factors considered by the Board in determining whether the Proposed Transaction is substantively and procedurally fair to unaffiliated securityholders.

5.	The Company is quoted and traded on the over-the-counter market in the U.S. (OTCPK:CSCI.F) and is listed and traded on the Toronto Stock Exchange (TSX:CSCI). The terms of the Proposed Transaction are more fully described in the draft management proxy circular (“Circular”) dated April 16, 2026.

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ENGAGEMENT OF SVA

6.	SVA was initially contacted by Cosciens with respect to providing a Fairness Opinion in connection with the Proposed Transaction on February 26, 2026. SVA was formally engaged by the Board pursuant to an engagement letter dated March 6, 2026 (the “Engagement Letter”).

7.	The terms of the Engagement Letter provide that SVA is to be paid a fixed fee for the Fairness Opinion. In addition, SVA is to be reimbursed for its reasonable out-of-pocket expenses and to be indemnified by the Company in respect of certain liabilities which may be incurred by SVA in connection with the provision of its services under the terms of the Engagement Letter.

8.	No part of SVA’s fee is contingent upon the conclusions reached in the Fairness Opinion or on the successful completion of the Proposed Transaction.

9.	Subject to the terms of the Engagement Letter, SVA consents to the inclusion of the complete text of the Fairness Opinion in the Circular and Schedule 13E-3, and a summary thereof, in the information circular(s), press release(s) and other disclosure documents as may be necessary, including, without limitation, the Schedule 13E-3 to be filed with the applicable securities regulatory authorities, and/or mailed by the Company to its shareholders.

CREDENTIALS OF SVA

10.	SVA is an independent Canadian financial advisory firm that provides transaction advisory services in the areas of business and securities valuations, corporate finance, and mergers & acquisition of middle-market companies. SVA has experience advising on transactions involving valuations and fairness opinions of privately held and publicly traded companies.

11.	The Fairness Opinion represents the opinion of SVA, and its form and content have been approved by senior professionals working on this engagement, each of whom is experienced in mergers, acquisitions, divestitures, valuation and fairness opinion matters.

INDEPENDENCE OF SVA

12.	SVA is no direct or indirect interest in Cosciens or any of its subsidiaries or affiliated companies or related parties, is not an associated or affiliated entity or insider of Cosciens or any other interested party (collectively the “Interested Parties”). Except for providing the Fairness Opinion, neither SVA nor any of its associates or affiliates is an advisor of the Interested Parties in respect of the Proposed Transaction.

13.	SVA does not have any agreements, commitments or understandings in respect of any future business involving any of the Interested Parties. However, SVA may, from time to time in the future, seek or be provided with assignments from one or more of the Interested Parties.

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SCOPE OF REVIEW

14.	In connection with the Fairness Opinion, SVA performed reviews, analyses and made inquiries as it deemed necessary and appropriate under the circumstances. As well, SVA has referred to and made use of limited public market and economic information obtained from other sources as considered reliable and necessary in the circumstances. Except as noted herein, SVA has not, to the best of its knowledge, been denied access to any information requested.

15.	SVA has reviewed and relied upon, among other things:

a)	a capitalization table of the Company as at December 31, 2025, on a non-diluted and fully diluted basis;

b)	Cosciens’ press releases dated March 5, 2026 and March 25, 2026;

c)	presentations dated December 14, 2023, in respect of prior fairness opinions prepared by other financial advisors in connection with the 2024 merger;

d)	presentations discussing Ceapro Inc.’s (“Ceapro”) products and technologies;

e)	the draft Management Proxy Circular to which this opinion is to be attached;

f)	audited financial statements for Cosciens for the fiscal years ended December 31, 2022 to December 31, 2025;

g)	illustrative balance sheet for Cosciens (excluding German subsidiaries) for the fiscal year ended December 31, 2025;

h)	certain forecasted financial information prepared by management;

i)	a corporate structure chart of Cosciens and its subsidiaries;

j)	a purchase price allocation report dated March 2025, prepared by an external accounting and advisory firm, in connection with the all stock merger between Cosciens’ U.S. subsidiary and Ceapro as at June 3, 2024;

k)	a draft report dated February 2026, prepared by an external accounting and advisory firm , testing Ceapro for impairment as at October 31, 2025;

l)	history of daily share prices and trading volumes of Cosciens’ common shares, for both its U.S. and Canadian equity listings;

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m)	various financial and non-financial information about Cosciens and its subsidiaries;

n)	management prepared analysis presenting anticipated cost savings from Cosciens’ restructuring initiatives;

o)	discussions with and information provided by:

●	Mr. Giuliano La Fratta, CFO, Cosciens;

●	Mr. Peter H. Puccetti, Interim CEO, Cosciens; and

●	Mr. Michel Regnier, CTO, Cosciens.

PRIOR VALUATIONS

16.	Cosciens has represented in the Circular that there have been no prior valuations prepared within in the 24 months preceding the date of this Fairness Opinion.

RESTRICTIONS AND QUALIFICATIONS

17.	In preparing the Fairness Opinion, SVA has assumed that the final terms of the Proposed Transaction, including the Consolidation and the Consolidation Consideration, will not differ from the terms provided to SVA.

18.	The Fairness Opinion has been prepared for the Board and is not to be used for any purpose other than stated herein. It is not intended for general circulation, nor is it to be published or made available to other parties, in whole or in part, without SVA’s prior written consent. Segal does not assume any responsibility for losses resulting from the unauthorized or improper use of the Fairness Opinion.

19.	Management has been requested to bring to SVA’s attention any matters that would be significant to the Fairness Opinion. The financial statements and other financial and non-financial information provided by Cosciens and its representatives have been accepted, without further verification, and have been assumed to comprehensively and accurately reflect the business operations, financial position and operating results of the Company as at the date of the Fairness Opinion. SVA has not independently verified the accuracy or completeness of the information supplied and does not assume any responsibility with respect to it.

20.	Public information and industry and statistical information are from sources which SVA considers to be reliable. SVA has relied upon the completeness, accuracy and fair presentation of all such information without further verification.

21.	Segal has not physically inspected Cosciens’ premises, nor has it received an independent appraisal of its tangible or intangible assets.

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22.	The Fairness Opinion is based on the assumption that no material changes have taken place in the Company’s business, operations, underlying assets or future prospects that have not been brought to SVA’s attention since the date at which the latest financial and non-financial information was provided to SVA.

23.	SVA is not commenting on, nor is SVA in a position to comment on, the potential future trading price or marketability of the Company’s common shares on the public markets.

24.	No opinion, counsel or interpretation is intended in matters that require legal, tax or other appropriate professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from the appropriate professional sources.

25.	The Fairness Opinion should not be construed as a recommendation to undertake the Proposed Transaction.

26.	SVA disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Fairness Opinion which may come or be brought to SVA’s attention after the date hereof. In the event of a material change in any fact or matter after the date hereof that affects the Fairness Opinion, SVA reserves the right to modify or withdraw the Fairness Opinion without notice.

27.	The preparation of a Fairness Opinion is a complex process and is not necessarily amenable to partial analysis or summary description. SVA believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create an incomplete view of the process underlying the Fairness Opinion. The Fairness Opinion should be read in its entirety.

28.	Management has provided a representation letter to SVA, stating, among other things, that:

a)	to the best of its knowledge, the information, data, opinions and other materials (collectively, the “Information”) provided to SVA by the Company for the purposes of preparing the Fairness Opinion were complete and accurate at the date the Information was provided to SVA and did not contain any untrue statement of a material fact or omit to state a material fact, in respect of the Company or the Proposed Transaction;

b)	to the best its knowledge, since the date of the Information, there has been no material change, financial or otherwise, in the Company, and there has been no change of any material fact which is of a nature as to render the Information untrue or misleading in any material respect;

c)	to the best of its knowledge, since the date of the Information, no material transactions have been entered into by the Company, except as publicly disclosed;

d)	to the best of its knowledge, other than as disclosed in the Information, the Company did not have any material contingent liabilities out of the ordinary course of business;

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e)	to the best of its knowledge, other than disclosed in the Information, there are no actions, suits, proceedings or inquiries, pending or threatened, against or affecting, the Company or any of its assets which may materially affect the Company;

f)	there have been no offers or negotiations for the purchase of the Company, portions thereof, or material assets of the Company, within the two years preceding the date hereof which have not been disclosed to SVA; and

g)	they are not aware of any information concerning or affecting the Company, or affairs of the Company, which have not been disclosed to SVA and which could reasonably be considered to be material to SVA in preparation of the Fairness Opinion or the conclusions reached, the assumptions used, the procedures adopted or the scope of the review undertaken by SVA in connection therewith.

APPROACH TO FAIRNESS

29.	The Fairness Opinion has been prepared in conformity with the Practice Standards of the Canadian Institute of chartered Business Valuators.

30.	The assessment of fairness from a financial point of view must be determined in the context of a particular transaction. SVA has based its Fairness Opinion on methods and techniques that it considered appropriate in the circumstances and considered numerous factors in its review of the Proposed Transaction.

31.	Each of the following methods were considered in determining the value of the Company’s shares on a fully diluted basis. All methods were considered in aggregate, and no preference was given to a particular methodology over others. Multiple valuation methodologies were used to support a wholesome analysis and arrive at a reasonable range of values.

a)	Book Value:

We considered the Company’s Book Value as at December 31, 2025, of $3.8 million, as well as the estimated Book Value as at March 31, 2026, assuming the Company’s German Subsidiaries are not consolidated.

We have assumed investors will apply a discount to the March 31, 2026 estimated net book value for a number of reasons, including (i) the going-concern risk as articulated in the financial statements, and (ii) the fact that, notwithstanding that the German subsidiaries will no longer be consolidated entities in the Company’s financial statements beginning Q1 2026 due to the insolvency proceedings (which, notably means the derecognition of the unfunded pension liability associated with the German subsidiaries, which as of December 31, 2025 stood at $11.0 million) there remains uncertainty surrounding the timing, process, and ultimate outcome of the insolvency proceeding, which could have significant financial, accounting and legal implications.

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b)	Market Based Approaches:

We considered both the comparable publicly traded company method and comparable company transaction method in our analysis.

Our analysis focused on companies that are comparable to Ceapro and are engaged in the development and / or manufacturing of active ingredients for the nutraceutical and cosmeceutical industries. We note that none of the selected publicly traded comparable companies and companies that are the subject of the selected comparable transactions were identical to Ceapro due to numerous differences including size, profitability, product offering, customer segments and geographic focus. Given Cosciens’ lack of profitability and the uncertainty around the timeframe required to achieve profitability, our analysis under the market approach considered only revenue multiples.

The revenue multiples implied for the comparable companies in our datasets provided guidance as to the multiple of revenue that should be applied to Cosciens’. However, we also considered the fact that many of the companies were both materially larger and more profitable than Cosciens, and that it may take time for Cosciens to reduce expenses, increase revenue, and achieve the profitability that warrants a multiple that reflects the potential upside of the business.

c)	Discounted Cash Flow (“DCF”):

We relied on management’s Forecast in our DCF analysis.

As the Forecast was based on highly conservative growth assumptions, our discount rate selection reflected the low level of risk of achieving the forecast cash flows.

We ascribed some additional value to the pool of non-capital losses available to Cosciens that could be utilized by achieving profitability modestly incremental to that contained in the Forecast by leveraging Ceapro’s existing technologies.

32.	The range of values calculated for the Company’s shares was compared with Cosciens’ current and recent share price and trading volumes.

MAJOR ASSUMPTIONS

33.	Our analysis is predicated on the following assumptions:

a)	In advance of the Proposed Transaction, all issued and outstanding equity-based awards or convertible securities (including the outstanding warrants), could be exercised, settled and/or converted and the underlying common shares and would be eligible to participate in the consolidation (including the receipt of the Consolidation Consideration).

b)	In the past 24 months, the Company has not been approached with, or become aware of, any bona fide offers (as contemplated in MI 61-101) in respect of all of the issued and outstanding shares of Cosciens.

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c)	As at the date hereof, commercialization efforts in respect of the PGX technology are in early stages and there are no agreements with any such potential partners currently in-place or imminent.

d)	As at the date hereof, there are no agreements with any new customers currently in advanced negotiations or imminent.

e)	The German entities will no longer be funded and have filed for bankruptcy. Cosciens will lose any rights associated with the intangible assets held by those entities, and the Company will effectively “walk away” from all liabilities associated with the German entities, including the pension liability.

f)	Any costs, including professional fees, related to the wind-down of the German entities will be nominal.

g)	The cash balance on the Company’s balance sheet is required for operations and not “redundant” given the short-term cash needs and risk of the active ingredients business, as well as the uncertainty associated with the wind-down of the German subsidiaries.

FAIRNESS CONCLUSION

34.	Based upon, and subject to the foregoing, SVA is of the opinion that, as of the date hereof, the Consolidation Consideration is fair, from a financial point of view, to the Consolidated Shareholders.

Sincerely,

/s/ Segal Valuations & Transaction Advisory LP

Segal Valuations & Transaction Advisory LP

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COSCIENS Biopharma Inc.

22 Adelaide Street West, Suite 3400

Toronto, ON M5H 4E3

Telephone: 843.900.3223

www.cosciensbio.com